As Filed with the Securities and Exchange Commission on October 24, 2011

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALLSTATE LIFE INSURANCE COMPANY

(Exact Name of Registrant) ILLINOIS (State or Other Jurisdiction of Incorporation or Organization)
36-2554642
(I.R.S. Employer Identification Number)

C/O ALLSTATE LIFE INSURANCE COMPANY

3100 SANDERS ROAD

NORTHBROOK, ILLINOIS 60062

 (847)402-5000

(Address and Phone Number of Principal Executive Office)

C T CORPORATION
208 South LaSalle Street
Suite 814
Chicago, IL  60604
(312) 345-4320

(Name, Complete Address and Telephone Number of Agent for Service)

COPY TO:

JOCELYN LIU, ESQ.

ALLSTATE LIFE INSURANCE COMPANY

3100 SANDERS ROAD, SUITE J5B

NORTHBROOK, ILLINOIS 60062

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ] Accelerated filer [ ]

Non-accelerated filer [X] (Do not check if a smaller reporting company)

Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE

                                                                                                                                       Proposed maximum
                                                                                         Amount to be                                                                    Proposed maximum aggregate offering       Amount of
Title of securities to be registered                              registered                           offering price per unit(1)                           price                                        registration fee
------------------------------------                                            --------------                          -----------------------                              ------------------                                 ----------------
Market Value Adjusted Annuity Contracts

                                                                                              $8,000,000                                        $1.00                                        $8,000,000                                       $916.80

(1)	Interests in the market value adjustment account are sold on a dollar basis, not on the basis of a price per share or unit.

This filing is being made under the Securities Act of 1933 to register $8,000,000 of interests in market value adjusted annuity contracts.  Under rule 457(o) under the Securities Act of 1933, the filing fee set forth above was calculated based on the maximum aggregate offering price of $8,000,000.  In addition to the new securities, referenced above, that we are registering herewith, we are carrying over to this registration statement $6,585,811 of unsold securities from registration #333-159317  filed on May 18, 2009, for which the filing fee of $367.49 previously was paid.  In accordance with Rule 415 (a)(6), the offering of securities on the earlier registration statement will be deemed terminated as of the effective date of this registration statement.

Risk Factors are discussed in the sections of the prospectus included in Part 1 of this Form concerning the Market Value Adjustment option.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of each prospectus included in this registration statement. Any representation to the contrary is a criminal offense.

The principal underwriter for these securities, Allstate Distributors, L.L.C. is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered. The offering under this registration statement will conclude three years from the effective date of this registration statement, unless terminated earlier by the Registrant.  See each prospectus included in Part 1 hereof for the date of the prospectus.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission may determine.

                                      Supplement, dated July 6, 2011,
                                                     to the Prospectus for your Variable Annuity
                                                                                    Issued by

                                           ALLSTATE LIFE INSURANCE COMPANY
                                 ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                                            LINCOLN BENEFIT LIFE COMPANY

This supplement amends the prospectus for your Variable Annuity contract issued by Allstate Life Insurance Company or Allstate Life Insurance Company of New York or Lincoln Benefit Life Company, as applicable.

Effective as of August 19, 2011 (the Closure Date), the following variable sub-accounts available in your Variable
Annuity will be closed to all contract owners except those contract owners who have contract value invested in the variable sub-accounts as of the Closure Date:

 Invesco V.I. Basic Value Fund—Series I
 Invesco V.I. Basic Value Fund—Series II

Contract owners who have contract value invested in these variable sub-accounts as of the Closure Date may continue to submit additional investments into the variable sub-accounts thereafter, although they will not be permitted to invest in the variable sub-accounts if they withdraw or otherwise transfer their entire contract value from the variable sub-accounts following the Closure Date.  Contract owners who do not have contract value invested in the variable sub-accounts as of the Closure Date will not be permitted to invest in these variable sub-accounts thereafter.

Dollar cost averaging and/or auto-rebalancing, if elected by a contract owner, will not be affected by the closure.

If you have any questions, please contact your financial representative or our Variable Annuity Service Center at (800) 457-7617.
Our representatives are available to assist you from 7:30 a.m. to 5 p.m. Central time.

Please read the prospectus supplement carefully and then file it with your important papers. No other action is required of you.

                                                        Supplement, dated October 18, 2010,
                                                  to the Prospectus for your Variable Annuity
                                                                       Issued by

                                             ALLSTATE LIFE INSURANCE COMPANY
                                      ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                                                     LINCOLN BENEFIT LIFE COMPANY

This supplement amends the prospectus for your Variable Annuity contract issued by Allstate Life Insurance Company or Allstate Life Insurance Company of New York or Lincoln Benefit Life Company, as applicable.

Effective as of November 19, 2010 (the Closure Date), the following variable sub-accounts available in the above-referenced Variable Annuities will be closed to all contract owners except those contract owners who have contract value invested in the variable sub-accounts as of the Closure Date:

                      Invesco V.I. Capital Appreciation Fund—Series I
                      Invesco V.I. Capital Appreciation Fund—Series II

Contract owners who have contract value invested in these variable sub-accounts as of the Closure Date may continue to submit additional investments into the variable sub-accounts thereafter, although they will not be permitted to invest in the variable sub-accounts if they withdraw or otherwise transfer their entire contract value from the variable sub-accounts following the Closure Date.  Contract owners who do not have contract value invested in the variable sub-accounts as of the Closure Date will not be permitted to invest in these variable sub-accounts thereafter.

Dollar cost averaging and/or auto-rebalancing, if elected by a contract owner, will not be affected by the closure.

If you have any questions, please contact your financial representative or our Variable Annuity Service Center at (800) 457-7617.  Our representatives are available to assist you from 7:30 a.m. to 5 p.m. Central time.

Please read the prospectus supplement carefully and then file it with your important papers. No other action is required of you.

                                                  Supplement Dated December 31, 2009
                                              To the Prospectus for Your Variable Annuity
                                                               Issued By
                                                    Allstate Life Insurance Company
                                              Allstate Life Insurance Company of New York
                                                     Lincoln Benefit Life Company

This  supplement  amends the prospectus for your variable  annuity  contract issued by Allstate Life Insurance  Company,  Allstate Life
Insurance Company of New York, or Lincoln Benefit Life Company.

The following provision is added to your prospectus:

         WRITTEN  REQUESTS  AND  FORMS  IN  GOOD  ORDER.  Written  requests  must  include  sufficient   information  and/or
         documentation,  and be  sufficiently  clear,  to enable us to complete  your  request  without the need to exercise discretion on our part to carry it out. You may contact our Customer  Service  Center to learn what  information we require for your  particular  request to be in "good  order."  Additionally,  we may  require  that you submit your request on our form.  We reserve the right to determine  whether any  particular  request is in good order,  and to change or waive any good order requirements at any time.

If you have any questions,  please contact your financial  representative  or call our Customer  Service Center at  1-800-457-7617.  If you own a Putnam contract, please call 1-800-390-1277.

                           For future reference, please keep this supplement together with your prospectus.

Allstate Life Insurance Company

The Allstate Advisor Variable Annuities (STI) AIM Enhanced Choice Allstate Provider Series Allstate Provider Advantage/Ultra/Extra Allstate Provider Advantage/Ultra (STI) AIM Lifetime Series: Classic, Regal and Freedom STI Classic AIM Lifetime Plus

Supplement, dated May 1, 2009

This supplement amends certain disclosure contained in the prospectus for certain annuity contracts issued by Allstate Life Insurance Company.

Under the "More Information" section, the subsection entitled "Legal Matters" is deleted and replaced with the following:

LEGAL MATTERS

Certain matters of state law pertaining to the Contracts, including the validity of the Contracts and Allstate Life's right to issue such Contracts under applicable state insurance law, have been passed upon by Susan L. Lees, General Counsel of Allstate Life.

The "Annual Reports and other Documents" section is deleted and replaced with the following:

ANNUAL REPORTS AND OTHER DOCUMENTS

Allstate Life Insurance Company ("Allstate Life") incorporates by reference into the prospectus its latest annual report on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act and all other reports filed with the SEC under the Exchange Act since the end of the fiscal year covered by its latest annual report, including filings made on Form 10-Q and Form 8-K. In addition, all documents subsequently filed by Allstate Life pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference. Allstate Life will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Allstate Life, P.O. Box 758565, Topeka, KS 66675-8565 or by calling 1-800-457-7617. Allstate Life files periodic reports as required under the Securities Exchange Act of 1934. The public may read and copy any materials that Allstate Life files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov).

Allstate Life Insurance Company

AIM Lifetime Enhanced Choice Variable Annuity

AIM Lifetime Plus/SM/II Variable Annuity

Supplement, dated February 13, 2009

This supplement amends certain disclosure contained in the prospectus for certain annuity contracts issued by Allstate Life Insurance Company.

Under the "More Information" section, the subsection entitled "Legal Matters" is deleted and replaced with the following:

LEGAL MATTERS

Certain matters of state law pertaining to the Contracts, including the validity of the Contracts and Allstate Life's right to issue such Contracts under applicable state insurance law, have been passed upon by Susan L. Lees, General Counsel of Allstate Life.

The "Annual Reports and Other Documents" section is deleted and replaced with the following:

ANNUAL REPORTS AND OTHER DOCUMENTS

Allstate Life Insurance Company ("Allstate Life") incorporates by reference into the prospectus its latest annual report on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act and all other reports filed with the SEC under the Exchange Act since the end of the fiscal year covered by its latest annual report, including filings made on Form 10-Q and Form 8-K. In addition, all documents subsequently filed by Allstate Life pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference. Allstate Life will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Allstate Life, P.O. Box 758566, Topeka, KS 66675-8566 or by calling 1-800 - 457-7617. Allstate Life files periodic reports as required under the Securities Exchange Act of 1934. The public may read and copy any materials that Allstate Life files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov).

Allstate Life Insurance Company Allstate Financial Advisors Separate Account I

Supplement dated January 3, 2005 to the AIM Lifetime Enhanced Choice Variable Annuity Prospectus dated May 1, 2004

This supplement amends certain information contained in the prospectus for the AIM Lifetime Enhanced Choice Variable Annuity Contracts ("Contracts"), formerly issued by Glenbrook Life and Annuity Company ("Glenbrook"). Please read this supplement carefully and retain it for future reference together with your prospectus. All capitalized terms have the same meaning as those included in the prospectus.

Merger of Glenbrook with Allstate Life

Effective January 1, 2005, Glenbrook merged with and into its parent company, Allstate Life Insurance Company ("Allstate Life"). The merger of Glenbrook and Allstate Life (the "Merger") was approved by the boards of directors of Allstate Life and Glenbrook. The Merger also received regulatory approval from the Departments of Insurance of the States of Arizona and Illinois, the states of domicile of Glenbrook and Allstate Life, respectively.

On the date of the Merger, Allstate Life acquired from Glenbrook all of Glenbrook's assets and became directly liable for Glenbrook's liabilities and obligations with respect to all Contracts issued by Glenbrook.

The Merger did not affect the terms of, or the rights and obligations under your Contract, other than to reflect the change to the company that guarantees your Contract benefits from Glenbrook to Allstate Life. You will receive certificate endorsements from Allstate Life that reflect the change from Glenbrook to Allstate Life. The Merger also did not result in any adverse tax consequences for any Contract Owners.

Separate Account Consolidation

Effective January 1, 2005, and in connection with the Merger, Glenbrook Life Multi-Manager Variable Account and Glenbrook Life and Annuity Company Separate Account A combined with and into the Allstate Financial Advisors Separate Account I ("Allstate Separate Account I"), and consolidated duplicative Variable Sub-Accounts that invest in the same Funds (the "Consolidation"). The accumulation unit values for the Variable Sub-Accounts in which you invest did not change as a result of the Consolidation, and your Contract Value immediately after the Consolidation was the same as the value immediately before the Consolidation.

As a result of the Merger and Consolidation, your prospectus is amended as follows:

Replace all references to "Glenbrook Life" with "Allstate Life." Replace all references to "Glenbrook Life and Annuity Company Separate Account A" with "Allstate Financial Advisors Separate Account I." All references to "We," "Us," or "our" shall mean "Allstate Life." All references to "the Variable Account" shall mean "Allstate Financial Advisors Separate Account I."

Page 9: Under the heading "Financial Information" replace the last sentence of the second paragraph with:

The financial statements of Allstate Life and Allstate Financial Advisors Separate Account I, which includes financial information giving effect to the separate account consolidation on a pro forma basis, also appear in the Statement of Additional Information. For a free copy of the Statement of Additional Information, please write or call us at 1-800-776-6978.

Page 17: Under the heading "Market Timing and Excessive Trading" insert the following sentence as the end of the second paragraph:

We will apply these limitations on a uniform basis to all Contract Owners we determine have engaged in market timing or excessive trading.

Page 17: Delete in their entirety the Sections entitled "Market Timing & Excess Trading" and "Trading Limitations" and replace them with the following:

MARKET TIMING & EXCESSIVE TRADING

The Contracts are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Variable Sub-Accounts and can disrupt management of a Portfolio and raise its expenses, which can impair Portfolio performance. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading. Accordingly, you should not invest in the Contract if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a Contract.

We seek to detect market timing or excessive trading activity by reviewing trading activities. Portfolios also may report suspected market-timing or excessive trading activity to us. If, in our judgment, we determine that the transfers are part of a market timing strategy or are otherwise harmful to the underlying Portfolio, we will impose the trading limitations as described below under "Trading Limitations." Because there is no universally accepted definition of what constitutes market timing or excessive trading, we will use our reasonable judgment based on all of the circumstances.

While we seek to deter market timing and excessive trading in Variable Sub-Accounts, not all market timing or excessive trading is identifiable or preventable. Imposition of trading limitations is triggered by the detection of market timing or excessive trading activity, and the trading limitations are not applied prior to detection of such trading activity. Therefore, our policies and procedures do not prevent such trading activity before it first occurs. To the extent that such trading activity occurs prior to detection and the imposition of trading restrictions, the portfolio may experience the adverse effects of market timing and excessive trading described above.

TRADING LIMITATIONS

We reserve the right to limit transfers among the investment alternatives in any Contract year, or to refuse any transfer request, if:

. we believe, in our sole discretion, that certain trading practices, such as excessive trading, by, or on behalf of, one or more Contract Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Sub-Account or on the share prices of the corresponding Portfolio or otherwise would be to the disadvantage of other Contract Owners; or

. we are informed by one or more of the Portfolios that they intend to restrict the purchase, exchange, or redemption of Portfolio shares because of excessive trading or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of Portfolio shares.

In making the determination that trading activity constitutes market timing or excessive trading, we will consider, among other things:

. the total dollar amount being transferred, both in the aggregate and in the transfer request;

. the number of transfers you make over a period of time and/or the period of time between transfers (note: one set of transfers to and from a sub-account in a short period of time can constitute market timing);

. whether your transfers follow a pattern that appears designed to take advantage of short term market fluctuations, particularly within certain Sub-account underlying portfolios that we have identified as being susceptible to market timing activities;

. whether the manager of the underlying portfolio has indicated that the transfers interfere with portfolio management or otherwise adversely impact the portfolio; and

. the investment objectives and/or size of the Sub-account underlying portfolio.

If we determine that a contract owner has engaged in market timing or excessive trading activity, we will restrict that contract owner from making future additions or transfers into the impacted Sub-account(s). If we determine that a contract owner has engaged in a pattern of market timing or excessive trading activity involving multiple Sub-accounts, we will also require that all future transfer requests be submitted through regular U.S. mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery. Any Sub-account or transfer restrictions will be uniformly applied.

In our sole discretion, we may revise our Trading Limitations at any time as necessary to better deter or minimize market timing and excessive trading or to comply with regulatory requirements.

Page 26: Under the heading "More Information," replace the sections entitled "Glenbrook Life" and "The Variable Account" with the following:

ALLSTATE LIFE

Allstate Life is the issuer of the Contract. Allstate Life was organized in 1957 as a stock life insurance company under the laws of the state of Illinois. Prior to January 1, 2005, Glenbrook Life and Annuity Company ("Glenbrook") issued the Contract. Effective January 1, 2005, Glenbrook merged with Allstate Life ("Merger"). On the date of the Merger, Allstate Life acquired from Glenbrook all of the Glenbrook's assets and became directly liable for Glenbrook's liabilities and obligations with respect to all contracts issued by Glenbrook.

Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company organized under the laws of the state of Illinois. All of the capital stock issued and outstanding of Allstate Insurance Company is owned by The Allstate Corporation.

Allstate Life is licensed to operate in the District of Columbia, Puerto Rico, and all jurisdictions except the state of New York. We intend to offer the Contract in those jurisdictions in which we are licensed. Our home office is located at 3100 Sanders Road, Northbrook, Illinois 60062.

THE VARIABLE ACCOUNT

Allstate Life established the Allstate Financial Advisors Separate Account I in 1999. The Contracts were previously issued through the Glenbrook Life and Annuity Company Separate Account A. Effective January 1, 2005, Glenbrook Life Multi-Manager Variable Account and Glenbrook Life and Annuity Company Separate Account A combined with Allstate Financial Advisors Separate Account I and consolidated duplicative Variable Sub-Accounts that invest in the same Funds (the "Consolidation"). The Accumulation Unit Values for the Variable Sub-Accounts in which you invest did not change as a result of the Consolidation, and your Contract Value immediately after the Consolidation was the same as the value immediately before the Consolidation. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable Account or Allstate Life.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under Illinois insurance law. That means we account for the Variable Account's income, gains, and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations. Our obligations arising under the Contracts are general corporate obligations of Allstate Life.

The Variable Account consists of multiple Variable Sub-Accounts, each of which are available under the Contract. We may add new Variable Sub-Accounts, or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Funds. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.

Page 36: in the fourth paragraph under "Annual Reports and Other Documents," change the SEC's "EDGAR" identifying number to "CIK No. 0000352736."

AIM LIFETIME ENHANCED CHOICE(SM)VARIABLE ANNUITY

ALLSTATE LIFE INSURANCE COMPANY

STREET ADDRESS: 2940 S. 84TH STREET, LINCOLN, NE 68506-4142 MAILING ADDRESS:

P.O. BOX 80469, LINCOLN, NE 68501-0469 TELEPHONE NUMBER: 1-800-776-6978 PROSPECTUS DATED JANUARY 3, 2005

Allstate Life Insurance Company ("ALLSTATE LIFE") is offering the AIM Lifetime Enhanced Choice(SM) Variable Annuity, an individual and group flexible premium deferred variable annuity contract ("CONTRACT"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contract currently offers 20 investment alternatives ("INVESTMENT ALTERNATIVES"). The investment alternatives include 2 fixed account options

("FIXED ACCOUNT OPTIONS") and 18 variable sub-accounts ("VARIABLE SUB-ACCOUNTS")

of the Allstate Financial Advisors Separate Account I ("VARIABLE ACCOUNT"). Each Variable Sub-Account invests exclusively in shares of one of the following funds ("FUNDS") of AIM Variable Insurance Funds (SERIES I SHARES).

AIM V.I. AGGRESSIVE GROWTH FUND         AIM V.I. GOVERNMENT SECURITIES FUND
AIM V.I. BALANCED FUND                  AIM V.I. GROWTH FUND
AIM V.I. BASIC VALUE FUND               AIM V.I. HIGH YIELD FUND
AIM V.I. BLUE CHIP FUND                 AIM V.I. INTERNATIONAL GROWTH FUND
AIM V.I. CAPITAL APPRECIATION FUND      AIM V.I. MID CAP CORE EQUITY FUND
AIM V.I. CAPITAL DEVELOPMENT FUND       AIM V.I. MONEY MARKET FUND
AIM V.I. CORE EQUITY FUND               AIM V.I. PREMIER EQUITY FUND
AIM V.I. DENT DEMOGRAPHIC TRENDS FUND   AIM V.I. TECHNOLOGY FUND*
AIM V.I. DIVERSIFIED INCOME FUND        AIM V.I. UTILITIES FUND**

* Effective April 30, 2004, the AIM V.I. New Technology Fund merged into the INVESCO VIF-Technology Fund. Effective October 15, 2004, the Invesco VIF-Technology Fund changed its name to AIM V. I. Technology Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in thatFund.

** Effective April 30, 2004, the AIM V.I. Global Utilities Fund merged into the INVESCO VIF-Utilities Fund. Effective October 15, 2004, the Invesco VIF-Utilities Fund changed its name to AIM V. I. Utilities Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Fund.

                    THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR
                    DISAPPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS, NOR
                    HAS IT PASSED ON THE ACCURACY OR ADEQUACY OF THIS
                    PROSPECTUS. ANYONE WHO TELLS YOU OTHERWISE IS COMMITTING A
                    FEDERAL CRIME.

IMPORTANT NOTICES   THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS THAT
                    HAVE RELATIONSHIPS WITH BANKS OR OTHER FINANCIAL
                    INSTITUTIONS OR BY EMPLOYEES OF SUCH BANKS. HOWEVER, THE
                    CONTRACTS ARE NOT DEPOSITS, OR OBLIGATIONS OF, OR GUARANTEED
                    BY SUCH INSTITUTIONS OR ANY FEDERAL REGULATORY AGENCY.
                    INVESTMENT IN THE CONTRACTS INVOLVES INVESTMENT RISKS,
                    INCLUDING POSSIBLE LOSS OF PRINCIPAL.

                    THE CONTRACTS ARE NOT FDIC INSURED.

                    WE ARE NO LONGER OFFERING THE CONTRACTS FOR SALE.

WE ("Allstate Life") have filed a Statement of Additional Information, January 3, 2005, with the Securities and Exchange Commission ("SEC"). It contains more information about the Contract and is incorporated herein by reference, which means it is legally a part of this prospectus. Its table of contents appears on page 42 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site (http://www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site.

Each time you make a purchase payment, we will add to your Contract value ("CONTRACT VALUE") a credit enhancement ("CREDIT ENHANCEMENT"). There are two Credit Enhancement options available under the Contract. Under Credit Enhancement option 1, we will add to your Contract Value a Credit Enhancement equal to 4% of your purchase payments ("CREDIT ENHANCEMENT OPTION 1"). Under Credit Enhancement option 2, we will add to your Contract Value

1 PROSPECTUS

a Credit Enhancement equal to 2% of your purchase payments ("CREDIT ENHANCEMENT OPTION 2"). In addition, under Credit Enhancement Option 2, on every 5th Contract anniversary ("CONTRACT ANNIVERSARY") during the Accumulation Phase, we will add to your Contract Value a Credit Enhancement equal to 2% of your Contract Value as of such Contract Anniversary. Expenses for this Contract may be higher than a contract without the Credit Enhancement. Over time, the amount of the Credit Enhancement may be more than offset by the fees associated with the Credit Enhancement.

2 PROSPECTUS

PAGE

OVERVIEW
  Important Terms                                                              4
  The Contract at a Glance                                                     5
  How the Contract Works                                                       7
  Expense Table                                                                8
  Financial Information                                                        9
CONTRACT FEATURES
  The Contract                                                                 9
  Purchases                                                                   11
  Contract Value                                                              12
  Investment Alternatives:
     The Variable Sub-Accounts                                                13
     The Fixed Account Options                                                14
     Transfers                                                                16
  Expenses                                                                    18
  Other Expenses                                                              20
  Access To Your Money                                                        20

PAGE

  Income Payments                                                             21
  Death Benefits                                                              23
OTHER INFORMATION
  More Information:                                                           26
     Allstate Life                                                            26
     The Variable Account                                                     26
     The Funds                                                                27
     The Contract                                                             27
     Non-Qualified Annuities Held Within a Qualified Plan                     28
     Legal Matters                                                            28
  Taxes                                                                       29
  Annual Reports and Other Documents                                          35
APPENDIX A-ACCUMULATION UNIT VALUES                                           36
APPENDIX B-MARKET VALUE ADJUSTMENT                                            40
STATEMENT OF ADDITIONAL INFORMATION TABLE OF C                                42

3 PROSPECTUS

IMPORTANT TERMS

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.

PAGE

Accumulation Phase                                                             7
Accumulation Unit                                                             12
Accumulation Unit Value                                                       12
Annuitant                                                                     10
Automatic Additions Program                                                   11
Automatic Fund Rebalancing Program                                            17
Beneficiary                                                                   10
Cancellation Period                                                           12
*Contract                                                                      9
Contract Anniversary                                                           6
Contract Owner ("You")                                                         9
Contract Value                                                                 5
Contract Year                                                                  6
Credit Enhancement                                                            11
Death Benefit Anniversary                                                     23
Dollar Cost Averaging Program                                                 17
Due Proof of Death                                                            23
Enhanced Death Benefit Rider                                                  24
Fixed Account Options                                                         14

PAGE

Free Withdrawal Amount                                                        19
Funds                                                                         27
Allstate Life ("We")                                                          26
Guarantee Periods                                                             14
Income Plan                                                                   21
Investment Alternatives                                                       13
Issue Date                                                                     7
Market Value Adjustment                                                       15
Payout Phase                                                                   7
Payout Start Date                                                             21
Qualified Contract                                                            32
Right to Cancel                                                               12
SEC                                                                           35
Settlement Value                                                              24
Systematic Withdrawal Program                                                 21
Treasury Rate                                                                 16
Valuation Date                                                                11
Variable Account                                                              26
Variable Sub-Account                                                          13

* If you purchase a group Contract, we will issue you a certificate that represents your ownership and that summarizes the provisions of the group Contract. References to "Contract" in this prospectus include certificates, unless the context requires otherwise. In certain states, the Contract is available only as a group Contract.

4 PROSPECTUS

THE CONTRACT AT A GLANCE

The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.

FLEXIBLE PAYMENTS                You can purchase a Contract with as little as
                                 $10,000. You can add to your Contract as often
                                 and as much as you like, but each payment must
                                 be at least $500 ($100 for automatic purchase
                                 payments to the variable investment options).
                                 You must maintain a minimum account size of
                                 $1,000.
--------------------------------------------------------------------------------
CREDIT ENHANCEMENTS              Each time you make a purchase payment, if you
                                 choose Credit Enhancement Option 1, we will add
                                 to your Contract Value ("CONTRACT VALUE") a
                                 Credit Enhancement equal to 4% of such purchase
                                 payment (If you choose Credit Enhancement
                                 Option 2, we will add to your Contract Value a
                                 Credit Enhancement of 2% on every 5/TH/
                                 Contract Anniversary during the Accumulation
                                 Phase).
--------------------------------------------------------------------------------
RIGHT TO CANCEL                  You may cancel your Contract within 20 days of
                                 receipt or any longer period as your state may
                                 require ("CANCELLATION PERIOD"). Upon
                                 cancellation we will return your purchase
                                 payments adjusted, to the extent applicable law
                                 permits, to reflect the investment experience
                                 of any amounts allocated to the Variable
                                 Account. If you exercise your Right to Cancel
                                 the Contract, the amount we refund to you will
                                 not include any Credit Enhancement. See "RIGHT
                                 TO CANCEL" for details.
--------------------------------------------------------------------------------
EXPENSES                         You will bear the following expenses:

                                 .    Total Variable Account annual fees equal
                                      to 1.50% of average daily net assets
                                      (1.70% if you select the ENHANCED DEATH
                                      BENEFIT RIDER)

                                 .    Annual contract maintenance charge of $35
                                      (with certain exceptions)

                                 .    Withdrawal charges ranging from 0% to 8%
                                      of purchase payments withdrawn (with
                                      certain exceptions)

                                 .    Transfer fee of $10 after 12th transfer in
                                      any CONTRACT YEAR (fee currently waived)

                                 .    State premium tax (if your state imposes
                                      one)

                                 In addition, each Fund pays expenses that you
                                 will bear indirectly if you invest in a
                                 Variable Sub- Account.
--------------------------------------------------------------------------------
INVESTMENT ALTERNATIVES          The Contract offers 20 investment alternatives
                                 including:

                                 .    2 Fixed Account Options (which credit
                                      interest at rates we guarantee)

                                 .    18 Variable Sub-Accounts investing in
                                      Funds offering professional money
                                      management by A I M Advisors, Inc.

                                 To find out current rates being paid on the
                                 Fixed Account Options, or to find out how the
                                 Variable Sub-Accounts have performed, please
                                 call us at 1- 800-776-6978.

--------------------------------------------------------------------------------
SPECIAL SERVICES                 For your convenience, we offer these special

services:

. AUTOMATIC FUND REBALANCING PROGRAM

. AUTOMATIC ADDITIONS PROGRAM

. DOLLAR COST AVERAGING PROGRAM

. SYSTEMATIC WITHDRAWAL PROGRAM

5 PROSPECTUS

--------------------------------------------------------------------------------
INCOME PAYMENTS                  You can choose fixed income payments, variable
                                 income payments, or a combination of the two.
                                 You can receive your income payments in one of
                                 the following ways:

                                 .    life income with guaranteed payments

                                 .    a joint and survivor life income with
                                      guaranteed payments

                                 .    guaranteed payments for a specified period
                                      (5 to 30 years)

--------------------------------------------------------------------------------
DEATH BENEFITS                   If you die before the PAYOUT START DATE, we
                                 will pay the death benefit described in the
                                 Contract. We also offer an Enhanced Death
                                 Benefit Rider.

--------------------------------------------------------------------------------
TRANSFERS                        Before the PAYOUT START DATE, you may transfer
                                 your Contract Value among the investment
                                 alternatives, with certain restrictions. No
                                 minimum applies to the amount you transfer.

                                 We do not currently impose a fee upon
                                 transfers. However, we reserve the right to
                                 charge $10 per transfer after the 12th transfer
                                 in each "Contract Year," which we measure from
                                 the date we issue your contract or a CONTRACT
                                 ANNIVERSARY.
--------------------------------------------------------------------------------
WITHDRAWALS                      You may withdraw some or all of your Contract
                                 Value at any time prior to the date income
                                 payments begin, and, under limited
                                 circumstances, during the Payout Phase. In
                                 general, you must withdraw at least $50 at a
                                 time. Withdrawals taken prior to annuitization
                                 (referred to in this prospectus as the Payout
                                 Phase) are generally considered to come from
                                 the earnings in the Contract first. If the
                                 Contract is tax-qualified, generally all
                                 withdrawals are treated as distributions of
                                 earnings. Withdrawals of earnings are taxed as
                                 ordinary income and, if taken prior to age 59
                                 1/2, may be subject to an additional 10%
                                 federal tax penalty. A withdrawal charge and
                                 MARKET VALUE ADJUSTMENT also may apply.

6 PROSPECTUS

HOW THE CONTRACT WORKS

The Contract basically works in two ways.

First, the Contract can help you (we assume you are the CONTRACT OWNER) save for retirement because you can invest in up to 20 investment alternatives and generally pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "ACCUMULATION PHASE" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Sub-Accounts and/or Fixed Account Options. If you invest in the Fixed Account Options, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Funds.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/ or for a pre-set number of years, by selecting one of the income payment options (we call these "INCOME PLANS") described on page 21. You receive income payments during what we call the "PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Funds. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.

Issue                                      Payout Start
Date            Accumulation Phase             Date             Payout Phase
---------------------------------------------------------------------------------------------------
You buy      You save for retirement   You elect to receive   You can receive    Or you can receive
a Contract                             income payments or     income payments    income payments
                                       receive a lump sum     for a set period   for life
                                       payment

As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner, or if there is none, the BENEFICIARY will exercise the rights and privileges provided by the Contract. See "The Contract." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract Owner, or if there is none, to your Beneficiary. See "Death Benefits."

Please call us at 1-800-776-6978 if you have any questions about how the Contract works.

7 PROSPECTUS

EXPENSE TABLE

The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes imposed by the state where you reside. For more information about Variable Account expenses, see "Expenses" below. For more information about Fund expenses, please refer to the accompanying fund prospectus.

CONTRACT OWNER TRANSACTION EXPENSES

Withdrawal Charge (as a percentage of purchase payments)*

Number of Complete Years Since We Received the Purchase
Payment Being Withdrawn:                                   0    1    2    3    4    5    6    7     8
-------------------------------------------------------------------------------------------------------
Applicable Charge:                                        8%   8%   7%   7%   6%   5%   4%   3%    0%
-------------------------------------------------------------------------------------------------------
Annual Contract Maintenance Charge                                    $35.00**
-------------------------------------------------------------------------------------------------------
Transfer Fee                                                          $10.00***
-------------------------------------------------------------------------------------------------------

* Each Contract Year, you may withdraw up to 15% of the Contract Value as of the beginning of the Contract Year (15% of the initial purchase payment during the first Contract Year) without incurring a withdrawal charge or Market Value Adjustment. See "Free Withdrawal Amount" for details.

** We will waive this charge in certain cases. See "Expenses."

*** Applies solely to the thirteenth and subsequent transfers within a Contract Year, excluding transfers due to dollar cost averaging and automatic fund rebalancing. We are currently waiving the transfer fee.

VARIABLE ACCOUNT ANNUAL EXPENSES

 (AS A PERCENTAGE OF DAILY NET ASSET VALUE
DEDUCTED FROM EACH VARIABLE SUB-ACCOUNT)

                                                                 With Enhanced
                                                        Base     Death Benefit
                                                      Contract       Rider
------------------------------------------------------------------------------
Mortality and Expense                                  1.40%         1.60%
Risk Charge
------------------------------------------------------------------------------
Administrative Expense Charge                          0.10%         0.10%
------------------------------------------------------------------------------
Total Variable Account Annual Expense                  1.50%         1.70%
------------------------------------------------------------------------------

The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. Advisers and/or other service providers of certain Funds may have agreed to waive their fees and/or reimburse Fund expenses in order to keep the Funds' expenses below specified limits. The range of expenses shown in this table does not show the effect of any such fee waiver or expense reimbursement.

More detail concerning each Fund's fees and expenses appears in the prospectus for each Fund.

ANNUAL FUND EXPENSES

                                                               Minimum   Maximum
--------------------------------------------------------------------------------
Total Annual Fund Operating Expenses/(1)/
(expenses that are deducted from Fund assets,
which may include management fees, distribution
and/or services
(12b-1) fees, and
other expenses)                                                 0.66%     1.30%
--------------------------------------------------------------------------------

(1) Expenses are shown as a percentage of Fund average daily net assets (before any waiver or reimbursement) as of December 31, 2003.

EXAMPLE 1

This Example is intended to help you compare the cost of investing in the Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Variable Account annual expenses, and Fund fees and expenses. The example below shows the dollar amount of expenses that you would bear directly or indirectly if you:

. invested $10,000 in the Contract for the time periods indicated,

8 PROSPECTUS

. earned a 5% annual return on your investment, and

. surrendered your Contract, or you began receiving income payments for a specified period of less than 120 months, at the end of each time period, and

. elected the Enhanced Death Benefit Option

The first line of the example assumes that the maximum fees and expenses of any of the Funds are charged. The second line of the example assumes that the minimum fees and expenses of any of the Funds are charged. Your actual expenses may be higher or lower than those shown below.

THE EXAMPLE DOES NOT INCLUDE ANY TAXES OR TAX PENALTIES YOU MAY BE REQUIRED TO PAY IF YOU SURRENDER YOUR CONTRACT.

                                1 Year   3 Years   5 Years   10 Years
---------------------------------------------------------------------
Costs Based on Maximum Annual
Fund Expenses                   $1,022    $1,634    $2,182    $3,654
---------------------------------------------------------------------
Costs Based on Minimum Annual
Fund Expenses                   $  957    $1,437    $1,858    $3,029
---------------------------------------------------------------------

EXAMPLE 2

This Example uses the same assumptions as Example 1 above, except that it assumes you decided not to surrender your Contract, or you began receiving income payments for a specified period of at least 120 months, at the end of each time period.

                                1 Year   3 Years   5 Years   10 Years
---------------------------------------------------------------------
Costs Based on Maximum
Annual Fund Expenses             $342     $1,042    $1,761    $3,654
---------------------------------------------------------------------
Costs Based on Minimum
Annual Fund Expenses             $277     $  847    $1,440    $3,029
---------------------------------------------------------------------

PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. YOUR RATE OF RETURN MAY BE HIGHER OR LOWER THAN 5%, WHICH IS NOT GUARANTEED. THE EXAMPLES DO NOT ASSUME THAT ANY FUND EXPENSE WAIVERS OR REIMBURSEMENT ARRANGEMENTS ARE IN EFFECT FOR THE PERIODS PRESENTED. THE ABOVE EXAMPLES ASSUME THE ELECTION OF THE ENHANCED DEATH BENEFIT RIDER WITH A MORTALITY AND EXPENSE RISK CHARGE OF 1.60%, AN ADMINISTRATIVE EXPENSE CHARGE OF 0.10%, AND AN ANNUAL CONTRACT MAINTENANCE CHARGE OF $35. IF THE ENHANCED DEATH BENEFIT HAD NOT BEEN ELECTED, THE EXAMPLE FIGURES SHOWN ABOVE WOULD BE SLIGHTLY LOWER. THE ABOVE EXAMPLES ALSO ASSUME TOTAL ANNUAL FUND EXPENSES LISTED IN THE EXPENSE TABLE WILL CONTINUE THROUGHOUT THE PERIODS SHOWN.

FINANCIAL INFORMATION

To measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase, we use a unit of measure we call the "ACCUMULATION UNIT." Each Variable Sub-Account has a separate value for its Accumulation Units we call "ACCUMULATION UNIT VALUE." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.

Attached as Appendix A to this prospectus are tables showing the Accumulation Unit Values of each Variable Sub-Account since its inception. To obtain a fuller picture of each Variable Sub-Account's finances, please refer the the Variable Account's financial statements contained in the Statement of Additional Information.

The financial statements of Allstate Life and Allstate Financial Advisors Separate Account I, which includes financial information giving effect to the separate account consolidation on a pro forma basis, also appear in the Statement of Additional Information. For a free copy of the Statement of Additional Information, please write or call us at 1-800- 776-6978.

THE CONTRACT

CONTRACT OWNER

The AIM Lifetime Enhanced Choice(SM) Variable Annuity is a contract between you, the Contract Owner, and Allstate Life, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

. the investment alternatives during the Accumulation and Payout Phases,

9 PROSPECTUS

. the amount and timing of your purchase payments and withdrawals,

. the programs you want to use to invest or withdraw money,

. the income payment plan you want to use to receive retirement income,

. the Annuitant (either yourself or someone else) on whose life the income payments will be based,

. the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the last surviving Contract Owner dies, and

. any other rights that the Contract provides.

If you die, any surviving Contract Owner or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract.

The Contract cannot be jointly owned by both a non-living person and a living person. If the Contract Owner is a Grantor Trust, the Contract Owner will be considered a non-living person for purposes of this section and the Death Benefits section. The maximum age of the oldest Contract Owner cannot exceed age 80 as of the date we receive the completed application to purchase the Contract.

Changing ownership of this contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner.

The Contract can also be purchased as an IRA or TSA (also known as 403(b)). The endorsements required to qualify these annuities under the Internal Revenue Code of 1986, as amended ("Code") may limit or modify your rights and privileges under the Contract.

ANNUITANT

The Annuitant is the individual whose age determines the latest Payout Start Date and whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). You initially designate an Annuitant in your application. The maximum age of the Annuitant cannot exceed age 80 as of the date we receive the completed application to purchase the Contract. If the Contract Owner is a living person, you may change the Annuitant prior to the Payout Start Date. In our discretion, we may permit you to designate a joint Annuitant, who is a second person on whose life income payments depend under an Income Plan, on the Payout Start Date.

If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be:

. the youngest Contract Owner if living, otherwise

. the youngest Beneficiary.

BENEFICIARY

The Beneficiary is the person who may elect to receive the death benefit or become the new Contract Owner, subject to the Death of Owner provisions, if the sole surviving Contract Owner dies before the Payout Start Date. (See section titled "Death Benefits".) If the sole surviving Contract Owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue.

You may name one or more Beneficiaries when you apply for a Contract. You may also name one or more contingent Beneficiaries who will receive any death benefit or guaranteed income benefit if there are no surviving primary Beneficiaries upon the death of the sole surviving Contract Owner. You may change or add Beneficiaries at any time by writing to us unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed and filed with us. Any change will be effective at the time you sign the written notice, whether or not the Annuitant is living when we receive the notice. Until we receive your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly.

If you did not name a Beneficiary or if the named Beneficiary is no longer living and there are no other surviving Beneficiaries, the new Beneficiary will be:

. your spouse or, if he or she is no longer alive,

. your surviving children equally, or if you have no surviving children,

. your estate.

If more than one Beneficiary survives you, we will divide the death benefit among your Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the death benefit in equal amounts to the surviving Beneficiaries.

You may restrict income payments to Beneficiaries by providing us a written request. Once we accept the written request, the change or restriction will take effect as of the date you signed the request. Any change is subject to any payment we make or other action we take before we accept the change.

MODIFICATION OF THE CONTRACT

Only a Allstate Life officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

10 PROSPECTUS

ASSIGNMENT

No owner has a right to assign any interest in a Contract as collateral or security for a loan. However, you may assign periodic income payments under the Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. You should consult with an attorney before trying to assign your Contract.

PURCHASES

MINIMUM PURCHASE PAYMENTS

Your initial purchase payment must be at least $10,000. All subsequent purchase payments must be $500 or more. The maximum purchase payment is $2,000,000 without prior approval. We reserve the right to reduce the minimum purchase payment and to change the maximum purchase payment. You may make purchase payments of at least $500 at any time prior to the Payout Start Date.

We reserve the right to reject any application.

AUTOMATIC ADDITIONS PROGRAM

You may make subsequent purchase payments of at least $100 ($500 for allocation to the Fixed Account Options) by automatically transferring money from your bank account. Please consult with your sales representative for detailed information.

ALLOCATION OF PURCHASE PAYMENTS

At the time you apply for a Contract, you must decide how to allocate your purchase payments among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by notifying us in writing. We reserve the right to limit the availability of the investment alternatives.

We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us in writing otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our service center. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our service center located in Lincoln, Nebraska (mailing address P.O. Box 80469, Lincoln, NE 68501-0469; overnight mail: 2940 S. 84th Street, Lincoln, NE 68506-4142).

We use the term "BUSINESS DAY" to refer to each day Monday through Friday that the New York Stock Exchange is open for business. We also refer to these days as "VALUATION DATES." Our business day closes when the New York Stock Exchange closes, usually 4 p.m. Eastern Time (3 p.m. Central Time). If we receive your purchase payment after 3 p.m. Central Time on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.

CREDIT ENHANCEMENT

There are two Credit Enhancement options available under the Contract. You select one of these options in your application.

OPTION 1: Each time you make a purchase payment, we will add to your Contract Value a Credit Enhancement equal to 4% of the purchase payment.

OPTION 2: Each time you make a purchase payment, we will add to your Contract Value a Credit Enhancement equal to 2% of the purchase payment. In addition, on every 5th Contract Anniversary during the Accumulation Phase, we will add to your Contract Value a Credit Enhancement equal to 2% of your Contract Value as of such Contract Anniversary.

We will allocate any Credit Enhancements to the investment alternatives according to the allocation instructions you have on file with us at the time we receive your purchase payment. We will allocate each Credit Enhancement among the investment alternatives in the same proportions as the corresponding purchase payment (except that any portion of the Credit Enhancement corresponding to the value in any Fixed Account Option will instead be allocated to the Money Market Variable Sub-Account). Thereafter, you may instruct us to allocate these funds to any investment alternative you choose. We do not consider Credit Enhancements to be investments in the Contract for income tax purposes.

We use a portion of the withdrawal charge and mortality and expense risk charge to help recover the cost of providing the Credit Enhancement under the Contract. See "EXPENSES." Under certain circumstances (such as a

11 PROSPECTUS

period of poor market performance) the cost associated with the Credit Enhancement may exceed the sum of the Credit Enhancement and any related earnings. You should consider this possibility before purchasing the Contract.

RIGHT TO CANCEL

You may cancel the Contract by returning it to us within the Cancellation Period, which is the 20 day period after you receive the Contract, or such longer period that your state may require. You may return it by delivering it or mailing it to us. If you exercise this "RIGHT TO CANCEL," the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account. We also will return your purchase payments allocated to the Variable Account adjusted, to the extent state law permits, to reflect investment gain or loss and any applicable charges that occurred from the date of allocation through the date of cancellation. Some states may require us to return a greater amount to you. If your contract is qualified under Code

Section 408(b) we will refund the greater of any purchase payment or the Contract Value.The amount we return to you upon exercise of this Right to Cancel will not include any Credit Enhancement or the amount of charges deducted prior to cancellation but will reflect, except in states where we are required to return the amount of your purchase payments, any investment gain or loss associated with your Variable Account purchase payments and with the Credit Enhancement.

CONTRACT VALUE

On the Issue Date, the Contract Value is equal to the initial purchase payment plus the Credit Enhancement. Thereafter, your Contract Value at any time during the Accumulation Phase is equal to the sum of the value of your Accumulation Units in the Variable Sub-Accounts you have selected, plus the value of your investment in the Fixed Account Options.

ACCUMULATION UNITS

To determine the number of Accumulation Units of each Variable Sub-Account to allocate to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-Account by (ii) the Accumulation Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable Sub-Account to your Contract. If you select Credit Enhancement Option 1, we also would credit an additional 40 Accumulation Units of that Variable Sub-Account to your Contract to reflect the 4% Credit Enhancement on your purchase payment (20 additional Units under Option 2, and additional Units every 5th Contract Anniversary if applicable). See "Credit Enhancement." Withdrawals and transfers from a Variable Sub-Account would, of course, reduce the number of Accumulation Units of that Sub-Account allocated to your Contract.

ACCUMULATION UNIT VALUE

As a general matter, the Accumulation Unit Value for each Variable Sub-Account will rise or fall to reflect:

. changes in the share price of the Fund in which the Variable Sub-Account invests, and

. the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine contract maintenance charges, withdrawal charges, and transfer fees (currently waived) separately for each Contract. They do not affect the Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we compute Accumulation Unit Value, please refer to the Statement of Additional Information.

We determine a separate Accumulation Unit Value for each Variable Sub-Account on each Valuation Date. We also determine a separate set of Accumulation Unit Values reflecting the cost of the Enhanced Death Benefit Rider described on page 24.

YOU SHOULD REFER TO THE PROSPECTUS FOR THE FUNDS THAT ACCOMPANIES THIS PROSPECTUS FOR A DESCRIPTION OF HOW THE ASSETS OF EACH FUND ARE VALUED, SINCE THAT DETERMINATION DIRECTLY BEARS ON THE ACCUMULATION UNIT VALUE OF THE CORRESPONDING VARIABLE SUB-ACCOUNT AND, THEREFORE, YOUR CONTRACT VALUE.

12 PROSPECTUS

INVESTMENT ALTERNATIVES: THE VARIABLE SUB-ACCOUNTS

You may allocate your purchase payments to up to 18 Variable Sub-Accounts. Each Variable Sub-Account invests in the shares of a corresponding Fund. Each Fund has its own investment objective(s) and policies. We briefly describe the Funds below.

For more complete information about each Fund, including expenses and risks associated with the Fund, please refer to the accompanying prospectus for the Fund. You should carefully review the Fund prospectus before allocating amounts to the Variable Sub-Accounts. A I M Advisors, Inc. serves as the investment advisor to each Fund.

SERIES I SHARES:             EACH FUND SEEKS*:             INVESTMENT ADVISOR
-------------------------------------------------------------------------------
AIM V.I. Aggressive     Long-term growth of capital
 Growth Fund**
-------------------------------------------------------------------------------
AIM V.I. Balanced Fund   As high a total return as
                         possible, consistent with
                         preservation of capital
-------------------------------------------------------------------------------
AIM V.I. Basic Value    Long-term growth of capital
 Fund
-------------------------------------------------------------------------------
AIM V.I. Blue Chip      Long-term growth of capital
 Fund                    with a secondary objective of
                         current income
-------------------------------------------------------------------------------
AIM V.I. Capital        Growth of capital
 Appreciation Fund
-------------------------------------------------------------------------------
AIM V.I. Capital        Long-term growth of capital
 Development Fund
-------------------------------------------------------------------------------
AIM V.I. Core Equity    Growth of capital                  A I M ADVISORS, INC.
 Fund
-------------------------------------------------------------------------------
AIM V.I. Dent           Long-term growth of capital
 Demographic Trends
 Fund***
-------------------------------------------------------------------------------
AIM V.I. Diversified    High level of current income
 Income Fund
-------------------------------------------------------------------------------
AIM V.I. Government     High level of current income
 Securities Fund         consistent with reasonable
                         concern for safety of
                         principal
-------------------------------------------------------------------------------
AIM V.I. Growth Fund    Growth of capital
-------------------------------------------------------------------------------
AIM V.I. High Yield     High level of current income
 Fund
-------------------------------------------------------------------------------
AIM V.I. International  Long-term growth of capital
 Growth Fund
-------------------------------------------------------------------------------
AIM V.I. Mid Cap Core   Long-term growth of capital
 Equity Fund
-------------------------------------------------------------------------------
AIM V.I. Money Market   As high a level of current
 Fund                    income as is consistent with
                         the preservation of capital
                         and liquidity
-------------------------------------------------------------------------------
AIM V.I. Premier        Long-term growth of capital
 Equity Fund             with income as a secondary
                         objective
-------------------------------------------------------------------------------
AIM V.I. Technology     Seeks capital growth
 Fund****
-------------------------------------------------------------------------------
AIM V.I. Utilities      Seeks capital growth and
 Fund*****               current income
-------------------------------------------------------------------------------

* A Fund's investment objective(s) may be changed by the Fund's Board of Trustees without shareholder approval.

** Due to the sometime limited availability of common stocks of small-cap companies that meet the investment criteria for AIM V.I. Aggressive Growth Fund, the Fund may periodically suspend or limit the offering of its Shares and it will be closed to new participants when Fund assets reach $200 million. During closed periods, the Fund will accept additional investments from existing Contract Owners.

*** The AIM V.I. Dent Demographic Trends Fund is sub-advised by H.S. Dent Advisors, Inc.

**** Effective April 30, 2004, the AIM V.I. New Technology Fund merged into the INVESCO VIF-Technology Fund. Effective October 15, 2004, the INVESCO VIF-Technology Fund changed its name to AIM V.I. Technology Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Fund.

***** Effective April 30, 2004, the AIM V.I. Global Utilities Fund merged into the INVESCO VIF-Utilities Fund. Effective October 15, 2004, the INVESCO VIF-Utilities Fund changed its name to AIM V.I. Utilities Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Fund.

AMOUNTS YOU ALLOCATE TO VARIABLE SUB-ACCOUNTS MAY GROW IN VALUE, DECLINE IN VALUE, OR GROW LESS THAN YOU EXPECT, DEPENDING ON THE INVESTMENT PERFORMANCE OF THE FUNDS IN WHICH THOSE VARIABLE SUB-ACCOUNTS INVEST.

13 PROSPECTUS

YOU BEAR THE INVESTMENT RISK THAT THE FUNDS MIGHT NOT MEET THEIR INVESTMENT OBJECTIVES. SHARES OF THE FUNDS ARE NOT DEPOSITS, OBLIGATIONS OF, GUARANTEED, ENDORSED BY ANY BANK, AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY.

INVESTMENT ALTERNATIVES: THE FIXED ACCOUNT OPTIONS

You may allocate all or a portion of your purchase payments to the Fixed Account. You may choose from among 2 Fixed Account Options including a DOLLAR COST AVERAGING OPTION and the option to invest in one or more GUARANTEE PERIODS.

The Fixed Account Options may not be available in all states. Please consult with your sales representative for current information. The Fixed Account supports our insurance and annuity obligations. Amounts allocated to the Fixed Account become part of the general assets of Allstate Life. Allstate Life invests the assets of the general account in accordance with applicable laws governing the investment of insurance company general accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to a Fixed Account Option does not entitle you to share in the investment experience of the Fixed Account.

DOLLAR COST AVERAGING OPTION

You may establish a Dollar Cost Averaging Program, as described on page 17, by allocating purchase payments to the Fixed Account for 9 months ("9 Month Dollar Cost Averaging Option"). Your purchase payments and related Credit Enhancement will earn interest at the current rates in effect for this Option at the time of allocation. Rates may differ from those available for the Guarantee Periods described below.

You must transfer all of your money out of the 9 Month Dollar Cost Averaging Option to other investment alternatives in equal monthly installments beginning within 30 days of allocation. At the end of the 9 month period, we will transfer any remaining nominal amounts in the 9 Month Dollar Cost Averaging Account to the Money Market Variable Sub-Account. Transfers out of the 9 Month Dollar Cost Averaging Option do not count towards the 12 transfers you can make without paying a transfer fee.

If we do not receive allocation instructions from you within one month of the date of the payment, the payment plus associated interest will be transferred to the Money Market Variable Sub-Account in equal monthly installments using the longest transfer period being offered at the time the Purchase Payment is made.

You may not transfer funds from other investment alternatives to the 9 Month Dollar Cost Averaging Option.

The 9 Month Dollar Cost Averaging Option may not be available in your state.

GUARANTEE PERIODS

Each purchase payment and related Credit Enhancement or transfer allocated to a Guarantee Period earns interest at a specified rate that we guarantee for a period of years. Guarantee Periods may range from 1 to 10 years. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

You select a Guarantee Period for each purchase or transfer. If you do not select a Guarantee Period, we will assign the same period(s) you selected for your most recent purchase payment.

We reserve the right to limit the number of additional purchase payments that you may allocate to this Option.

Each Purchase Payment or transfer allocated to a Guarantee Period must be at least $500.

INTEREST RATES

We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may declare different interest rates for Guarantee Periods of the same length that begin at different times. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. WE DETERMINE THE INTEREST RATES TO BE DECLARED IN OUR SOLE DISCRETION. WE CAN NEITHER PREDICT NOR GUARANTEE WHAT THOSE RATES WILL BE IN THE FUTURE. For current interest rate information, please contact your sales representative or our Customer Support Unit at 1-800-776-6978. The interest rates we credit will never be less than the minimum guaranteed rate stated in the Contract.

14 PROSPECTUS

HOW WE CREDIT INTEREST. We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period.

The following example illustrates how a purchase payment allocated to this Option would grow, given an assumed Guarantee Period and annual interest rate:

Purchase Payment plus Credit Enhancement.............................    $10,000
Guarantee Period.....................................................   5  years
Annual Interest Rate.................................................      4.50%

                          YEAR 1      YEAR 2      YEAR 3      YEAR 4       YEAR 5
                        ----------  ----------  ----------  ----------  ------------
Beginning Contract
 Value................  $10,000.00
  X (1 + Annual
 Interest Rate)            X 1.045
                        ----------
                        $10,450.00
Contract Value at end
 of Contract Year.....              $10,450.00
  X (1 + Annual
 Interest Rate)                        X 1.045
                                    ----------
                                    $10,920.25
Contract Value at end
 of Contract Year.....                          $10,920.25
 X (1 + Annual
 Interest Rate)                                    X 1.045
                                                ----------
                                                $11,411.66
Contract Value at end
 of Contract Year.....                                      $11,411.66
 X (1 + Annual
 Interest Rate)                                                X 1.045
                                                            ----------
                                                            $11,925.19
Contract Value at end
 of Contract Year.....                                                   $11,925.19
 X (1 + Annual
 Interest Rate)                                                             X 1.045
                                                                        -----------
                                                                         $12,461.82

TOTAL INTEREST CREDITED DURING GUARANTEE PERIOD = $2,461.82 ($12,461.82-$10,000)

This example assumes no withdrawals during the entire 5 year Guarantee Period. If you were to make a partial withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. The hypothetical interest rate is for illustrative purposes only and is not intended to predict either current or future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above, but will never be less than the guaranteed minimum rate stated in the Contract, if any.

RENEWALS. Prior to the end of each Guarantee Period, we will mail you a notice asking you what to do with your money, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

1) Take no action. We will automatically apply your money to a new Guarantee Period of the same length as the expired Guarantee Period, if applicable. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for a Guarantee Period of that length; or

2) Instruct us to apply your money to one or more new Guarantee Periods of your choice. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3) Instruct us to transfer all or a portion of your money to one or more Variable Sub-Accounts of the Variable Account. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment; or

4) Withdraw all or a portion of your money. You may be required to pay a withdrawal charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. You may also be required to pay premium taxes and withholding (if applicable). The amount withdrawn will be deemed to have been withdrawn on the day the previous Guarantee Period ends. Amounts not withdrawn will be applied to a new Guarantee Period of the same length as the previous Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends.

MARKET VALUE ADJUSTMENT. All withdrawals in excess of the Free Withdrawal Amount, and transfers from a Guarantee Period, other than those taken during the 30 day period after a Guarantee Period expires, are subject to a Market Value Adjustment. A Market Value Adjustment also will apply when you apply amounts currently invested in a Guarantee Period to an Income Plan (unless applied during the 30 day period after such Guarantee Period expires). A Market Value Adjustment may apply in the calculation of the Settlement Value described below in the "Death Benefit Amount" section below. We will not apply a Market Value Adjustment to a transfer

15 PROSPECTUS

you make as part of a Dollar Cost Averaging Program. We also will not apply a Market Value Adjustment to a withdrawal you make:

. within the Free Withdrawal Amount as described on page 19,

. to satisfy IRS minimum distribution rules for the Contract, or

. when exercising the confinement, unemployment or terminal illness waivers.

We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time it is removed from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the Guarantee Period when you remove your money. "TREASURY RATE" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Board Statistical Release H.15.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly, the Market Value Adjustment and any withdrawal charge, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal of your Contract Value to an amount that is less than the purchase payment plus interest at the minimum guaranteed interest rate under the Contract.

Generally, if the original Treasury Rate at the time you allocate money to a Guarantee Period is higher than the applicable current Treasury Rate, then the Market Value Adjustment will result in a higher amount payable to you, transferred, or applied to an Income Plan. Conversely, if the Treasury Rate at the time we established the Guarantee Period is lower than the applicable current Treasury Rate, then the Market Value Adjustment will result in a lower amount payable to you, transferred, or applied to an Income Plan.

For example, assume that you purchase a Contract and you select an initial Guarantee Period of 5 years and the 5 year Treasury Rate for that duration is 4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current 5 year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current 5 year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix A to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.

INVESTMENT ALTERNATIVES: TRANSFERS

TRANSFERS DURING THE ACCUMULATION PHASE

During the Accumulation Phase, you may transfer Contract Value among the investment alternatives. Transfers are not permitted into the 9 Month Dollar Cost Averaging Option. You may request transfers in writing on a form that we provide or by telephone according to the procedure described below. The minimum amount that you may transfer into a Guarantee Period is $500. We currently do not assess, but reserve the right to assess, a $10 charge on each transfer in excess of 12 per Contract Year. We treat transfers to or from more than one Fund on the same day as one transfer.

We will process transfer requests that we receive before 3:00 p.m. Central Time on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 3:00 p.m. Central Time on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account Options for up to 6 months from the date we receive your request. If we decide to postpone transfers from any Fixed Account Option for 30 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

If you transfer an amount from a Guarantee Period other than during the 30 day period after a Guarantee Period expires, we will increase or decrease the amount by a Market Value Adjustment.

We reserve the right to waive any transfer restrictions.

TRANSFERS DURING THE PAYOUT PHASE

During the Payout Phase, you may make transfers among the Variable Sub-Accounts to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. In addition, you will have a limited ability to make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any of your fixed income payments into variable income payments. You may not make any transfers for the first 6 months after the Payout Start Date. Thereafter, you may make transfers among the Variable Sub-Accounts or make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. Your transfers must be at least 6 months apart.

16 PROSPECTUS

TELEPHONE TRANSFERS

You may make transfers by telephone by calling 1-800-776-6978. The cut off time for telephone transfer requests is 3:00 p.m. Central Time. In the event that the New York Stock Exchange closes early, i.e., before 3:00 p.m. Central Time, or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange.

We may suspend, modify or terminate the telephone transfer privilege, as well as any other electronic or automated means we previously approved, at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

MARKET TIMING & EXCESSIVE TRADING

The Contracts are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Variable Sub-Accounts and can disrupt management of a Fund and raise its expenses, which can impair Fund performance. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading. Accordingly, you should not invest in the Contract if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a Contract.

We seek to detect market timing or excessive trading activity by reviewing trading activities. Funds also may report suspected market-timing or excessive trading activity to us. If we identify a pattern of market-timing or excessive trading activity, we will make further inquiry and may, depending on the circumstances, impose trading limitations as described below under "Trading Limitations" consistent with applicable law and the Contract. Because there is no universally accepted definition of what constitutes market timing or excessive trading, we will use our reasonable judgment based on all of the circumstances. We will apply these limitations on a uniform basis to all Contract Owners we determine have engaged in market timing or excessive trading.

While we seek to deter market timing and excessive trading in Variable Sub-Accounts, not all market timing or excessive trading is identifiable or preventable. Therefore, we cannot guarantee that we can prevent such trading activity in all cases or before it occurs.

TRADING LIMITATIONS

We reserve the right to limit transfers among the investment alternatives in any Contract year, or to refuse any transfer request, if:

. we believe, in our sole discretion, that certain trading practices, such as excessive trading or market timing ("Prohibited Trading Practices"), by, or on behalf of, one or more Contract Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Sub-Account or on the share prices of the corresponding Fund or otherwise would be to the disadvantage of other Contract Owners; or

. we are informed by one or more of the Funds that they intend to restrict the purchase, exchange, or redemption of Fund shares because of Prohibited Trading Practices or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of Fund shares.

We may apply the restrictions in any manner reasonably designed to prevent transfers that we consider disadvantageous to other Contract Owners.

DOLLAR COST AVERAGING PROGRAM

You may make transfers automatically through dollar cost averaging prior to the Payout Start Date. There are three different ways to use the Dollar Cost Averaging Program:

1. You may allocate purchase payments to the Fixed Account Options for the specific purpose of dollar cost averaging.

2. You may dollar cost average out of any Variable Sub-Account into any other Variable Sub-Account(s).

3. You may transfer interest credited from a Guarantee Period(s) to any Variable Sub-Account without application of a Market Value Adjustment.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this Program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market.

AUTOMATIC FUND REBALANCING PROGRAM

Once you have allocated your money among the Variable Sub-Accounts, the performance of each Sub-Account may cause a shift in the percentage you allocated to each

17 PROSPECTUS

Sub-Account. If you select our Automatic Fund Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed Account will not be included in the rebalancing.

We will rebalance your account each quarter according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your written or telephone request. We are not responsible for rebalancing that occurs prior to receipt of proper notice of your request.

Example:

Assume that you want your initial purchase payment split among 2 Variable Sub-Accounts. You want 40% to be in the AIM V.I. Diversified Income Variable Sub-Account and 60% to be in the AIM V.I. Growth Variable Sub-Account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the AIM V.I. Diversified Income Variable Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the AIM V.I. Diversified Income Variable Sub-Account and use the money to buy more units in the AIM V.I. Growth Variable Sub-Account so that the percentage allocations would again be 40% and 60% respectively.

The Automatic Fund Rebalancing Program is available only during the Accumulation Phase. The transfers made under the Program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee.

Fund rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.

EXPENSES

As a Contract Owner, you will bear, directly or indirectly, the charges and expenses described below.

CONTRACT MAINTENANCE CHARGE

During the Accumulation Phase, on each Contract Anniversary, we will deduct a $35 contract maintenance charge from your Contract Value invested in each Variable Sub-Account in proportion to the amount invested. During the Payout Phase, we will deduct the charge proportionately from each income payment.

The charge is to compensate us for the cost of administering the Contracts and the Variable Account. Maintenance costs include expenses we incur in billing and collecting purchase payments, keeping records, processing death claims, cash withdrawals, and policy changes, maintaining proxy statements, calculating Accumulation Unit Values and income payments, and issuing reports to Contract Owners and regulatory agencies. We cannot increase the charge. We will waive this charge if:

. total purchase payments equal $50,000 or more, or

. all money is allocated to the Fixed Account Options, as of the Contract Anniversary.

After the Payout Start Date, we will waive this charge if,

. as of the Payout Start Date, the Contract Value is $50,000 or more, or

. all income payments are fixed amount income payments.

If you surrender your Contract, we will deduct a full contract maintenance charge, unless your Contract qualifies for a waiver.

MORTALITY AND EXPENSE RISK CHARGE

We deduct a mortality and expense risk charge daily at an annual rate of 1.40% of the average daily net assets you have invested in the Variable Sub-Accounts (1.60% if you select the Enhanced Death Benefit Rider). The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will be sufficient in the future to cover the cost of administering the Contract and the cost of the Credit Enhancement. We expect to make a profit from this fee. However, if the charges under the Contract are not sufficient, then Allstate Life will bear the loss. We charge additional amounts for the Enhanced Death Benefit Rider to compensate us for the additional risk that we accept by providing the rider.

(See page 24.)

We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Phase and the Payout Phase.

ADMINISTRATIVE EXPENSE CHARGE

We deduct an administrative expense charge daily at an annual rate of 0.10% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance

18 PROSPECTUS

charge. No necessary relationship exists between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributable to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase. We guarantee that we will not raise this charge.

TRANSFER FEE

We reserve the right to charge $10 per transfer after the 12th transfer in each Contract Year. We will not charge a transfer fee on transfers that are part of a

Dollar Cost Averaging Program or Automatic Fund Rebalancing Program.

WITHDRAWAL CHARGE

We may assess a withdrawal charge of up to 8% of the purchase payment(s) you withdraw. The charge declines to 0% after 8 complete years from the date we received the purchase payment being withdrawn. A schedule showing how the charge declines appears on page 8, above. During each Contract Year, you can withdraw up to 15% of the Contract Value as of the beginning of that Contract Year (15% of the initial purchase payment during the first Contract Year) without paying the charge. Unused portions of this 15% "FREE WITHDRAWAL AMOUNT" are not carried forward to future Contract Years. Credit Enhancements are not considered purchase payments when determining the Free Withdrawal Amount in the first year of the Contract. See "Contract" for details.

We will deduct withdrawal charges, if applicable, from the amount paid. For purposes of the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first. However, for federal income tax purposes, earnings are considered to come out first, which means you pay taxes on the earnings portion of your withdrawal.

If you make a withdrawal before the Payout Start Date, we will apply the withdrawal charge percentage in effect on the date of the withdrawal, or the withdrawal charge percentage in effect on the following day, whichever is lower.

We do not apply a withdrawal charge in the following situations:

. on the Payout Start Date (a withdrawal charge may apply if you elect to receive income payments for a specified period of less than 120 months);

. the death of the Contract Owner or Annuitant (unless the Settlement Value is used);

. withdrawals taken to satisfy IRS minimum distribution rules for the Contract; or

. withdrawals that qualify for one of the waivers described below.

We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts and to help defray the cost of the Credit Enhancement. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, or the cost of the Credit Enhancement, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals also may be subject to tax penalties or income tax and a Market Value Adjustment. You should consult your own tax counsel or other tax advisors regarding any withdrawals.

CONFINEMENT WAIVER. We will waive the withdrawal charge and any Market Value Adjustment on all withdrawals taken prior to the Payout Start Date under your Contract if the following conditions are satisfied:

1. you, or the Annuitant if the Contract is owned by a non-living person, are first confined to a long term care facility or a hospital (as defined in the Contract) for at least 90 consecutive days. You or the Annuitant must enter the long term care facility or hospital at least 30 days after Issue Date;

2. we receive your request for the withdrawal and due proof (as defined in the Contract) of the stay no later than 90 days following the end of your or the Annuitant's stay at the long term care facility or hospital; and

3. a physician must have prescribed the stay and the stay must be medically necessary (as defined in the Contract).

You may not claim this benefit if you, the Annuitant, or a member of your or the Annuitant's immediate family (as defined in the Contract), is the physician prescribing your or the Annuitant's stay in a long term care facility.

TERMINAL ILLNESS WAIVER. We will waive the withdrawal charge and any Market Value Adjustment on all withdrawals taken prior to the Payout Start Date under your Contract if:

1. you (or the Annuitant if the Contract Owner is not a living person) are first diagnosed by a physician (we may require a second or third opinion) with a terminal illness (as defined in the Contract) at least 30 days after the Issue Date; and

2. you claim this benefit and deliver adequate proof of diagnosis to us.

UNEMPLOYMENT WAIVER. We will waive the withdrawal charge and any Market Value Adjustment on one partial or a full withdrawal taken prior to the Payout Start Date under your Contract, if you meet the following requirements:

1. you or the Annuitant become unemployed at least one year after the Issue Date;

2. you or the Annuitant have been granted unemployment compensation (as defined in the Contract) for at least 30 consecutive days as a result of that

19 PROSPECTUS

unemployment and we receive due proof thereof (as defined in the Contract) prior to or at the time of the withdrawal request; and

3. you or the Annuitant exercise this benefit within 180 days of your or the Annuitant's initial receipt of unemployment compensation.

You may exercise this benefit once during the life of your Contract. This waiver applies upon the unemployment of the Annuitant only if the Contract Owner is not a living person.

Please refer to your Contract for more detailed information about the terms and conditions of these waivers.

The laws of your state may limit the availability of these waivers and may also change certain terms and/or benefits available under the waivers. You should consult your Contract for further details on these variations. Also, even if you do not need to pay our withdrawal charge because of these waivers, you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax advisor to determine the effect of a withdrawal on your taxes.

PREMIUM TAXES

Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes. We are responsible for paying these taxes and will deduct them from your Contract Value. Some of these taxes are due when the Contract is issued, others are due when income payments begin or upon surrender. Our current practice is not to charge anyone for these taxes until income payments begin or when a total withdrawal occurs, including payment upon death. We may discontinue this practice sometime in the future and deduct premium taxes from the purchase payments. Premium taxes generally range from 0% to 4%, depending on the state.

At the Payout Start Date, if applicable, we deduct the charge for premium taxes from each investment alternative in the proportion that the Contract value in the investment alternative bears to the total Contract Value.

DEDUCTION FOR SEPARATE ACCOUNT INCOME TAXES

We are not currently maintaining a provision for taxes. In the future, however, we may establish a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the Statement of Additional Information.

OTHER EXPENSES

Each Fund deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Fund whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the accompanying prospectus for the Funds. For a summary of current estimates of those charges and expenses, see pages 8-9.

We may receive compensation from A I M Advisors, Inc., for administrative services we provide to the Funds.

ACCESS TO YOUR MONEY

You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date. Withdrawals also are available under limited circumstances on or after the Payout Start Date. See "Income Plans" on page 21.

The amount payable upon withdrawal is the Contract Value next computed after we receive the request for a withdrawal at our service center, adjusted by any Market Value Adjustment, less any withdrawal charges, contract maintenance charges, income tax withholding, penalty tax, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances.

You can withdraw money from the Variable Account or the Fixed Account Options. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable withdrawal charge and premium taxes.

You must name the investment alternative from which you are taking the withdrawal. If none are named, then we will withdraw the amount proportionately from the investment portfolios in which you are invested.

In general, you must withdraw at least $50 at a time. You also may withdraw a lesser amount if you are withdrawing your entire interest in a Variable Sub- Account.

If you request a total withdrawal, you must return your Contract to us. We also will deduct a contract maintenance charge of $35, unless we have waived the contract maintenance charge on your Contract.

Withdrawals taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract

20 PROSPECTUS

first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

POSTPONEMENT OF PAYMENTS

We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1. The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted;

2. An emergency exists as defined by the SEC; or

3. The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account Options for up to 6 months or shorter period if required by law. If we delay payment or transfer for 30 days or more, we will pay interest as required by law.

Any interest would be payable from the date we receive the withdrawal request to the date we make the payment or transfer.

SYSTEMATIC WITHDRAWAL PROGRAM

You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. The minimum amount of each systematic withdrawal is $50. At our discretion, systematic withdrawals may not be offered in conjunction with the Dollar Cost Averaging or Automatic Fund Rebalancing Programs.

Depending on fluctuations in the value of the Variable Sub-Accounts and the value of the Fixed Account, systematic withdrawals may reduce or even exhaust the Contract Value. Income taxes may apply to systematic withdrawals. Please consult your tax advisor before taking any withdrawal. Withdrawal charges may also apply.

We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

MINIMUM CONTRACT VALUE

If your request for a partial withdrawal would reduce the Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. Before terminating any Contract whose value has been reduced by withdrawals to less than $1,000, we would inform you in writing of our intention to terminate your Contract and give you at least 30 days in which to make additional purchase payment to restore your Contract's value to the contractual minimum of $1,000. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and taxes.

INCOME PAYMENTS

PAYOUT START DATE

You select the Payout Start Date in your application, which must be at least 30 days after the Issue Date. The Payout Start Date is the day that we apply your Contract Value adjusted by any Market Value Adjustment and less any applicable taxes to an Income Plan. The Payout Start Date must be no later than the Annuitant's 90th birthday, or the 10th Contract Anniversary, if later.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.

INCOME PLANS

An "Income Plan" is a series of payments on a scheduled basis to you or to another person designated by you. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years. After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plan.

Three Income Plans are available under the Contract. Each is available to provide:

. fixed income payments;

. variable income payments; or

. a combination of the two.

A portion of each payment will be considered taxable and the remaining portion will be a non-taxable return of your investment in the Contract, which is also called the "basis". Once the basis in the Contract is depleted, all remaining payments will be fully taxable. If the Contract is tax-qualified, generally, all payments will be fully taxable. Taxable payments taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

The three Income Plans are:

INCOME PLAN 1 - LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed

21 PROSPECTUS

income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 3 - GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD (5 YEARS TO 30 YEARS). Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. Income payments for less than 120 months may be subject to a withdrawal charge. We will deduct the mortality and expense risk charge from the Variable Sub-Account assets which support the variable income payments supporting this plan even though we do not bear any mortality risk.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.

If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment.

Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

Generally, you may not make withdrawals after the Payout Start Date. One exception to this rule applies if you are receiving variable income payments that do not depend on the life of the Annuitant (such as under Income Plan 3). In that case you may terminate all or part of the Variable Account portion of the income payments at any time and receive a lump sum equal to the present value of the remaining variable payments associated with the amount withdrawn. To determine the present value of any remaining variable income payments being withdrawn, we use a discount rate equal to the assumed annual investment rate that we use to complete such variable income payments. The minimum amount you may withdraw under this feature is $1,000. A withdrawal charge may apply. We also assess applicable premium taxes at the Payout Start Date from the Contract Value.

We may make other Income Plans available. You may obtain information about them by writing or calling us.

You may apply all or part of your Contract Value to an Income Plan. You must apply at least the Contract Value in the Fixed Account Options on the Payout Start Date to fixed income payments. If you wish to apply any portion of your Fixed Account Option balance to provide variable income payments, you should plan ahead and transfer that amount to the Variable Sub-Accounts prior to the Payout Start Date. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable Account to variable income payments and your Contract Value in the Fixed Account Options to fixed income payments.

We will apply your Contract Value, adjusted by a Market Value Adjustment, less applicable taxes to your Income Plan on the Payout Start Date. If the Contract Value is less than $2,000 or not enough to provide an initial payment of at least $20, and state law permits, we may:

. pay you the Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

. reduce the frequency of your payments so that each payment will be at least $20.

VARIABLE INCOME PAYMENTS

The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) actual mortality experience and (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments. Your variable income payments may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Funds and (b) the Annuitant could live longer or shorter than we expect based on the tables we use.

In calculating the amount of the periodic payments in the annuity tables in the Contract, we assumed an annual investment rate of 3%. If the actual net investment return of the Variable Sub-Accounts you choose is less than this assumed investment rate, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the assumed investment rate. The dollar amount of the variable income payments stays level if the net

22 PROSPECTUS

investment return equals the assumed investment rate. Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments. We reserve the right to make other assumed investment rates available under this Contract.

FIXED INCOME PAYMENTS

We guarantee income payment amounts derived from any Fixed Account Option for the duration of the Income Plan. We calculate the fixed income payments by:

1. adjusting the portion of the Contract Value in any Fixed Account Option on the Payout Start Date by any applicable Market Value Adjustment;

2. deducting any applicable premium tax; and

3. applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to 6 months or such shorter times as state law may require. If we defer payments for 30 days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

CERTAIN EMPLOYEE BENEFIT PLANS

The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate.

DEATH BENEFITS

We will pay a death benefit if, prior to the Payout Start Date:

1. any Contract Owner dies or,

2. the Annuitant dies, if the Contract is owned by a company or other non-living Owner.

We will pay the death benefit to the new Contract Owner who is determined immediately after the death. The new Contract Owner would be a surviving Contract Owner or, if none, the Beneficiary(ies). In the case of the death of an Annuitant, we will pay the death benefit to the current Contract Owner.

A request for payment of the death benefit must include DUE PROOF OF DEATH. We will accept the following documentation as "Due Proof of Death":

. a certified copy of a death certificate,

. a certified copy of a decree of a court of competent jurisdiction as to the finding of death, or

. other documentation as we may accept in our sole discretion.

DEATH PROCEEDS If we receive a complete request for settlement of the Death Proceeds within 180 days of the date of the death of any Contract Owner, or the death of the Annuitant, if the Contract is owned by a non-living owner, the Death Proceeds are equal to the Death Benefit described below. Otherwise, the Death Proceeds are equal to the greater of the Contract Value or the Settlement Value.

We reserve the right to extend, on a non-discriminatory basis, the 180-day period in which the Death Proceeds will equal the Death Benefit as described below. This right applies only to the amount payable as Death Proceeds and in no way restricts when a claim may be filed.

If we do not receive a complete request for settlement of the Death Proceeds within 180 days of the date of death, the Death Proceeds are equal to the greater of:

1) the Contract Value as of the date we determine the Death Proceeds; or

2) the Settlement Value as of the date we determine the Death Proceeds.

DEATH BENEFIT AMOUNT

Prior to the Payout Start Date, if we receive a complete request for payment of the death benefit within 180 days of the date of death, the death benefit is equal to the greatest of:

1. the Contract Value as of the date we determine the death benefit, or

2. the Settlement Value (that is, the amount payable on a full withdrawal of Contract Value) on the date we determine the death benefit, or

3. the sum of all purchase payments, reduced by a withdrawal adjustment, as defined below, or

4. the greatest of the Contract Values on each Death Benefit Anniversary prior to the date we determine the death benefit, increased by purchase payments made since that Death Benefit Anniversary and reduced by a withdrawal adjustment, as defined below.

In calculating the Settlement Value, the amount in each individual Guarantee Period may be subject to a Market Value Adjustment. A Market Value Adjustment will apply to amounts in a Guarantee Period, unless we calculate the Settlement Value during the 30-day period

23 PROSPECTUS

after the expiration of the Guarantee Period. Also, the Settlement Value will reflect deduction of any applicable withdrawal charges, contract maintenance charges, and premium taxes.

A "Death Benefit Anniversary" is every eighth Contract Anniversary during the Accumulation Phase. For example, the 8th, 16th, and 24th Contract Anniversaries are the first three Death Benefit Anniversaries.

The "withdrawal adjustment" is equal to (a) divided by (b), with the result multiplied by (c), where:

(a) is the withdrawal amount;

(b) is the Contract Value immediately prior to the withdrawal; and

(c) is the value of the applicable death benefit alternative immediately prior to the withdrawal.

If we do not receive a complete request for payment of the death benefit within 180 days of the date of death, the death benefit is equal to the greater of:

1. the Contract Value as of the date we determine the death benefit, or

2. the Settlement Value.

We reserve the right to extend, on a non-discriminatory basis, the 180-day period in which the Death Proceeds will equal the death benefit as described above. This right applies only to the amount payable as Death Proceeds and, in no way restricts, when a claim may be filed.

A Market Value Adjustment, if any, made upon payment of a death benefit would be positive.

We will determine the value of the death benefit as of the end of the Valuation Date on which we receive a complete request for payment of the death benefit. If we receive a request after 3 p.m. Central Time on a Valuation Date, we will process the request as of the end of the following Valuation Date.

Where there are multiple beneficiaries, we will only value the death benefit at the time the first beneficiary submits the necessary documentation in good order. Any death benefit amounts attributable to any beneficiary which remain in the investment divisions are subject to investment risk.

ENHANCED DEATH BENEFIT RIDER

If the Contract Owner is a living individual, the enhanced death benefit applies only for the death of the Contract Owner. If the Contract Owner is not a living individual, the enhanced death benefit applies only for the death of the Annuitant. For Contracts with the Enhanced Death Benefit Rider, the death benefit will be the greatest of (1) through (4) above, or (5) the Enhanced Death Benefit, unless a complete request for payment of the death benefit is not received within 180 days of the date of death, then the death benefit is equal to the greater of:

1) the Contract Value as of the date we determine the death benefit, or

2) the Settlement Value.

The Enhanced Death Benefit is equal to the greater of Enhanced Death Benefit A or Enhanced Death Benefit B. Enhanced Death Benefit B may not be available in all states.

If the oldest Contract Owner and Annuitant is less than or equal to age 80 as of the date we receive the completed application, the Enhanced Death Benefit Rider is an optional benefit that you may elect.

The enhanced death benefit will never be greater than the maximum death benefit allowed by any nonforfeiture laws which govern the Contract.

ENHANCED DEATH BENEFIT A. The Enhanced Death Benefit A on the Issue Date is equal to the initial purchase payment. On each Contract Anniversary, we will recalculate your Enhanced Death Benefit A to equal the greater of your Contract Value on that date, or the most recently calculated Enhanced Death Benefit A. We also will recalculate your Enhanced Death Benefit A whenever you make an additional purchase payment or a partial withdrawal. Additional purchase payments will increase the Enhanced Death Benefit A dollar-for-dollar. Withdrawals will reduce the Enhanced Death Benefit A by an amount equal to a withdrawal adjustment computed in the manner described above under "Death Benefit Amount."

In the absence of any withdrawals or purchase payments, the Enhanced Death Benefit A will be the greatest of all Contract Anniversary Contract Values on or before the date we calculate the death benefit.

We will calculate Anniversary Values for each Contract Anniversary prior to the oldest Contract Owner's or, if the Contract Owner is not a living person, the oldest Annuitant's 85th birthday. After age 85, we will recalculate the Enhanced Death Benefit A only for purchase payments and withdrawals.

ENHANCED DEATH BENEFIT B. The Enhanced Death Benefit B is equal to total purchase payments made reduced by a withdrawal adjustment computed in the manner described above under "Death Benefit Amount." Each purchase payment and each withdrawal adjustment will accumulate daily at a rate equivalent to 5% per year until the earlier of the date

. we determine the death benefit, or

. the first day of the month following the oldest Contract Owner's or, if the Contract Owner is not a living person, the oldest Annuitant's 85th birthday.

DEATH BENEFIT PAYMENTS

If the New Owner is your spouse, the New Owner may:

1. elect to receive the Death Proceeds in a lump sum, or

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2. elect to apply the Death Proceeds to an Income Plan. Payments from the Income Plan must begin within 1 year of the date of death and must be payable throughout:

. the life of the New Owner;

. for a guaranteed number of payments from 5 to 50 years, but not to exceed the life expectancy of the New Owner; or

. over the life of the New Owner with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the New Owner.

If your spouse does not elect one of the options above, the contract will continue in the Accumulation Phase as if the death had not occurred. If the contract is continued in the Accumulation Phase, the following restrictions apply:

On the date the Contract is continued, the Contract Value will equal the amount of the Death Proceeds as determined as of the Valuation Date on which we received the completed request for settlement of Death Proceeds (the next Valuation Date, if we receive the completed request for settlement of Death Proceeds after 3 p.m. Central Time). Unless otherwise instructed by the continuing spouse, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Sub-accounts of the Variable Account. This excess will be allocated in proportion to your Contract Value in those Sub-accounts as of the end of the Valuation Period during which we receive the complete request for settlement of the Death Proceeds, except that any portion of this excess attributable to the Fixed Account Options will be allocated to the Money Market Variable Sub-account. Within 30 days of the date the Contract is continued, your surviving spouse may choose one of the following transfer alternatives without incurring a transfer fee:

(i) transfer all or a portion of the excess among the Variable Sub-accounts;

(ii) transfer all or a portion of the excess into the Guarantee Maturity Fixed Account and begin a new Guarantee Period; or

(iii) transfer all or a portion of the excess into a combination of Variable Sub-accounts and the Guarantee Maturity Fixed Account.

Any such transfer does not count as one of the free transfers allowed each Contract Year and is subject to any minimum allocation amount specified in your Contract.

The surviving spouse may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge.

Only one spousal continuation is allowed under this Contract.

If the New Owner is not your spouse but is a living person, the New Owner may:

1. elect to receive the Death Proceeds in a lump sum, or

2. elect to apply the death benefit to an Income Plan. Payments from the Income Plan must begin within 1 year of the date of death and must be payable throughout:

. the life of the New Owner;

. for a guaranteed number of payments from 5 to 50 years, but not to exceed the life expectancy of the New Owner;

. over the life of the New Owner with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the New Owner.

If the New Owner does not elect one of the options above, then the New Owner must receive the Contract Value payable within 5 years of your date of death. The Contract Value will equal the amount of the Death Proceeds as determined as of the Valuation Date on which we received the completed request for settlement of Death Proceeds (the next Valuation Date, if we receive the completed request for settlement of Death Proceeds after 3:00 p.m. Central Time). Unless otherwise instructed by the New Owner, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Money Market Variable Sub-Account. The New Owner may exercise all rights as set forth in the Transfers section during this 5 year period.

No additional purchase payments may be added to the Contract under this election. Withdrawal Charges will be waived for any withdrawals made during this 5 year period.

If the New Owner dies prior to the receiving all of the Contract Value, then the New Owner's named beneficiary(ies) will receive the greater of the Settlement Value or the remaining Contract Value. This amount must be received as a lump sum within 5 years of the date of the original Owner's death.

We reserve the right to offer additional options upon Death of Owner.

If the New Owner is corporation, trust, or other non-living person:

(a) The New Owner may elect to receive the death benefit in a lump sum; or

(b) If the New Owner does not elect the option above, then the New Owner must receive the Contract Value payable within 5 years of your date of death. On the date we receive the complete request for settlement of the death benefit, the Contract Value under this option will be the Death Proceeds. Unless otherwise instructed by the New Owner, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Money Market Variable Sub-Account. The New

25 PROSPECTUS

Owner may exercise all rights as set forth in the Transfers provision during this 5 year period.

No additional purchase payments may be added to the Contract under this election. Withdrawal Charges will be waived during this 5 year period.

We reserve the right to offer additional options upon Death of Owner.

If any New Owner is a non-living person, all New Owners will be considered to be non-living persons for the above purposes.

Under any of these options, all ownership rights, subject to any restrictions previously placed upon the Beneficiary, are available to the New Owner from the date of your death to the date on which the Death Proceeds are paid.We reserve the right to waive the 180 day limit on a non-discriminatory basis.

DEATH OF ANNUITANT

If the Annuitant who is not also the Contract Owner dies prior to the Payout Start Date and the Contract Owner is a living person, then the Contract Owner may choose to continue this Contract as if the death has not occured or if we receive Due Proof of Death then the Contract Owner may choose to receive the death proceeds in a lump sum or apply the death proceeds to an Income Plan which must begin within one year of the date of death.

If the Annuitant who is not also the Contract Owner dies prior to the Payout Start Date and the Contract Owner is a non-living person, the following apply:

(a) The Contract Owner may elect to receive the Death Proceeds in a lump sum; or

(b) If the Contract Owner does not elect the above option, then the Owner must receive the contact value payable within 5 years of the Annuitant's date of death. On the date we receive the complete request for settlement of the death benefit, the contract value under this option will be the Death Proceeds. Unless otherwise instructed by the Contract Owner, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Money Market Variable Sub-Account. The Contract Owner may then exercise all rights as set forth in the Transfers section during this 5 year period.

No additional purchase payments may be added to the Contract under this election. Withdrawal Charges will be waived during this 5 year period.

We reserve the right to offer additional options upon Death of Annuitant.

MORE INFORMATION

ALLSTATE LIFE

Allstate Life is the issuer of the Contract. Allstate Life was organized in 1957 as a stock life insurance company under the laws of the state of Illinois. Prior to January 1, 2005, Glenbrook Life and Annuity Company ("Glenbrook") issued the Contract. Effective January 1, 2005, Glenbrook merged with Allstate Life ("Merger"). On the date of the Merger, Allstate Life acquired from Glenbrook all of the Glenbrook's assets and became directly liable for Glenbrook's liabilities and obligations with respect to all contracts issued by Glenbrook.

Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company organized under the laws of the state of Illinois. All of the capital stock issued and outstanding of Allstate Insurance Company is owned by The Allstate Corporation.

Allstate Life is licensed to operate in the District of Columbia, Puerto Rico, and all jurisdictions except the state of New York. We intend to offer the Contract in those jurisdictions in which we are licensed. Our home office is located at 3100 Sanders Road, Northbrook, Illinois 60062.

THE VARIABLE ACCOUNT

Allstate Life established the Allstate Financial Advisors Separate Account I in 1999. The Contracts were previously issued through the Glenbrook Life and Annuity Company Separate Account A. Effective January 1, 2005, Glenbrook Life Multi-Manager Variable Account and Glenbrook Life and Annuity Company Separate Account A combined with Allstate Financial Advisors Separate Account I and consolidated duplicative Variable Sub-Accounts that invest in the same Funds (the "Consolidation"). The Accumulation Unit Values for the Variable Sub-Accounts in which you invest did not change as a result of the Consolidation, and your Contract Value immediately after the Consolidation was the same as the value immediately before the Consolidation. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable Account or Allstate Life.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under Illinois insurance law. That means we account for the Variable Account's income, gains, and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations. Our obligations arising under the

26 PROSPECTUS

Contracts are general corporate obligations of Allstate Life.

The Variable Account consists of multiple Variable Sub-Accounts, each of which are available under the Contract. We may add new Variable Sub-Accounts, or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Funds. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.

THE FUNDS

DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS. We automatically reinvest all dividends and capital gains distributions from the Funds in shares of the distributing Funds at their net asset value.

VOTING PRIVILEGES. As a general matter, you do not have a direct right to vote the shares of the Funds held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Funds that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract Owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract Owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Fund as of the record date of the meeting. After the Payout Start Date, the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Sub-account by the net asset value per share of the corresponding eligible Fund. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted upon on a pro-rata basis to reduce the votes eligible to be cast. We reserve the right to vote Fund shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

CHANGES IN FUNDS. If the shares of any of the Funds are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Fund and substitute shares of another eligible investment fund. Any substitution of securities will comply with the requirements of the 1940 Act. We also may add new Variable Sub-Accounts that invest in additional underlying mutual funds. We will notify you in advance of any change.

CONFLICTS OF INTEREST. The Funds sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Fund. The board of trustees of the Funds monitors for possible conflicts among separate accounts buying shares of the Funds. Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a separate account to comply with such laws could cause a conflict. To eliminate a conflict, the Funds' board of trustees may require a separate account to withdraw its participation in a Fund. A Fund's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a separate account withdrawing because of a conflict.

THE CONTRACT

DISTRIBUTION. ALFS, Inc. ("ALFS"), located at 3100 Sanders Road, Northbrook, Illinois 60062-7154, serves as principal underwriter of the Contracts. ALFS is a wholly owned subsidiary of Allstate Life. ALFS is a registered broker dealer under the Securities and Exchange Act of 1934, as amended ("Exchange Act"), and is a member of the NASD.

We will pay commissions to broker-dealers who sell the Contracts. Commissions paid may vary, but we estimate that the total commissions paid on all Contract sales will not exceed 8.5% of all purchase payments (on a present value basis).

These commissions are intended to cover distribution expenses. Sometimes, we also pay the broker-dealer a persistency bonus in addition to the standard commissions. A persistency bonus is not expected to exceed 1.20%, on an annual basis, of the Contract Values considered in connection with the bonus. Sale of the Contracts may also count toward incentive program awards for the registered representative. In some states, Contracts may be sold by representatives or employees of banks which may be acting as broker-dealers without separate registration under the Exchange Act, pursuant to legal and regulatory exceptions.

27 PROSPECTUS

Allstate Life does not pay ALFS a commission for distribution of the Contracts. The underwriting agreement with ALFS provides that we will reimburse ALFS for any liability to Contract Owners arising out of services rendered or Contracts issued.

ADMINISTRATION. We have primary responsibility for all administration of the Contracts and the Variable Account. We provide the following administrative services, among others:

. issuance of the Contracts;

. maintenance of Contract Owner records;

. Contract Owner services;

. calculation of unit values;

. maintenance of the Variable Account; and

. preparation of Contract Owner reports.

We will send you Contract statements at least annually. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we reserve the right to make the adjustment as of the date that we receive notice of the potential error.

We also will provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

NON-QUALIFIED ANNUITIES HELD WITHIN A QUALIFIED PLAN

If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information. Allstate Life no longer issues deferred annuities to employer sponsored qualified retirement plans.

LEGAL MATTERS

All matters of state law pertaining to the Contracts, including the validity of the Contracts and Allstate Life's right to issue such Contracts under state insurance law, have been passed upon by Michael J. Velotta, General Counsel of Allstate Life.

28 PROSPECTUS

TAXES

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. ALLSTATE LIFE MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

TAXATION OF ALLSTATE LIFE INSURANCE COMPANY

Allstate Life is taxed as a life insurance company under Part I of Subchapter L of the Code. Since the Variable Account is not an entity separate from Allstate Life, and its operations form a part of Allstate Life, it will not be taxed separately. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, Allstate Life believes that the Variable Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Allstate Life does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore Allstate Life does not intend to make provisions for any such taxes. If Allstate Life is taxed on investment income or capital gains of the Variable Account, then Allstate Life may impose a charge against the Variable Account in order to make provision for such taxes.

TAXATION OF VARIABLE ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

. the Contract Owner is a natural person,

. the investments of the Variable Account are "adequately diversified" according to Treasury Department regulations, and

. Allstate Life is considered the owner of the Variable Account assets for federal income tax purposes.

NON-NATURAL OWNERS. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.

EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain qualified plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

GRANTOR TRUST OWNED ANNUITY. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section. In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the surviving Contract Owner. Since the trust will be the surviving Contract Owner in all cases, the Death Benefit will be payable to the trust notwithstanding any beneficiary designation on the annuity contract. A trust, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment; or 2) payment deferred up to five years from date of death.

DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be "adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Allstate Life does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

OWNERSHIP TREATMENT. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance

29 PROSPECTUS

concerning circumstances in which investor control of the separate account investments may cause a Contract owner to be treated as the owner of the separate account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Allstate Life does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a Non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a competent tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

. if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

. if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner.

. if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

. if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or

. if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract.

30 PROSPECTUS

The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

. made on or after the date the Contract Owner attains age 59 1/2,

. made as a result of the Contract Owner's death or becoming totally disabled,

. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

. made under an immediate annuity, or

. attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

TAX FREE EXCHANGES UNDER INTERNAL REVENUE CODE SECTION 1035. A 1035 exchange is a tax-free exchange of a non-qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

PARTIAL EXCHANGES. The IRS has issued a ruling that permits partial exchanges of annuity contracts. Under this ruling, if you take a withdrawal from a receiving or relinquishing annuity contract within 24 months of the partial exchange, then special aggregation rules apply for purposes of determining the taxable amount of a distribution. The IRS has issued limited guidance on how to aggregate and report these distributions. The IRS is expected to provide further guidance; as a result, it is possible that the amount we calculate and report to the IRS as taxable could be different.

TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.

AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-Qualified deferred annuity contracts issued by Allstate Life (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

INCOME TAX WITHHOLDING

Generally, Allstate Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Allstate Life is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Section 1441 of the Code provides that Allstate Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

31 PROSPECTUS

TAX QUALIFIED CONTRACTS

The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income on variable annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing a variable annuity as a TSA or IRA. Tax Qualified Contracts are contracts purchased as investments as:

. Individual Retirement Annuities (IRAs) under Section 408(b) of the Code;

. Roth IRAs under Section 408A of the Code;

. Simplified Employee Pension (SEP IRA) under Section 408(k) of the Code;

. Savings Incentive Match Plans for Employees (SIMPLE IRA) under Section 408(p) of the Code; and

. Tax Sheltered Annuities under Section 403(b) of the Code.

Allstate Life reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Allstate Life can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent's IRA, TSA, or employer sponsored retirement plan under which the decedent's surviving spouse is the beneficiary. Allstate Life does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent's IRA, TSA, or employer sponsored retirement plan.

In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.

TAXATION OF WITHDRAWALS FROM AN INDIVIDUALLY OWNED TAX QUALIFIED CONTRACT. If you make a partial withdrawal under a Tax Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

. made on or after the date the Contract Owner attains age 59 1/2,

. made to a beneficiary after the Contract Owner's death,

. attributable to the Contract Owner being disabled, or

. made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions. All tax reporting of distributions from Roth IRAs will indicate that the taxable amount is not determined.

REQUIRED MINIMUM DISTRIBUTIONS. Generally, IRAs (excluding Roth IRAs) and TSAs require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.

THE DEATH BENEFIT AND TAX QUALIFIED CONTRACTS. Pursuant to the Code and IRS regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the Death Benefits offered by your Contract do not constitute life insurance under these regulations.

It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a 403(b) plan.

Allstate Life reserves the right to limit the availability of the Contract for use with any of the qualified plans listed above.

PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM TAX QUALIFIED CONTRACTS. A 10% penalty tax applies to the taxable amount of any premature distribution from a Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

32 PROSPECTUS

. made on or after the date the Contract Owner attains age 59 1/2,

. made as a result of the Contract Owner's death or total disability,

. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

. made after separation from service after age 55 (does not apply to IRAs),

. made pursuant to an IRS levy,

. made for certain medical expenses,

. made to pay for health insurance premiums while unemployed (applies only for IRAs),

. made for qualified higher education expenses (applies only for IRAs), and

. made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON TAX QUALIFIED CONTRACTS. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

INCOME TAX WITHHOLDING ON TAX QUALIFIED CONTRACTS. Generally, Allstate Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Allstate Life is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from employer sponsored retirement plans, including TSAs but excluding IRAs, with the exception of:

. required minimum distributions, or,

. a series of substantially equal periodic payments made over a period of at least 10 years, or,

. a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

. hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, Allstate Life is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Section 1441 of the Code provides that Allstate Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

INDIVIDUAL RETIREMENT ANNUITIES. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified plans may be "rolled over" on a tax-deferred basis into an Individual Retirement Annuity.

ROTH INDIVIDUAL RETIREMENT ANNUITIES. Section 408A of the Code permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity.

33 PROSPECTUS

Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or Annuity may be converted or "rolled over" to a Roth Individual Retirement Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

ANNUITIES HELD BY INDIVIDUAL RETIREMENT ACCOUNTS (COMMONLY KNOWN AS CUSTODIAL

IRAS). Internal Revenue Code Section 408 permits a custodian or trustee of an Individual Retirement Account to purchase an annuity as an investment of the Individual Retirement Account. If an annuity is purchased inside of an Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

Generally, the death benefit of an annuity held in an Individual Retirement Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement Account to continue the Contract in the accumulation phase, with the Annuitant's surviving spouse as the new Annuitant, if the following conditions are met:

1) The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the annuity contract;

2) The deceased Annuitant was the beneficial owner of the Individual Retirement Account;

3) We receive a complete request for settlement for the death of the Annuitant; and

4) The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

(a) The Annuitant's surviving spouse is the sole beneficiary of the Individual Retirement Account;

(b) The Annuitant's surviving spouse has elected to continue the Individual Retirement Account as his or her own Individual Retirement Account; and

(c) The custodian or trustee of the Individual Retirement Account has continued the Individual Retirement Account pursuant to the surviving spouse's election.

SIMPLIFIED EMPLOYEE PENSION IRA. Section 408(k) of the Code allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE IRA). Section 408(p) of the Code allow eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS (TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND YOUR COMPETENT TAX ADVISOR.

TAX SHELTERED ANNUITIES. Section 403(b) of the Code provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

. attains age 59 1/2,

. severs employment,

. dies,

. becomes disabled, or

. incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Allstate Life is directed to transfer some or all of the Contract Value to another 403(b) plan. Generally, we do not accept Employee Retirement Income Security Act of 1974 (ERISA) funds in 403(b) contracts.

34 PROSPECTUS

ANNUAL REPORTS AND OTHER DOCUMENTS

Allstate Life's annual report on Form 10-K for the year ended December 31, 2003 and its Form 10-Q reports for the quarters ended March 31, 2004, June 30, 2004, and September 30, 2004 are incorporated herein by reference which means that they are legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000352736. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at P.O. Box 80469, Lincoln, NE 68501-0469 (telephone:

1-800-776-6978).

35 PROSPECTUS

APPENDIX A ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (WITHOUT THE ENHANCED DEATH BENEFIT OPTION)

For the period beginning January 1 and ending December 31,****    2000      2001      2002      2003       2004
-----------------------------------------------------------------------------------------------------------------
AIM V.I. AGGRESSIVE GROWTH SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   $ 10.000  $  9.060  $  6.606  $  5.032   $  6.280
 Accumulation Unit Value, End of Period                         $  9.060  $  6.606  $  5.032  $  6.280   $  6.163
 Number of Units Outstanding, End of Period                      389,663   551,768   457,201   386,248    319,357
AIM V.I. BALANCED SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   $ 10.000  $  9.649  $  8.429  $  6.883   $  7.890
 Accumulation Unit Value, End of Period                         $  9.649  $  8.429  $  6.883  $  7.890   $  7.841
 Number of Units Outstanding, End of Period                      151,194   571,674   471,144   430,725    445,630
AIM V.I. BASIC VALUE SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                         --  $ 10.000  $ 11.198  $  8.589   $ 11.306
 Accumulation Unit Value, End of Period                               --  $ 11.198  $  8.589  $ 11.306   $ 11.190
 Number of Units Outstanding, End of Period                           --   133,916   183,666   221,800    258,802
AIM V.I. BLUE CHIP SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   $ 10.000  $  8.662  $  6.769  $  4.924   $  6.070
 Accumulation Unit Value, End of Period                         $  8.662  $  6.769  $  4.924  $  6.070   $  5.811
 Number of Units Outstanding, End of Period                      313,504   702,442   547,287   487,571    490,021
AIM V.I. CAPITAL APPRECIATION SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   $ 10.000  $  8.583  $  6.494  $  4.839   $  6.174
 Accumulation Unit Value, End of Period                         $  8.583  $  6.494  $  4.839  $  6.174   $  5.916
 Number of Units Outstanding, End of Period                      441,786   654,158   599,023   429,070    384,532
AIM V.I. CAPITAL DEVELOPMENT SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   $ 10.000  $ 10.042  $  9.102  $  7.051   $  9.403
 Accumulation Unit Value, End of Period                         $ 10.042  $  9.102  $  7.051  $  9.403   $  9.473
 Number of Units Outstanding, End of Period                      140,704   190,385   171,689   159,682    154,278
AIM V.I. CORE EQUITY SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   $ 10.000  $  8.572  $  6.523  $  5.425   $  6.649
 Accumulation Unit Value, End of Period                         $  8.572  $  6.523  $  5.425  $  6.649   $  6.666
 Number of Units Outstanding, End of Period                      423,580   984,816   739,907   596,527    498,499
AIM V.I. DENT DEMOGRAPHIC TRENDS SUB ACCOUNT
 Accumulation Unit Value, Beginning of Period                   $ 10.000  $  8.296  $  5.570  $  3.720   $  5.038
 Accumulation Unit Value, End of Period                         $  8.296  $  5.570  $  3.720  $  5.038   $  4.790
 Number of Units Outstanding, End of Period                      183,039   408,067   313,942   327,974    263,789
AIM V.I. DIVERSIFIED INCOME SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   $ 10.000  $ 10.215  $ 10.435  $ 10.516   $ 11.317
 Accumulation Unit Value, End of Period                         $ 10.215  $ 10.435  $ 10.516  $ 11.317   $ 11.609
 Number of Units Outstanding, End of Period                       15,212   136,509   112,809   133,931    144,749
AIM V.I. GLOBAL UTILITIES SUB-ACCOUNT***
 Accumulation Unit Value, Beginning of Period                   $ 10.000  $  9.489  $  6.744  $  4.947   $  5.801
 Accumulation Unit Value, End of Period                         $  9.489  $  6.744  $  4.947  $  5.801   $  5.825
 Number of Units Outstanding, End of Period                       70,293   189,753   157,786   126,884          0
AIM V.I. GOVERNMENT SECURITIES SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   $ 10.000  $ 10.674  $ 11.201  $ 12.093   $ 12.041
 Accumulation Unit Value, End of Period                         $ 10.674  $ 11.201  $ 12.093  $ 12.041   $ 12.140
 Number of Units Outstanding, End of Period                       51,825   283,296   417,316   417,180    341,665
AIM V.I. GROWTH SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   $ 10.000  $  7.674  $  5.003  $  3.402   $  4.398
 Accumulation Unit Value, End of Period                         $  7.674  $  5.003  $  3.402  $  4.398   $  4.255
 Number of Units Outstanding, End of Period                      531,356   962,857   794,164   647,000    608,859
AIM V.I. HIGH YIELD SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   $ 10.000  $  8.461  $  7.927  $  7.353   $  9.275
 Accumulation Unit Value, End of Period                         $  8.461  $  7.927  $  7.353  $  9.275   $  9.740
 Number of Units Outstanding, End of Period                       38,455   102,883    85,729    88,122     86,868
AIM V.I. INTERNATIONAL GROWTH SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   $ 10.000  $  8.424  $  6.352  $  5.277   $  6.709
 Accumulation Unit Value, End of Period                         $  8.424  $  6.352  $  5.277  $  6.709   $  7.147
 Number of Units Outstanding, End of Period                      108,706   304,110   270,186   271,190    214,602
AIM V.I. MID CAP CORE EQUITY SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                         --  $ 10.000  $ 11.355  $  9.944   $ 12.472
 Accumulation Unit Value, End of Period                               --  $ 11.355  $  9.944  $ 12.472   $ 12.977
 Number of Units Outstanding, End of Period                           --    84,764   118,309   131,602    147,002
AIM V.I. MONEY MARKET SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   $ 10.000  $ 10.248  $ 10.473  $ 10.439   $ 10.343
 Accumulation Unit Value, End of Period                         $ 10.248  $ 10.473  $ 10.439  $ 10.343   $ 10.266
 Number of Units Outstanding, End of Period                      237,482   753,380   740,766   452,948    209,971
AIM V.I. NEW TECHNOLOGY SUB-ACCOUNT**
 Accumulation Unit Value, Beginning of Period                   $ 10.000  $  7.018  $  3.635  $  1.965   $  2.950
 Accumulation Unit Value, End of Period                         $  7.018  $  3.635  $  1.965  $  2.950   $  2.810
 Number of Units Outstanding, End of Period                      183,046   372,705   318,900   296,197          0
AIM V.I. PREMIER EQUITY SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   $ 10.000  $  8.531  $  7.356  $  5.054   $  6.227
 Accumulation Unit Value, End of Period                         $  8.531  $  7.356  $  5.054  $  6.227   $  6.002
 Number of Units Outstanding, End of Period                      425,613   870,450   598,998   534,408    474,851
AIM V.I. TECHNOLOGY SUB-ACCOUNT**
 Accumulation Unit Value, Beginning of Period                         --        --        --        --   $ 10.000
 Accumulation Unit Value, End of Period                               --        --        --        --   $  9.605
 Number of Units Outstanding, End of Period                           --        --        --        --     66,976
AIM V.I. UTILITIES SUB-ACCOUNT***
 Accumulation Unit Value, Beginning of Period                         --        --        --        --   $ 10.000
 Accumulation Unit Value, End of Period                               --        --        --        --   $ 10.880
 Number of Units Outstanding, End of Period                           --        --        --        --     61,060

36 PROSPECTUS

* The Contracts were first offered for sale on June 15, 2000. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.40% and an administrative charge of 0.10%. All of the Variable Sub-Accounts were first offered under the Contracts on June 15, 2000, except the AIM V.I. Basic Value and AIM V.I. Mid Cap Core Equity Sub-Accounts, which commenced operations on October 1, 2001, and the AIM V. I. Technology Sub-Account and the AIM V. I. Utilities Sub-Account, which were first offered on April 30, 2004.

** Effective April 30, 2004, the AIM V.I. New Technology Fund merged into the INVESCO VIF-Technology Fund. Effective October 15, 2004, the INVESCO VIF-Technology Fund changed its name to AIM V.I. Technology Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Fund.

*** Effective April 30, 2004, the AIM V.I. Global Utilities Fund merged into the INVESCO VIF-Utilities Fund. Effective October 15, 2004, the INVESCO VIF-Utilities Fund changed its name to AIM V.I. Utilities Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Fund.

**** The Accumulation Unit information shown for 2004 is for the period beginning January 1 and ending September 30.

37 PROSPECTUS

ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (WITH THE ENHANCED DEATH BENEFIT OPTION)

For the period beginning January 1 and ending December 31,****    2000      2001      2002      2003       2004
-----------------------------------------------------------------------------------------------------------------
AIM V.I. AGGRESSIVE GROWTH SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   $ 10.000  $  9.070  $  6.585  $  5.006   $  6.235
 Accumulation Unit Value, End of Period                         $  9.070  $  6.585  $  5.006  $  6.235   $  6.110
 Number of Units Outstanding, End of Period                      411,440   524,922   470,210   437,863    413,982
AIM V.I. BALANCED SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   $ 10.000  $  9.661  $  8.402  $  6.848   $  7.834
 Accumulation Unit Value, End of Period                         $  9.661  $  8.402  $  6.848  $  7.834   $  7.774
 Number of Units Outstanding, End of Period                      270,990   360,436   344,921   381,128    357,706
AIM V.I. BASIC VALUE SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                         --  $ 10.000  $ 11.193  $  8.567   $ 11.255
 Accumulation Unit Value, End of Period                               --  $ 11.193  $  8.567  $ 11.255   $ 11.123
 Number of Units Outstanding, End of Period                           --    26,636    97,456   136,721    152,150
AIM V.I. BLUE CHIP SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   $ 10.000  $  8.872  $  6.748  $  4.898   $  6.027
 Accumulation Unit Value, End of Period                         $  8.872  $  6.748  $  4.898  $  6.027   $  5.760
 Number of Units Outstanding, End of Period                      445,206   513,533   408,829   477,787    448,361
AIM V.I. CAPITAL APPRECIATION SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   $ 10.000  $  8.593  $  6.473  $  4.814   $  6.130
 Accumulation Unit Value, End of Period                         $  8.593  $  6.473  $  4.814  $  6.130   $  5.865
 Number of Units Outstanding, End of Period                      600,559   627,355   519,224   519,576    521,529
AIM V.I. CAPITAL DEVELOPMENT SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   $ 10.000  $ 10.053  $  9.073  $  7.015   $  9.335
 Accumulation Unit Value, End of Period                         $ 10.053  $  9.073  $  7.015  $  9.335   $  9.391
 Number of Units Outstanding, End of Period                      137,269   211,633   187,355   204,240    197,508
AIM V.I. CORE EQUITY SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   $ 10.000  $  8.582  $  6.503  $  5.397   $  6.602
 Accumulation Unit Value, End of Period                         $  8.582  $  6.503  $  5.397  $  6.602   $  6.608
 Number of Units Outstanding, End of Period                      581,861   646,554   548,184   519,633    481,182
AIM V.I. DENT DEMOGRAPHIC TRENDS SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   $ 10.000  $  8.306  $  5.552  $  3.701   $  5.002
 Accumulation Unit Value, End of Period                         $  8.306  $  5.552  $  3.701  $  5.002   $  4.749
 Number of Units Outstanding, End of Period                      307,107   280,377   227,509   232,103    216,180
AIM V.I. DIVERSIFIED INCOME SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   $ 10.000  $ 10.226  $ 10.402  $ 10.462   $ 11.236
 Accumulation Unit Value, End of Period                         $ 10.226  $ 10.402  $ 10.462  $ 11.236   $ 11.509
 Number of Units Outstanding, End of Period                       35,591    42,160    59,505    73,261     66,478
AIM V.I. GLOBAL UTILITIES SUB-ACCOUNT***
 Accumulation Unit Value, Beginning of Period                   $ 10.000  $  9.500  $  6.723  $  4.922   $  5.760
 Accumulation Unit Value, End of Period                         $  9.500  $  6.723  $  4.922  $  5.760   $  5.779
 Number of Units Outstanding, End of Period                      132,479    85,180    65,367    65,185          0
AIM V.I. GOVERNMENT SECURITIES SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   $ 10.000  $ 10.686  $ 11.166  $ 12.031   $ 11.955
 Accumulation Unit Value, End of Period                         $ 10.686  $ 11.166  $ 12.031  $ 11.955   $ 12.035
 Number of Units Outstanding, End of Period                       53,147   151,273   257,473   214,991    172,817
AIM V.I. GROWTH SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   $ 10.000  $  7.682  $  4.987  $  3.384   $  4.367
 Accumulation Unit Value, End of Period                         $  7.682  $  4.987  $  3.384  $  4.367   $  4.219
 Number of Units Outstanding, End of Period                      717,048   689,131   551,105   559,286    502,200
AIM V.I. HIGH YIELD SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   $ 10.000  $  8.471  $  7.902  $  7.315   $  9.209
 Accumulation Unit Value, End of Period                         $  8.471  $  7.902  $  7.315  $  9.209   $  9.656
 Number of Units Outstanding, End of Period                       38,365   184,805   143,847   188,935    164,501
AIM V.I. INTERNATIONAL GROWTH SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   $ 10.000  $  8.434  $  6.332  $  5.250   $  6.661
 Accumulation Unit Value, End of Period                         $  8.434  $  6.332  $  5.250  $  6.661   $  7.085
 Number of Units Outstanding, End of Period                      186,040   158,174   152,158   167,107    158,521
AIM V.I. MID CAP CORE EQUITY SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                         --  $ 10.000  $ 11.350  $  9.919   $ 12.416
 Accumulation Unit Value, End of Period                               --  $ 11.350  $   9.19  $ 12.416   $ 12.900
 Number of Units Outstanding, End of Period                           --    84,764    27,539    53,289     61,739
AIM V.I. MONEY MARKET SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   $ 10.000  $ 10.260  $ 10.440  $ 10.385   $ 10.269
 Accumulation Unit Value, End of Period                         $ 10.260  $ 10.440  $ 10.385  $ 10.269   $ 10.178
 Number of Units Outstanding, End of Period                      271,190   684,007   578,221   185,273    191,390
AIM V.I. NEW TECHNOLOGY SUB-ACCOUNT**
 Accumulation Unit Value, Beginning of Period                   $ 10.000  $  7.026  $  3.624  $  1.955   $  2.928
 Accumulation Unit Value, End of Period                         $  7.026  $  3.624  $  1.955  $  2.928   $  2.788
 Number of Units Outstanding, End of Period                      303,087   365,448   313,891   218,029          0
AIM V.I. PREMIER EQUITY SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   $ 10.000  $  8.541  $  7.333  $  5.028   $  6.182
 Accumulation Unit Value, End of Period                         $  8.541  $  7.333  $  5.028  $  6.182   $  5.950
 Number of Units Outstanding, End of Period                      531,658   757,698   649,319   633,649    569,843
AIM V.I. TECHNOLOGY SUB-ACCOUNT**
 Accumulation Unit Value, Beginning of Period                         --        --        --        --   $ 10.000
 Accumulation Unit Value, End of Period                               --        --        --        --   $  9.597
 Number of Units Outstanding, End of Period                           --        --        --        --     55,972
AIM V.I. UTILITIES SUB-ACCOUNT***
 Accumulation Unit Value, Beginning of Period                         --        --        --        --   $ 10.000
 Accumulation Unit Value, End of Period                               --        --        --        --   $ 10.871
 Number of Units Outstanding, End of Period                           --        --        --        --     35,400

38 PROSPECTUS

* The Contracts were first offered for sale on June 15, 2000. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.60% and an administrative charge of 0.10%. All of the Variable Sub-Accounts were first offered under the Contracts on June 15, 2000, except the AIM V.I. Basic Value and AIM V.I. Mid Cap Core Equity Sub-Accounts, which commenced operations on October 1, 2001, and the AIM V. I. Technology Sub-Account and the AIM V. I. Utilities Sub-Account, which were first offered on April 30, 2004.

** Effective April 30, 2004, the AIM V.I. New Technology Fund merged into the INVESCO VIF-Technology Fund. Effective October 15, 2004, the INVESCO VIF-Technology Fund changed its name to AIM V.I. Technology Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Fund.

*** Effective April 30, 2004, the AIM V.I. Global Utilities Fund merged into the INVESCO VIF-Utilities Fund. Effective October 15, 2004, the INVESCO VIF-Utilities Fund changed its name to AIM V.I. Utilities Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Fund.

**** The Accumulation Unit information shown for 2004 is for the period beginning January 1 and ending September 30.

39 PROSPECTUS

APPENDIX B MARKET VALUE ADJUSTMENT

The Market Value Adjustment is based on the following:

I = the Treasury Rate for a maturity equal to the applicable Guarantee Period for the week preceding the establishment of the Guarantee Period.

N = the number of whole and partial years from the date we receive the withdrawal, transfer, or death benefit request, or from the Payout Start Date, to the end of the Guarantee Period; and

J = the Treasury Rate for a maturity equal to the Guarantee Period for the week preceding the receipt of the withdrawal, transfer, death benefit, or income payment request. "Treasury Rate" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment factor is determined from the following formula:

.9 x (I - J) x N

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transferred (in excess of the Free Withdrawal Amount) paid as a death benefit, or applied to an Income Plan, from a Guarantee Period at any time other than during the 30 day period after such Guarantee Period expires.

40 PROSPECTUS

EXAMPLES OF MARKET VALUE ADJUSTMENT

Purchase Payment: $10,000 (Credit Enhancement of $400 allocated to Money Market Variable Sub-Account)

(Option 1: 4% up front): 10,000 allocated to a Guarantee Period Guarantee Period: 5 years

Treasury Rate (at the time the Guarantee Period was established): 4.50%

Assumed Net Annual Earnings Rate in Money Market Variable Sub-Account: 4.50%

Full Surrender: End of Contract Year 3

NOTE: These examples assume that premium taxes are not applicable.

EXAMPLE 1 (ASSUME DECLINING INTEREST RATES)

Step 1.  Calculate Contract       $10,000.00 x (1.04) x (1.045)/3/= $11,868.13
 Value at End of Contract Year
 3:

Step 2. Calculate the Free        15% x $10,000.00 x (1.04) x (1.045)/2/=
 Withdrawal Amount:               $1,703.56

Step 3. Calculate the             = .07 x ($10,000.00 - $1,703.56) = $580.75
 Withdrawal Charge:

Step 4. Calculate the Market      I = 4.50%
 Value Adjustment:                J = 4.20%

                                      730 days
                                  N = -------- = 2
                                      365 days

                                  Market Value Adjustment Factor: .9 x (I - J)
                                  X N
                                  = .9 X (.045 - .042) X (2) = .0054

                                  Market Value Adjustment = Market Value

                                  Adjustment Factor x Amount Subject to Market
                                  Value Adjustment:

                                  = .0054 X ($11,868.13 - $1,703.56) = $54.89

Step 5. Calculate the amount
 received by a Contract
Owner as a result of full
 withdrawal at the end of
Contract Year 3:                  $11,868.13 - $580.75 + $54.89 = $11,342.27

                   EXAMPLE 2: (ASSUMES RISING INTEREST RATES)

Step 1.  Calculate Contract       $10,000.00 X (1.04)  X (1.045)3 = $11,868.13
 Value at End of Contract Year
 3:

Step 2. Calculate the Free        15% X $10,000.00 X (1.04) X (1.045)2
 Withdrawal Amount:               = $1,703.56

Step 3. Calculate the             = .07 X ($10,000.00 - $1,703.56) = $580.75
 Withdrawal Charge:

Step 4. Calculate the Market      I = 4.50%
 Value Adjustment:                J = 4.80%

                                      730 days
                                  N = -------- = 2
                                      365 days

                                  Market Value Adjustment Factor: .9 x (I - J)
                                  x N
                                  = .9 X (.045 - .048) X (2) = - .0054

                                  Market Value Adjustment = Market

                                  Value Adjustment Factor x Amount

                                  Subject to Market Value Adjustment:

                                  = -.0054 X ($11,868.13 - $1,703.56)
                                  = $(54.89)

Step 5. Calculate the amount      $11,868.13 - $580.75 - $54.89 =
 received by a Contract Owner     $11,232.49

as a result of full withdrawal

at the end of Contract Year 3:

41 PROSPECTUS

STATEMENT OF ADDITIONAL INFORMATION

ADDITIONS, DELETIONS, OR SUBSTITUTIONS OF INVESTMENTS

THE CONTRACT

Purchase of Contracts

Tax-free Exchanges (1035 Exchanges, Rollovers and Transfers)

CALCULATION OF ACCUMULATION UNIT VALUES

CALCULATION OF VARIABLE INCOME PAYMENTS

CALCULATION OF ANNUITY UNIT VALUES

GENERAL MATTERS

Incontestability

Settlements

Safekeeping of the Variable Account's Assets

Premium Taxes

Tax Reserves

EXPERTS

FINANCIAL STATEMENTS

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

42 PROSPECTUS

AIM LIFETIME PLUS/SM/ II VARIABLE ANNUITY

ALLSTATE LIFE INSURANCE COMPANY

 STREET ADDRESS: 5801 SW 6TH AVE., TOPEKA, KS 66606-0001

MAILING ADDRESS: P.O. BOX 758566, TOPEKA, KS 66675-8566

TELEPHONE NUMBER: 1-800-457-7617

FAX NUMBER: 1-785-228-4584

PROSPECTUS DATED MAY 1, 2011

Allstate Life Insurance Company ("ALLSTATE LIFE") issues the AIM Lifetime Plus/SM/ II Variable Annuity, an individual and group flexible premium deferred variable annuity contract ("CONTRACT"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

ALLSTATE LIFE IS NO LONGER OFFERING NEW CONTRACTS.

The Contract currently offers 17 investment alternatives ("INVESTMENT ALTERNATIVES"). The investment alternatives include 3 fixed account options ("FIXED ACCOUNT OPTIONS") and 14 variable sub-accounts ("VARIABLE SUB-ACCOUNTS") of the Allstate Financial Advisors Separate Account I ("VARIABLE ACCOUNT"). Each Variable Sub-Account invests exclusively in shares of one of the following funds ("FUNDS") of AIM Variable Insurance Funds (Invesco Variable Insurance Funds) (SERIES I SHARES):

INVESCO VAN KAMPEN V.I. EQUITY AND     INVESCO V.I. HIGH YIELD FUND - SERIES
  INCOME PORTFOLIO - SERIES I            I

INVESCO V.I. BASIC VALUE FUND -        INVESCO V.I. INTERNATIONAL GROWTH
  SERIES I                               FUND - SERIES I

INVESCO V.I. CAPITAL APPRECIATION      INVESCO VAN KAMPEN V.I. CAPITAL
  FUND - SERIES I                        GROWTH PORTFOLIO - SERIES I

INVESCO V.I. CAPITAL DEVELOPMENT FUND  INVESCO V.I. MID CAP CORE EQUITY FUND
  - SERIES I                             - SERIES I

INVESCO V.I. CORE EQUITY FUND -        INVESCO V.I. MONEY MARKET FUND -
  SERIES I                               SERIES I

INVESCO V.I. DIVERSIFIED INCOME FUND   INVESCO V.I. TECHNOLOGY FUND - SERIES
  - SERIES I                             I

INVESCO V.I. GOVERNMENT SECURITIES     INVESCO V.I. UTILITIES FUND - SERIES I
  FUND - SERIES I

WE (Allstate Life) have filed a Statement of Additional Information, dated May 1, 2011, with the Securities and Exchange Commission ("SEC"). It contains more information about the Contract and is incorporated herein by reference, which means it is legally a part of this prospectus. Its table of contents appears on page 39 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site (http://www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site.

IMPORTANT. THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THE SECURITIES
 NOTICES   DESCRIBED IN THIS PROSPECTUS, NOR HAS IT PASSED ON THE ACCURACY OR ADEQUACY OF THIS
           PROSPECTUS. ANYONE WHO TELLS YOU OTHERWISE IS COMMITTING A FEDERAL CRIME.

           THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS THAT HAVE RELATIONSHIPS WITH
           BANKS OR OTHER FINANCIAL INSTITUTIONS OR BY EMPLOYEES OF SUCH BANKS. HOWEVER, THE
           CONTRACTS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED BY SUCH INSTITUTIONS OR ANY
           FEDERAL REGULATORY AGENCY. INVESTMENT IN THE CONTRACTS INVOLVES INVESTMENT RISKS,
           INCLUDING POSSIBLE LOSS OF PRINCIPAL.

           THE CONTRACTS ARE NOT FDIC INSURED.

           WE ARE NO LONGER OFFERING THE CONTRACTS FOR SALE.

1 PROSPECTUS

                                     PAGE
-----------------------------------------
OVERVIEW
-----------------------------------------
   Important Terms                     3
-----------------------------------------
   The Contract at a Glance            4
-----------------------------------------
   How the Contract Works              6
-----------------------------------------
   Expense Table                       7
-----------------------------------------
   Financial Information               9
-----------------------------------------
CONTRACT FEATURES
-----------------------------------------
   The Contract                        9
-----------------------------------------
   Purchases                          10
-----------------------------------------
   Contract Value                     11
-----------------------------------------
   Investment Alternatives            12
-----------------------------------------
     The Variable Sub-Accounts        12
-----------------------------------------
     The Fixed Account Options        13
-----------------------------------------
     Transfers                        15
-----------------------------------------
   Expenses                           18
-----------------------------------------
   Other Expenses                     20
-----------------------------------------
   Access to Your Money               20
-----------------------------------------

                                                           PAGE
---------------------------------------------------------------
   Income Payments                                          21
---------------------------------------------------------------
   Death Benefits                                           23
---------------------------------------------------------------
OTHER INFORMATION
---------------------------------------------------------------
   More Information:                                        27
---------------------------------------------------------------
     Allstate Life                                          27
---------------------------------------------------------------
     The Variable Account                                   28
---------------------------------------------------------------
     The Funds                                              28
---------------------------------------------------------------
     The Contract                                           29
---------------------------------------------------------------
     Non-Qualified Annuities Held Within a Qualified
     Plan                                                   30
---------------------------------------------------------------
     Legal Matters                                          30
---------------------------------------------------------------
   Taxes                                                    30
---------------------------------------------------------------
   Annual Reports and Other Documents                       38
---------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION TABLE OF CONTENTS       39
---------------------------------------------------------------
APPENDIX A - ACCUMULATION UNIT VALUES AND NUMBER OF
 ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE
 SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED             40
---------------------------------------------------------------
APPENDIX B - MARKET VALUE ADJUSTMENT                        52
---------------------------------------------------------------

2 PROSPECTUS

IMPORTANT TERMS

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.

                                                      PAGE
----------------------------------------------------------
Accumulation Phase                                       6
----------------------------------------------------------
Accumulation Unit                                        9
----------------------------------------------------------
Accumulation Unit Value                                  9
----------------------------------------------------------
Annuitant                                                9
----------------------------------------------------------
Automatic Additions Program                             10
----------------------------------------------------------
Automatic Fund Rebalancing Program                      17
----------------------------------------------------------
Beneficiary                                              9
----------------------------------------------------------
Cancellation Period                                      4
----------------------------------------------------------
*Contract                                            1, 28
----------------------------------------------------------
Contract Anniversary                                     5
----------------------------------------------------------
Contract Owner ("You")                                   9
----------------------------------------------------------
Contract Value                                       5, 11
----------------------------------------------------------
Contract Year                                            5
----------------------------------------------------------
Death Benefit Anniversary                               23
----------------------------------------------------------
Dollar Cost Averaging Program                           17
----------------------------------------------------------
Due Proof of Death                                      23
----------------------------------------------------------
Enhanced Death Benefit Rider                            24
----------------------------------------------------------
Enhanced Death and Income Benefit Combination Rider     24
----------------------------------------------------------
Fixed Account Options                                   13
----------------------------------------------------------

                                PAGE
------------------------------------
Free Withdrawal Amount            18
------------------------------------
Funds                             28
------------------------------------
Allstate Life ("We")           1, 27
------------------------------------
Guarantee Periods                 13
------------------------------------
Income Plan                       21
------------------------------------
Investment Alternatives           12
------------------------------------
Issue Date                         6
------------------------------------
Market Value Adjustment           14
------------------------------------
Payout Phase                       6
------------------------------------
Payout Start Date              5, 21
------------------------------------
Right to Cancel                   11
------------------------------------
SEC                                1
------------------------------------
Settlement Value                  23
------------------------------------
Systematic Withdrawal Program     21
------------------------------------
Tax Qualified Contract         5, 33
------------------------------------
Treasury Rate                     14
------------------------------------
Valuation Date                    11
------------------------------------
Variable Account                  28
------------------------------------
Variable Sub-Account              12
------------------------------------

* If you purchase a group Contract, we will issue you a certificate that represents your ownership and that summarizes the provisions of the Contract. References to "Contract" in this prospectus include certificates, unless the context requires otherwise. In certain states, the Contract is available only as a group Contract.

3 PROSPECTUS

THE CONTRACT AT A GLANCE

The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.

FLEXIBLE PAYMENTS        WE ARE NO LONGER OFFERING NEW CONTRACTS. You can add to your Contract as often and as much as you like, but each payment must be at least $500 ($100 for automatic purchase payments to the variable investment options). You must maintain a minimum account size of $1,000.
---------------------------------------------------------------------------------------------------------
RIGHT TO CANCEL          You may cancel your Contract within 20 days of receipt or any longer period as your state may require ("CANCELLATION PERIOD"). Upon cancellation we will return your purchase payments adjusted, to the extent federal or state law permits, to reflect the investment experience of any amounts allocated to the
                         Variable Account. The adjustment will reflect the deduction of mortality and expense risk charges and administrative expense charges.
---------------------------------------------------------------------------------------------------------
EXPENSES                 You will bear the following expenses:

                         Total Variable Account annual fees equal to 1.10% of average daily net assets
                         (1.30% if you select the ENHANCED DEATH BENEFIT RIDER; 1.50% if you select the
                         ENHANCED DEATH AND INCOME BENEFIT COMBINATION RIDER (available with Contracts issued before July 27, 2000); and 1.60% if you select the ENHANCED DEATH AND
                         INCOME BENEFIT COMBINATION RIDER II (available with Contracts issued on or after July 27, 2000)).

                         .   Annual contract maintenance charge of $35 (with certain exceptions)

                         .   Withdrawal Charges ranging from 0% to 7% of payment withdrawn (with certain exceptions)

                         .   Transfer fee of $10 after 12/th/ transfer in any CONTRACT YEAR (fee currently waived)

                         .   State premium tax (if your state imposes one)

                         In addition, each Fund pays expenses that you will bear indirectly if you invest in a Variable Sub-Account.
---------------------------------------------------------------------------------------------------------
INVESTMENT ALTERNATIVES  The Contract offers 17 investment alternatives including:

                         .   3 Fixed Account Options (which credit interest at rates we guarantee)

                         .   14 Variable Sub-Accounts investing in Funds offering professional money management by Invesco Advisers, Inc..

                         To find out current rates being paid on the Fixed Account Options, or to find out how the Variable Sub-Accounts have performed, please call us at
                         1-800-457-7617.
---------------------------------------------------------------------------------------------------------
SPECIAL SERVICES         For your convenience, we offer these special services:

                         .   AUTOMATIC FUND REBALANCING PROGRAM

                         .   AUTOMATIC ADDITIONS PROGRAM

                         .   DOLLAR COST AVERAGING PROGRAM

                         .   SYSTEMATIC WITHDRAWAL PROGRAM
---------------------------------------------------------------------------------------------------------
INCOME PAYMENTS          You can choose fixed income payments, variable income payments, or a combination of the two. You can receive your income payments in one of the following ways:

                         .   life income with guaranteed payments

                         .   a joint and survivor life income with guaranteed payments

                         .   guaranteed payments for a specified period (5 to 30 years)
---------------------------------------------------------------------------------------------------------

4 PROSPECTUS

-----------------------------------------------------------------------------------------------
DEATH BENEFITS  If you or the Annuitant (if the Contract is owned by a non-living person) die before the PAYOUT START DATE, we will pay the death benefit described in the
                Contract. We also offer an Enhanced Death Benefit Rider and an Enhanced
                Death and Income Benefit Combination Rider.
-----------------------------------------------------------------------------------------------
TRANSFERS       Before the Payout Start Date, you may transfer your Contract value
                ("CONTRACT VALUE") among the investment alternatives, with certain restrictions.

                We do not currently impose a fee upon transfers. However, we reserve the right to charge $10 per transfer after the 12/th/ transfer in each "Contract
                Year," which we measure from the date we issue your contract or a Contract anniversary ("CONTRACT ANNIVERSARY").
-----------------------------------------------------------------------------------------------
WITHDRAWALS     You may withdraw some or all of your Contract Value at anytime during the
                Accumulation Phase. Full or partial withdrawals are available under limited circumstances on or after the Payout Start Date.

                In general, you must withdraw at least $50 at a time ($1,000 for withdrawals made during the Payout Phase). Withdrawals in the Payout Phase are only available if the Payout Option is a Variable Income Payment using
                Guaranteed Payments for a Specified Period. Withdrawals taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. In a
                Tax Qualified Contract, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. A withdrawal charge and MARKET VALUE ADJUSTMENT also may apply.
-----------------------------------------------------------------------------------------------

5 PROSPECTUS

HOW THE CONTRACT WORKS

The Contract basically works in two ways. First, the Contract can help you (we assume you are the CONTRACT OWNER) save for retirement because you can invest in up to 17 investment alternatives and generally pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "ACCUMULATION PHASE" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Sub-Accounts and/or Fixed Account Options. If you invest in the Fixed Account Options, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Funds.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/or for a pre-set number of years, by selecting one of the income payment options (we call these "INCOME PLANS") described on page 21. You receive income payments during what we call the "PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Funds. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.

[FLOW CHART]

As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner, or if there is none, the BENEFICIARY will exercise the rights and privileges provided by the Contract. See "The Contract." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract Owner, or if there is none, to your Beneficiary. See "Death Benefits."

Please call us at 1-800-457-7617 if you have any questions about how the Contract works.

6 PROSPECTUS

EXPENSE TABLE

THE TABLE BELOW LISTS THE EXPENSES THAT YOU WILL BEAR DIRECTLY OR INDIRECTLY WHEN YOU BUY A CONTRACT. THE TABLE AND THE EXAMPLES THAT FOLLOW DO NOT REFLECT PREMIUM TAXES IMPOSED BY THE STATE WHERE YOU RESIDE. FOR MORE INFORMATION ABOUT VARIABLE ACCOUNT EXPENSES, SEE "EXPENSES," BELOW. FOR MORE INFORMATION ABOUT FUND EXPENSES, PLEASE REFER TO THE ACCOMPANYING PROSPECTUS FOR THE FUNDS.

CONTRACT OWNER TRANSACTION EXPENSES

Withdrawal Charge (as a percentage of purchase payments)*

Number of Complete Years Since We Received the Purchase Payment Being Withdrawn  0   1   2   3   4   5   6   7+
----------------------------------------------------------------------------------------------------------------
Applicable Charge                                                                7%  7%  6%  6%  5%  4%  3%   0%
----------------------------------------------------------------------------------------------------------------
Annual Contract Maintenance Charge                                                       $35.00**
----------------------------------------------------------------------------------------------------------------
Transfer Fee                                                                            $10.00***
----------------------------------------------------------------------------------------------------------------

* Each Contract Year, you may withdraw up to 15% of the Contract Value as of the beginning of the Contract Year without incurring a withdrawal charge or Market Value Adjustment.

** We will waive this charge in certain cases. See "Expenses."

*** Applies solely to the thirteenth and subsequent transfers within a Contract Year, excluding transfers due to dollar cost averaging and automatic fund rebalancing. We are currently waiving the transfer fee.

VARIABLE ACCOUNT ANNUAL EXPENSES (AS A PERCENTAGE OF DAILY NET ASSET VALUE DEDUCTED FROM EACH VARIABLE SUB-ACCOUNT)

Basic Contract

Mortality and Expense Risk Charge                            1.00%
-------------------------------------------------------------------
Administrative Expense Charge                                0.10%
-------------------------------------------------------------------
Total Variable Account Annual Expense                        1.10%
-------------------------------------------------------------------

With Enhanced Death Benefit Rider

Mortality and Expense Risk Charge                            1.20%
-------------------------------------------------------------------
Administrative Expense Charge                                0.10%
-------------------------------------------------------------------
Total Variable Account Annual Expense                        1.30%
-------------------------------------------------------------------

With Enhanced Death and Income Benefit Rider*

Mortality and Expense Risk Charge                            1.40%
-------------------------------------------------------------------
Administrative Expense Charge                                0.10%
-------------------------------------------------------------------
Total Variable Account Annual Expense                        1.50%
-------------------------------------------------------------------

With Enhanced Death and Income Benefit Rider II**

Mortality and Expense Risk Charge                            1.50%
-------------------------------------------------------------------
Administrative Expense Charge                                0.10%
-------------------------------------------------------------------
Total Variable Account Annual Expense                        1.60%
-------------------------------------------------------------------

* For contracts issued before July 27, 2000.

** For contracts issued on or after July 27, 2000.

7 PROSPECTUS

FUND ANNUAL EXPENSES

 (as a percentage of Fund average daily net assets)/(1)/

The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. Advisers and/or other service providers of certain Funds may have agreed to waive their fees and/or reimburse Fund expenses in order to keep the Funds' expenses below specified limits. The range of expenses shown in this table does not show the effect of any such fee waiver or expense reimbursement. More detail concerning each Fund's fees and expenses appears in the prospectus for each Fund.

ANNUAL FUND EXPENSES

                                                             Minimum Maximum
----------------------------------------------------------------------------
Total Annual Fund Operating Expenses/(1)/ (expenses that
are deducted from Fund assets, which may include management
fees, distribution and/or services (12b-1) fees, and other
expenses)                                                     0.76%   1.36%
----------------------------------------------------------------------------

(1)Expenses are shown as a percentage of Fund average daily net assets (before any waiver or reimbursement) as of December 31, 2010.

EXAMPLE 1

This Example is intended to help you compare the cost of investing in the Contracts with the cost of investing in other variable annuity contracts. These costs include Contract Owner transaction expenses, Contract fees, Variable Account annual expenses, and Fund fees and expenses. The example below shows the dollar amount of expenses that you would bear directly or indirectly if you:

. invested $10,000 in the Contract for the time periods indicated,

. earned a 5% annual return on your investment, and

. surrendered your Contract, or you began receiving income payments for a specified period of less than 120 months, at the end of each time period, and elected the Enhanced Death and Income Benefit Combination Rider II.

The first line of the example assumes that the maximum fees and expenses of any of the Funds are charged. The second line of the example assumes that the minimum fees and expenses of any of the Funds are charged. Your actual expenses may be higher or lower than those shown below.

THE EXAMPLE DOES NOT INCLUDE ANY TAXES OR TAX PENALTIES YOU MAY BE REQUIRED TO PAY IF YOU SURRENDER YOUR CONTRACT.

                                                  1 Year 3 Years 5 Years 10 Years
---------------------------------------------------------------------------------
Costs Based on Maximum Annual Portfolio Expenses   $895  $1,429  $1,988   $3,287
---------------------------------------------------------------------------------
Costs Based on Minimum Annual Portfolio Expenses   $837  $1,254  $1,698   $2,718
---------------------------------------------------------------------------------

EXAMPLE 2

This Example uses the same assumptions as Example 1 above, except that it assumes you decided not to surrender your Contract, or you began receiving income payments for a specified period of at least 120 months, at the end of each time period.

                                                  1 Year 3 Years 5 Years 10 Years
---------------------------------------------------------------------------------
Costs Based on Maximum Annual Portfolio Expenses   $300   $919   $1,563   $3,287
---------------------------------------------------------------------------------
Costs Based on Minimum Annual Portfolio Expenses   $242   $744   $1,273   $2,718
---------------------------------------------------------------------------------

PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. YOUR ACTUAL EXPENSES MAY BE LOWER OR GREATER THAN THOSE SHOWN ABOVE. SIMILARLY, YOUR RATE OF RETURN MAY BE LOWER OR GREATER THAN 5%, WHICH IS NOT GUARANTEED. THE EXAMPLES DO NOT ASSUME THAT ANY FUND EXPENSE WAIVERS OR REIMBURSEMENT ARRANGEMENTS ARE IN EFFECT FOR THE PERIODS PRESENTED. THE ABOVE EXAMPLES ASSUME THE ELECTION OF THE ENHANCED DEATH AND INCOME BENEFIT COMBINATION RIDER II WITH A MORTALITY AND EXPENSE RISK CHARGE OF 1.50% (FOR CONTRACTS ISSUED ON OR AFTER JULY 27, 2000), AN ADMINISTRATIVE EXPENSE CHARGE OF 0.10% AND AN ANNUAL CONTRACT MAINTENANCE CHARGE OF $35. IF THE ENHANCED DEATH BENEFIT HAS NOT BEEN ELECTED, THE EXPENSE FIGURES SHOWN ABOVE WOULD BE SLIGHTLY LOWER. THE ABOVE EXAMPLES ASSUME TOTAL ANNUAL FUND EXPENSES LISTED IN THE EXPENSE TABLE WILL CONTINUE THROUGHOUT THE PERIODS SHOWN.

8 PROSPECTUS

FINANCIAL INFORMATION

To measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase, we use a unit of measure we call the "ACCUMULATION UNIT." Each Variable Sub-Account has a separate value for its Accumulation Units we call "ACCUMULATION UNIT VALUE." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund. Attached as Appendix A to this prospectus are tables showing the Accumulation Unit Values of each Variable Sub-Account since the date we first offered the Contracts. To obtain a fuller picture of each Variable Sub-Account's finances, please refer to the Variable Account's financial statements contained in the Statement of Additional Information.

The financial statements of Allstate Life and Allstate Financial Advisors Separate Account I also appear in the Statement of Additional Information. For a free copy of the Statement of Additional Information, please write or call us at 1-800- 457-7617.

THE CONTRACT

CONTRACT OWNER

 The AIM Lifetime Plus/SM/ II Variable Annuity is a contract between you (the Contract Owner) and Allstate Life, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

. the investment alternatives during the Accumulation and Payout Phases,

. the amount and timing of your Purchase Payments and withdrawals,

. the programs you want to use to invest or withdraw money,

. the income payment plan you want to use to receive retirement income,

. the Annuitant (either yourself or someone else) on whose life the income payments will be based,

. the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the last surviving Contract Owner or Annuitant dies, and

. any other rights that the Contract provides.

If you die, any surviving Contract Owner or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract.

The Contract cannot be jointly owned by both a non-living person and a living person. If the Contract Owner is a Grantor Trust, the Contract Owner will be considered a non-living person for purposes of this section and the Death Benefits section. The maximum age of the oldest Contract Owner cannot exceed age 90 as of the date we receive the completed application to purchase the Contract.

Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under certain retirement plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner.

The Contract can also be purchased as an IRA or TSA (also known as a 403(b)). The endorsements required to qualify these annuities under the Internal Revenue Code of 1986, as amended, ("Code") may limit or modify your rights and privileges under the Contract.

ANNUITANT

 The Annuitant is the individual whose age determines the latest Payout Start Date and whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). You initially designate an Annuitant in your application to purchase the Contract. The maximum age of the Annuitant cannot exceed age 90 as of the date we receive the completed application to purchase the Contract. If the Contract Owner is a living person, you may change the Annuitant prior to the Payout Start Date. If a non-Qualified contract is held by a non-living person, any change in the Annuitant will be treated as the death of the Annuitant and will activate the distribution requirements outlined in the Death Benefit section. In our discretion, we may permit you to designate a joint Annuitant, who is a second person on whose life income payments depend, on the Payout Start Date. If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be:

. the youngest Contract Owner if living, otherwise

. the youngest Beneficiary.

BENEFICIARY

 The Beneficiary is the person who may elect to receive the death benefit or become the new Contract Owner subject to the Death of Owner provision if the sole surviving Contract Owner dies before the Payout Start Date. (See section titled "Death Benefits" for details.) If the sole surviving Contract Owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue.

You may name one or more Beneficiaries when you apply for a Contract. You may also name one or more contingent Beneficiaries who will receive any death

9 PROSPECTUS

benefit or guaranteed income benefit if there are no surviving primary Beneficiaries upon the death of the sole surviving Contract Owner. You may change or add Beneficiaries at any time by writing to us unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed and filed with us. Any change will be effective at the time you sign the written notice, whether or not the Annuitant is living when we receive the notice. Until we receive your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly.

If you did not name a Beneficiary or if the named Beneficiary is no longer living and there are no other surviving Beneficiaries, the new Beneficiary will be:

. your spouse or, if he or she is no longer alive,

. your surviving children equally, or if you have no surviving children,

. your estate.

If more than one Beneficiary survives you, we will divide the death benefit among your Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the Death Benefit in equal amounts to the surviving Beneficiaries.

You may restrict income payments to Beneficiaries by providing us a written request. Once we accept the written request, the change or restriction will take effect as of the date you signed the request. Any change is subject to any payment we make or other action we take before we accept the change.

MODIFICATION OF THE CONTRACT

 Only an Allstate Life officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

ASSIGNMENT

 No Owner has a right to assign any interest in a Contract as collateral or security for a loan. However, you may assign periodic income payments under the Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the Assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.

PURCHASES

MINIMUM PURCHASE PAYMENTS

 Your initial Purchase Payment must be at least $5,000 ($2,000 for a Tax Qualified Contract). All subsequent Purchase Payments must be $500 or more. The maximum Purchase Payment is $2,000,000 without prior approval. We reserve the right to reduce the minimum Purchase Payment and to change the maximum Purchase Payment. You may make Purchase Payments of at least $500 at any time prior to the Payout Start Date. We also reserve the right to reject any application. We may apply certain limitations, restrictions, and/or underwriting standards as a condition of acceptance of purchase payments.

MINIMUM AND MAXIMUM ALLOWABLE AGE

 You can purchase a Contract if, as of the date we receive the completed application you are between your state's age of majority and 90. If the Owner is a non-living person, then the Annuitant must be between the ages of 0 and 90, as of the date we receive the completed application.

AUTOMATIC ADDITIONS PROGRAM

 You may make additional Purchase Payments of at least $100 ($500 for allocation to the Fixed Account Options) by automatically transferring money from your bank account. Please consult with your sales representative for detailed information.

ALLOCATION OF PURCHASE PAYMENTS

 At the time you apply for a Contract, you must decide how to allocate your Purchase Payment among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by notifying us in writing. We reserve the right to limit the availability of the Investment Alternatives.

We will allocate your Purchase Payments to the Investment Alternatives according to your most recent instructions on file with us. Unless you notify us in writing otherwise, we will allocate subsequent Purchase Payments according to the allocation for the previous Purchase Payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

We will credit the initial Purchase Payment that accompanies your completed application to your Contract

10 PROSPECTUS

within 2 business days after we receive the payment at our service center. (Mailing address: P.O. Box 758566, Topeka, KS 66675-8566). If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial Purchase Payment to your Contract within that 5 business day period. If you do not, we will return your Purchase Payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent Purchase Payments to the Contract at the close of the business day on which we receive the Purchase Payment at our service center.

We use the term "BUSINESS DAY" to refer to each day Monday through Friday that the New York Stock Exchange is open for business. We also refer to these days as "VALUATION DATES." Our business day closes when the New York Stock Exchange closes, usually 4 p.m. Eastern Time (3 p.m. Central Time). If we receive your Purchase Payment after 3 p.m. Central Time on any Valuation Date, we will credit your Purchase Payment using the Accumulation Unit Values computed on the next Valuation Date.

There may be circumstances where the New York Stock Exchange is open, however, due to inclement weather, natural disaster or other circumstances beyond our control, our offices may be closed or our business processing capabilities may be restricted. Under those circumstances, your Contract Value may fluctuate based on changes in the Accumulation Unit Values, but you may not be able to transfer Contract Value, or make a purchase or redemption request.

With respect to any purchase payment that is pending investment in our Variable Account, we may hold the amount temporarily in a suspense account and may earn interest on amounts held in that suspense account. You will not be credited with any interest on amounts held in that suspense account.

RIGHT TO CANCEL

 You may cancel your Contract by returning it to us within the Cancellation Period, which is the 20 day period after you receive the Contract, or such longer period that your state may require. You may return it by delivering it or mailing it to us. If you exercise this "RIGHT TO CANCEL," the Contract terminates and we will pay you the full amount of your Purchase Payments allocated to the Fixed Account. We also will return your Purchase Payments allocated to the Variable Account adjusted, to the extent federal or state law permits, to reflect investment gain or loss and applicable charges that occurred from the date of allocation through the date of cancellation. Some states may require us to return a greater amount to you. If your Contract is an IRA qualified under Code Section 408(b), we will refund the greater of any purchase payment or the Contract Value.

CONTRACT VALUE

On the Issue Date, your Contract Value is equal to your initial Purchase Payment. Thereafter, your Contract Value at any time during the Accumulation Phase is equal to the sum of the value of your Accumulation Units in the Variable Sub-Accounts you have selected, plus the value of your investment in the Fixed Account Options.

ACCUMULATION UNITS

 To determine the number of Accumulation Units of each Variable Sub-Account to credit to your Contract, we divide (i) the amount of the Purchase Payment you have allocated to a Variable Sub-Account by (ii) the Accumulation Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 Purchase Payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable Sub-Account to your Contract.

ACCUMULATION UNIT VALUE

 As a general matter, the Accumulation Unit Value for each Variable Sub-Account will rise or fall to reflect:

. changes in the share price of the Fund in which the Variable Sub-Account invests, and

. the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine contract maintenance charges, withdrawal charges, and transfer fees (currently waived) separately for each Contract. They do not affect the Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we compute Accumulation Unit Value, please refer to the Statement of Additional Information. We determine a separate Accumulation Unit Value for each Variable Sub-Account on each Valuation Date. We also determine a separate set of Accumulation Unit Values reflecting the cost of the Enhanced Death Benefit Rider and the Enhanced Death and Income Benefit Combination Rider, and the Enhanced Death and Income Benefit Combination Rider II described on pages 24 and 25.

YOU SHOULD REFER TO THE PROSPECTUS FOR THE FUNDS FOR A DESCRIPTION OF HOW THE ASSETS OF EACH FUND ARE VALUED, SINCE THAT DETERMINATION DIRECTLY BEARS ON THE ACCUMULATION UNIT VALUE OF THE CORRESPONDING VARIABLE SUB-ACCOUNT AND, THEREFORE, YOUR CONTRACT VALUE.

11 PROSPECTUS

INVESTMENT ALTERNATIVES: THE VARIABLE SUB-ACCOUNTS

You may allocate your purchase payments to up to 17 Variable Sub-Accounts. Each Variable Sub-Account invests in the shares of a corresponding Fund. Each Fund has its own investment objective(s) and policies. We briefly describe the Funds below.

For more complete information about each Fund, including expenses and risks associated with the Fund, please refer to the prospectus for the Fund. We will mail you a prospectus for each Fund related to the Variable Sub-Account to which you allocate your Purchase payment. You should carefully consider the investment objectives, risks, charges and expenses of the investment alternatives when making an allocation to the Variable Sub-Accounts. To obtain any or all of the underlying Portfolio prospectuses, please contact us at 1-800-457-7617. Invesco Advisers, Inc. serves as the investment advisor to each Fund.

SERIES I SHARES:                         EACH FUND SEEKS                                   INVESTMENT ADVISOR
-------------------------------------------------------------------------------------------------------------------
Invesco Van Kampen V.I. Equity and       Capital appreciation and current income
 Income Portfolio - Series I/(1)/
-------------------------------------------------------------------------------------------
Invesco V.I. Basic Value Fund - Series I Long-term growth of capital
-------------------------------------------------------------------------------------------
Invesco V.I. Capital Appreciation Fund   Growth of capital
 - Series I/(2)/
-------------------------------------------------------------------------------------------
Invesco V.I. Capital Development Fund -  Long-term growth of capital
 Series I
-------------------------------------------------------------------------------------------
Invesco V.I. Core Equity Fund - Series I Growth of capital
-------------------------------------------------------------------------------------------
Invesco V.I. Diversified Income Fund -   To achieve a high level of current income         INVESCO ADVISERS, INC.*
 Series I
-------------------------------------------------------------------------------------------
Invesco V.I. Government Securities Fund  High level of current income consistent with
 - Series I                               reasonable concern for safety of principal
-------------------------------------------------------------------------------------------
Invesco V.I. High Yield Fund - Series I  High level of current income
-------------------------------------------------------------------------------------------
Invesco V.I. International Growth Fund   Long-term growth of capital
 - Series I
-------------------------------------------------------------------------------------------
Invesco Van Kampen V.I. Capital Growth   Seeks capital growth
 Fund - Series I/(1)/
-------------------------------------------------------------------------------------------
Invesco V.I. Mid Cap Core Equity Fund -  Long-term growth of capital
 Series I
-------------------------------------------------------------------------------------------
Invesco V.I. Money Market Fund - Series  Provide as high a level of current income as is
 I                                        consistent with the preservation of capital and
                                          liquidity
-------------------------------------------------------------------------------------------
Invesco V.I. Technology Fund - Series I  Capital growth
-------------------------------------------------------------------------------------------
Invesco V.I. Utilities Fund - Series I   Capital growth and income
-------------------------------------------------------------------------------------------

(1)Subject to shareholder approval, it is anticipated that on or about May 1, 2011, the portfolios listed below will have reorganized and acquired by merger the indicated Acquired Portfolios which were formerly available to Contract Owners:

ACQUIRING PORTFOLIO                    ACQUIRED PORTFOLIO
-----------------------------------------------------------------------------
Invesco Van Kampen V.I. Equity and     Invesco V. I. Basic Balanced Fund -
 Income Portfolio -  Series I          Series I
-----------------------------------------------------------------------------
Invesco Van Kampen V.I. Capital        Invesco V.I. Large Cap Growth Fund -
 Growth Portfolio - Series I           Series I
-----------------------------------------------------------------------------

(2)Effective November 19, 2010, the Invesco V. I. Capital Appreciation - Series I Sub-Account is closed to all Contract Owners except those Contract Owners who have contract value invested in the Variable Sub-Account as of the closure date. Contract owners who have contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who do not have contract value invested in the Variable Sub-Account as of the closure date will not be permitted to invest in the Variable Sub-Account thereafter.

* The investment objective(s) of each Sub-Account may be changed by the Fund's Board of Directors without shareholder approval.

Amounts you allocate to Variable Sub-Accounts may grow in value, decline in value, or grow less than you expect, depending on the investment performance of the Funds in which those Variable Sub-Accounts invest. You bear the investment risk that the Funds might not meet their investment objectives. Shares of the Funds are not deposits, or obligations of, or guaranteed or endorsed by any bank and are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

12 PROSPECTUS

INVESTMENT ALTERNATIVES: THE FIXED ACCOUNT OPTIONS

You may allocate all or a portion of your Purchase Payments to the Fixed Account. You may choose from among 3 Fixed Account Options including 2 Dollar Cost Averaging Options and the option to invest in one or more Guarantee Periods. The Fixed Account Options may not be available in all states. Please consult with your sales representative for current information. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to a Fixed Account Option does not entitle you to share in the investment experience of the Fixed Account.

DOLLAR COST AVERAGING OPTIONS

 You may establish a Dollar Cost Averaging Program, as described on page 17, by allocating purchase payments to the Fixed Account either for 6 months (the "6 Month Dollar Cost Averaging Option") or for 12 months (the "12 Month Dollar Cost Averaging Option"). Your purchase payments will earn interest for the period you select at the current rates in effect at the time of allocation. Rates may differ from those available for the Guarantee Periods described below.

You must transfer all of your money out of the 6 or 12 Month Dollar Cost Averaging Options to other investment alternatives in equal monthly installments beginning within 30 days of allocation. The number of monthly installments must be no more than 6 for the 6 Month Dollar Cost Averaging Option, and no more than 12 for the 12 Month Dollar Cost Averaging Option.

If we do not receive allocation instructions from you within one month of the date of the payment, the payment plus associated interest will be transferred to the Money Market Variable Sub-Account in equal monthly installments using the longest transfer period being offered at the time the Purchase Payment is made.

At the end of the applicable transfer period, any nominal amounts remaining in the Dollar Cost Averaging Option will be allocated to the Money Market Variable Sub-Account.

Transfers out of the 6 or 12 Month Dollar Cost Averaging Options do not count towards the 12 transfers you can make without paying a transfer fee.

You may not transfer funds from other Investment Alternatives to either the 6 or 12 Month Dollar Cost Averaging Options. The 6 or 12 Month Dollar Cost Averaging Options may not be available in your state.

GUARANTEE PERIODS

 Each payment or transfer allocated to the Guaranteed Maturity Fixed Account earns interest at a specified rate that we guarantee for a period of years. Guarantee Periods may range from 1 to 10 years. In the future, we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

You select a Guarantee Period for each purchase or transfer. If you do not select a Guarantee Period, we will assign the same period(s) you selected for your most recent purchase payment, if available. We reserve the right to limit the number of additional purchase payments that you may allocate to this Option. Each Purchase Payment or transfer allocated to a Guarantee Period must be at least $500.

The Guarantee Periods may not be available in your state.

INTEREST RATES

 We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may declare different interest rates for Guarantee Periods of the same length that begin at different times. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. WE DETERMINE THE INTEREST RATES TO BE DECLARED IN OUR SOLE DISCRETION. WE CAN NEITHER PREDICT NOR GUARANTEE WHAT THOSE RATES WILL BE IN THE FUTURE. For current interest rate information, please contact your sales representative or Allstate Life at 1-800-457-7617. The interest rates we credit will never be less than the minimum guaranteed rate stated in the Contract.

HOW WE CREDIT INTEREST

 We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period. The following example illustrates how a purchase payment allocated to this Option would grow, given an assumed Guarantee Period and annual interest rate:

Purchase Payment $ 10,000 Guarantee Period 5 years Annual Interest Rate 4.50%

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                                                         END OF CONTRACT YEAR
                                          YEAR 1     YEAR 2     YEAR 3     YEAR 4     YEAR 5
----------------------------------------------------------------------------------------------
Beginning Contract Value                $10,000.00
  X (1 + Annual Interest Rate)            X  1.045
                                        ----------
                                        $10,450.00
Contract Value at end of Contract Year             $10,450.00
  X (1 + Annual Interest Rate)                       X  1.045
                                                   ----------
                                                   $10,920.25
Contract Value at end of Contract Year                        $10,920.25
  X (1 + Annual Interest Rate)                                  X  1.045
                                                              ----------
                                                              $11,411.66
Contract Value at end of Contract Year                                   $11,411.66
  X (1 + Annual Interest Rate)                                             X  1.045
                                                                         ----------
                                                                         $11,925.19
Contract Value at end of Contract Year                                              $11,925.19
  X (1 + Annual Interest Rate)                                                        X  1.045
                                                                                    ----------
                                                                                    $12,461.82

TOTAL INTEREST CREDITED DURING GUARANTEE PERIOD = $2,461.82 ($12,461.82-$10,000)

This example assumes no withdrawals during the entire 5 year Guarantee Period. If you were to make a partial withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. The hypothetical interest rate is for illustrative purposes only and is not intended to predict current or future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above but will never be less than the guaranteed minimum rate stated in the Contract, if any.

RENEWALS. Prior to the end of each Guarantee Period, we will mail you a notice asking you what to do with your money, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

1) Take no action. We will automatically apply your money to a new Guarantee Period of the same length as the expired Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for a Guarantee Period of that length; or

2) Instruct us to apply your money to one or more new Guarantee Periods of your choice. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3) Instruct us to transfer all or a portion of your money to one or more Variable Sub-Accounts of the Variable Account. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment; or

4) Withdraw all or a portion of your money. You may be required to pay a withdrawal charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. You may also be required to pay income taxes, premium taxes, and be subject to withholding (if applicable). The amount withdrawn will be deemed to have been withdrawn on the day the previous Guarantee Period ends. Amounts not withdrawn will be applied to a new Guarantee Period of the same length as the previous Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends.

MARKET VALUE ADJUSTMENT. All withdrawals in excess of the Free Withdrawal Amount, transfers, and amounts applied to an Income Plan from a Guarantee Period, other than those taken during the 30 day period after such Guarantee Period expires, are subject to a Market Value Adjustment. A Market Value Adjustment may apply in the calculation of the Settlement Value described below in the "Death Benefit Amount" section below. We will not apply a Market Value Adjustment to a transfer you make as part of a Dollar Cost Averaging Program. We also will not apply a Market Value Adjustment to a withdrawal you make:

. within the Free Withdrawal Amount as described on page 18,

. when exercising the confinement, unemployment, widow withdrawals or terminal illness waivers, or

. to satisfy IRS minimum distribution rule for the Contract.

We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time it is removed from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the Guarantee Period when you remove your money. "TREASURY RATE" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Statistical Release H.15.

14 PROSPECTUS

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly, the Market Value Adjustment and any withdrawal charge, income tax, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal of your Contract Value to an amount that is less than the purchase payment plus interest at the minimum guaranteed interest rate under the Contract.

Generally, if the original Treasury Rate at the time you allocate money to a Guarantee Period is higher than the applicable current Treasury Rate, then the Market Value Adjustment will result in a higher amount payable to you, transferred, or applied to an Income Plan. Conversely, if the Treasury Rate at the time you allocate money to a Guarantee Period is lower than the applicable current Treasury Rate, then the Market Value Adjustment will result in a lower amount payable to you, transferred, or applied to an Income Plan.

For example, assume that you purchase a Contract and you select an initial Guarantee Period of 5 years and the 5 year Treasury Rate for that duration is 4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current 5 year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current 5 year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix B to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.

INVESTMENT ALTERNATIVES: TRANSFERS

TRANSFERS DURING THE ACCUMULATION PHASE

 During the Accumulation Phase, you may transfer your Contract Value among the investment alternatives. Transfers are not permitted into the 6 or 12 Month Dollar Cost Averaging Options. You may request transfers in writing on a form that we provide or by telephone according to the procedure described below. The minimum amount that you may transfer into a Guarantee Period is $500. We currently do not assess, but reserve the right to assess, a $10 charge on each transfer in excess of 12 per Contract Year. We treat transfers to or from more than one Fund on the same day as one transfer.

We will process transfer requests that we receive before 3:00 p.m. Central Time on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 3:00 p.m. Central Time on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account Options for up to 6 months from the date we receive your request. If we decide to postpone transfers from any Fixed Account Option for 30 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

If you transfer an amount from a Guarantee Period other than during the 30 day period after a Guarantee Period expires, we will increase or decrease the amount by a Market Value Adjustment.

We reserve the right to waive any transfer restrictions.

TRANSFERS DURING THE PAYOUT PHASE

 During the Payout Phase, you may make transfers among the Variable Sub-Accounts to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. In addition, you will have a limited ability to make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any of your fixed income payments into variable income payments. You may not make any transfers for the first 6 months after the Payout Start Date. Thereafter, you may make transfers among the Variable Sub-Accounts or make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. Your transfers must be at least 6 months apart.

TELEPHONE TRANSFERS

 You may make transfers by telephone by calling 1-800-457-7617. The cut off time for telephone transfer requests is 3:00 p.m. Central Time. In the event that the New York Stock Exchange closes early, i.e., before 3:00 p.m. Central Time, or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange.

We may suspend, modify or terminate the telephone transfer privileges, as well as any other electronic or automated means we previously approved, at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying

15 PROSPECTUS

information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

MARKET TIMING & EXCESSIVE TRADING

 The Contracts are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Variable Sub-Accounts and can disrupt management of a Fund and raise its expenses, which can impair Fund performance and adversely affect your Contract Value. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading. Accordingly, you should not invest in the Contract if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a Contract.

We seek to detect market timing or excessive trading activity by reviewing trading activities. Funds also may report suspected market-timing or excessive trading activity to us. If, in our judgment, we determine that the transfers are part of a market timing strategy or are otherwise harmful to the underlying Fund, we will impose the trading limitations as described below under "Trading Limitations." Because there is no universally accepted definition of what constitutes market timing or excessive trading, we will use our reasonable judgment based on all of the circumstances.

While we seek to deter market timing and excessive trading in Variable Sub-Accounts, because our procedures involve the exercise of reasonable judgment, we may not identify or prevent some market timing or excessive trading. Moreover, imposition of trading limitations is triggered by the detection of market timing or excessive trading activity, and the trading limitations are not applied prior to detection of such trading activity. Therefore, our policies and procedures do not prevent such trading activity before it is detected. As a result, some investors may be able to engage in market timing and excessive trading, while others are prohibited, and the Fund may experience the adverse effects of market timing and excessive trading described above.

TRADING LIMITATIONS

 We reserve the right to limit transfers among the investment alternatives in any Contract year, require that all future transfer requests be submitted through U.S. Postal Service First Class Mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery, or to refuse any transfer request, if:

. we believe, in our sole discretion, that certain trading practices, such as excessive trading, by, or on behalf of, one or more Contract Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Sub-Account or on the share prices of the corresponding Fund or otherwise would be to the disadvantage of other Contract Owners; or

. we are informed by one or more of the Funds that they intend to restrict the purchase, exchange, or redemption of Fund shares because of excessive trading or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of Fund shares.

In making the determination that trading activity constitutes market timing or excessive trading, we will consider, among other things:

. the total dollar amount being transferred, both in the aggregate and in the transfer request;

. the number of transfers you make over a period of time and/or the period of time between transfers (note: one set of transfers to and from a Variable Sub-Account in a short period of time can constitute market timing);

. whether your transfers follow a pattern that appears designed to take advantage of short term market fluctuations, particularly within certain Variable Sub-Account underlying Funds that we have identified as being susceptible to market timing activities (e.g., International, High Yield, and Small Cap Variable Sub-Accounts);

. whether the manager of the underlying Fund has indicated that the transfers interfere with Fund management or otherwise adversely impact the Fund; and

. the investment objectives and/or size of the Variable Sub-Account underlying Fund.

We seek to apply these trading limitations uniformly. However, because these determinations involve the exercise of discretion, it is possible that we may not detect some market timing or excessive trading activity. As a result, it is possible that some investors may be able to engage in market timing or excessive trading activity, while others are prohibited, and the Fund may experience the adverse effects of market timing and excessive trading described above.

If we determine that a Contract Owner has engaged in market timing or excessive trading activity, we will require that all future transfer requests be submitted through U.S. Postal Service First Class Mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery. If we determine that a Contract Owner continues to engage in a pattern of market timing or excessive trading activity we will restrict that Contract Owner from making future additions or transfers into the impacted Variable Sub-Account(s) or will restrict that Contract Owner from making future additions or transfers into the class of Variable Sub-Account(s) if the Variable

16 PROSPECTUS

Sub-Accounts(s) involved are vulnerable to arbitrage market timing trading activity (e.g., International, High Yield, and Small Cap Variable Sub-Accounts).

In our sole discretion, we may revise our Trading Limitations at any time as necessary to better deter or minimize market timing and excessive trading or to comply with regulatory requirements.

SHORT TERM TRADING FEES

 The underlying Funds are authorized by SEC regulation to adopt and impose redemption fees if a Fund's Board of Directors determines that such fees are necessary to minimize or eliminate short-term transfer activity that can reduce or dilute the value of outstanding shares issued by the Fund. The Fund will set the parameters relating to the redemption fee and such parameters may vary by Fund. If a Fund elects to adopt and charge redemption fees, these fees will be passed on to the Contract Owner(s) responsible for the short-term transfer activity generating the fee.

We will administer and collect redemption fees in connection with transfers between the Variable Sub-Accounts and forward these fees to the Fund. Please consult the Fund's prospectus for more complete information regarding the fees and charges associated with each Fund.

DOLLAR COST AVERAGING PROGRAM

 You may make transfers automatically through dollar cost averaging prior to the Payout Start Date. There are three different ways to use the Dollar Cost Averaging Program:

1) You may allocate purchase payments to the Fixed Account Options for the specific purpose of dollar cost averaging.

2) You may dollar cost average out of any Variable Sub-Account into any other Variable Sub-Account(s).

3) You may transfer interest credited from a Guarantee Period(s) to any Variable Sub-Account without application of a Market Value Adjustment.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this Program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market.

AUTOMATIC FUND REBALANCING PROGRAM

 Once you have allocated your money among the Variable Sub-Accounts, the performance of each Variable Sub-Account may cause a shift in the percentage you allocated to each Variable Sub-Account. If you select our Automatic Fund Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed Account will not be included in the rebalancing.

We will rebalance your account each quarter according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your written or telephone request. We are not responsible for rebalancing that occurs prior to receipt of proper notice of your request.

Example:

Assume that you want your initial purchase payment split among 2 Variable Sub-Accounts. You want 40% to be in the Invesco V.I. Diversified Income Variable Sub-Account and 60% to be in the Invesco V.I. Capital Appreciation Variable Sub-Account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the Invesco V.I. Diversified Income Variable Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the Invesco V.I. Diversified Income Variable Sub-Account and use the money to buy more units in the Invesco V.I. Capital Appreciation Variable Sub-Account so that the percentage allocations would again be 40% and 60% respectively.

The Automatic Fund Rebalancing Program is available only during the Accumulation Phase. The transfers made under the Program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee.

Fund rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.

17 PROSPECTUS

EXPENSES

As a Contract Owner, you will bear, directly or indirectly, the charges and expenses described below.

CONTRACT MAINTENANCE CHARGE

 During the Accumulation Phase, on each Contract Anniversary, we will deduct a $35 contract maintenance charge from your Contract Value invested in each Variable Sub-Account in proportion to the amount invested. During the Payout Phase, we will deduct the charge proportionately from each income payment.

The charge is to compensate us for the cost of administering the Contracts and the Variable Account. Maintenance costs include expenses we incur in processing purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract owners and regulatory agencies. We cannot increase the charge. We will waive this charge if:

. total purchase payments equal $50,000 or more, or

. all money is allocated to the Fixed Account Options, as of the Contract Anniversary.

After the Payout Start Date, we will waive this charge if:

. as of the Payout Start Date, the Contract Value is $50,000 or more, or

. all income payments are fixed amount income payments.

If you surrender your Contract, we will deduct a full contract maintenance charge unless your Contract qualifies for a waiver.

MORTALITY AND EXPENSE RISK CHARGE

 We deduct a mortality and expense risk charge daily at an annual rate of 1.00% of the average daily net assets you have invested in the Variable Sub-Accounts (1.20% if you select the Enhanced Death Benefit Rider, 1.40% if you select the Enhanced Death and Income Benefit Combination Rider (available with contracts issued before July 27, 2000), and 1.50% for Contracts with the Enhanced Death and Income Benefit Combination Rider II (available with Contracts issued on or after July 27, 2000)). The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will not be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then Allstate Life will bear the loss. We charge additional amounts for the Enhanced Death Benefit and Enhanced Death and Income Benefit Combination riders to compensate us for the additional risk that we accept by providing each rider. Neither the Enhanced Death Benefit Rider, the Enhanced Death and Income Benefit Combination Rider, or Enhanced Death and Income Benefit Combination Rider II are available under a Contract that is continued by a surviving spouse. After the death of the Contract Owner, if the surviving spouse elects to continue the Contract in the Accumulation Phase, then the mortality and expense risk charge will be 1.00% from the date we determine the value of the death benefit through the remainder of the life of the continued Contract.

We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Phase and the Payout Phase.

ADMINISTRATIVE EXPENSE CHARGE

 We deduct an administrative expense charge daily at an annual rate of 0.10% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. No necessary relationship exists between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributable to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase. We guarantee that we will not raise this charge.

TRANSFER FEE

 We do not currently impose a fee upon transfers among the investment alternatives. However, we reserve the right to charge $10 per transfer after the 12th transfer in each Contract Year. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging Program or Automatic Fund Rebalancing Program.

WITHDRAWAL CHARGE

 We may assess a Withdrawal Charge of up to 7% of the Purchase Payment(s) you withdraw. The charge declines to 0% after 7 complete years from the date we received the Purchase Payment being withdrawn. A schedule showing how the charge declines appears on page 7, above. During each Contract Year, you can withdraw up to 15% of the Contract Value as of the beginning of that Contract Year without paying the charge. Unused portions of this 15% "FREE WITHDRAWAL AMOUNT" are not carried forward to future Contract Years. We will deduct Withdrawal Charges, if applicable, from the amount paid. For purposes of the Withdrawal Charge, we will treat withdrawals as coming from the oldest Purchase Payments first. However, for federal income tax purposes, earnings are considered to come out first, which means you pay taxes on the earnings portion of your withdrawal.

If you make a withdrawal before the Payout Start Date, we will apply the Withdrawal Charge percentage in effect on the date of the withdrawal, or the Withdrawal Charge percentage in effect on the following day, whichever is lower.

18 PROSPECTUS

We do not apply a Withdrawal Charge in the following situations:

. on the Payout Start Date (a Withdrawal Charge may apply if you elect to receive income payments for a specified period of less than 120 months);

. the death of the Contract Owner or Annuitant (unless the settlement value is used);

. withdrawals taken to satisfy IRS minimum distribution rules for the Contract; or

. withdrawals that qualify for one of the waivers described below.

We use the amounts obtained from the Withdrawal Charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the Withdrawal Charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fees described above, to make up any difference. Withdrawals also may be subject to tax penalties or income tax and a Market Value Adjustment. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

CONFINEMENT WAIVER. We will waive the Withdrawal Charge and any Market Value Adjustment on all withdrawals taken prior to the Payout Start Date under your Contract if the following conditions are satisfied:

1. you, or the Annuitant if the Contract is owned by a non-living person, are first confined to a long term care facility or a hospital (as defined in the Contract) for at least 90 consecutive days. You or the Annuitant must enter the long term care facility or hospital at least 30 days after the Issue Date;

2. we must receive your request for the withdrawal and due proof (as defined in the Contract) of the stay no later than 90 days following the end of your or the Annuitant's stay at the long term care facility or hospital; and

3. a physician must have prescribed the stay and the stay must be medically necessary (as defined in the Contract).

You may not claim this benefit if you, or the Annuitant, or a member of your or the Annuitant's immediate family (as defined in the Contract), is the physician prescribing your or the Annuitant's stay in a long term care facility.

TERMINAL ILLNESS WAIVER. We will waive the Withdrawal Charge and any Market Value Adjustment on all withdrawals taken prior to the Payout Start Date under your Contract if:

1. you (or the Annuitant if the Contract Owner is not a living person) are first diagnosed by a physician (we may require a second or a third opinion) with a terminal illness (as defined in the Contract) at least 30 days after the Issue Date; and

2. you claim this benefit and deliver adequate proof of diagnosis to us.

UNEMPLOYMENT WAIVER. We will waive the Withdrawal Charge and any Market Value Adjustment on one partial or a full withdrawal taken prior to the Payout Start Date under your Contract, if you meet the following requirements:

1. you or the Annuitant become unemployed at least one year after the Issue Date;

2. you or the Annuitant have been granted unemployment compensation (as defined in the Contract) for at least 30 days as a result of that unemployment and we receive due proof thereof (as defined in the Contract) prior to or at the time of the withdrawal request; and

3. you or the Annuitant exercise this benefit within 180 days of your or the Annuitant's initial receipt of unemployment compensation.

You may exercise this benefit once during the life of your Contract. This waiver applies upon the unemployment of the Annuitant only if the Contract Owner is not a living person.

Please refer to your Contract for more detailed information about the terms and conditions of these waivers.

The laws of your state may limit the availability of these waivers and may also change certain terms and/or benefits available under the waivers. You should consult your Contract for further details on these variations. Also, even if you are not required to pay our Withdrawal Charge because of these waivers, you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax adviser to determine the effect of a withdrawal on your taxes.

PREMIUM TAXES

 Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes. We are responsible for paying these taxes and will deduct them from your Contract Value. Some of these taxes are due when the Contract is issued, others are due when income payments begin or upon surrender. Our current practice is not to charge anyone for these taxes until income payments begin or when a total withdrawal occurs, including payment upon death. We may discontinue this practice sometime in the future and deduct premium taxes from the purchase payments. Premium taxes generally range from 0% to 4%, depending on the state. At the Payout Start Date, if applicable, we deduct the charge for premium taxes from each investment alternative in the proportion that the Contract value in the investment alternative bears to the total Contract Value.

19 PROSPECTUS

DEDUCTION FOR SEPARATE ACCOUNT INCOME TAXES

 We are not currently maintaining a provision for taxes. In the future, however, we may establish a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the Taxes Section.

OTHER EXPENSES

Each Fund deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Fund whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the accompanying prospectus for the Funds. For a summary of current estimates of those charges and expenses, see pages 7-9.

We receive compensation from Invesco Advisers, Inc., for administrative services we provide to the Funds. We collect this compensation under an agreement between us and Invesco Advisers, Inc., and is calculated based on percentages of the average assets allocated to each Fund.

ACCESS TO YOUR MONEY

You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date. Withdrawals also are available under limited circumstances on or after the Payout Start Date. See "Income Plans" on page 21.

The amount payable upon withdrawal is the Contract Value next computed after we receive the request for a withdrawal at our service center, adjusted by any Market Value Adjustment, less any withdrawal charges, contract maintenance charges, income tax withholding, penalty tax, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances.

You can withdraw money from the Variable Account or the Fixed Account Options. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable withdrawal charge and premium taxes.

You have the opportunity to name the Investment Alternative(s) from which you are taking the withdrawal. If none is specified, we will deduct your withdrawal pro-rata from the Investment Alternatives according to the value of your investments therein.

In general, you must withdraw at least $50 at a time. You also may withdraw a lesser amount if you are withdrawing your entire interest in a Variable Sub-Account.

If you request a total withdrawal, we may require you to return your Contract to us. We also will deduct a contract maintenance charge of $35, unless we have waived the contract maintenance charge on your Contract.

Withdrawals taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

WRITTEN REQUESTS AND FORMS IN GOOD ORDER.

 Written requests must include sufficient information and/or documentation, and be sufficiently clear, to enable us to complete your request without the need to exercise discretion on our part to carry it out. You may contact our Customer Service Center to learn what information we require for your particular request to be in "good order." Additionally, we may require that you submit your request on our form. We reserve the right to determine whether any particular request is in good order, and to change or waive any good order requirements at any time.

POSTPONEMENT OF PAYMENTS

 We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1. The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted;

2. An emergency exists as defined by the SEC; or

3. The SEC permits delay for your protection.

We may delay payments or transfers from the Fixed Account Options for up to 6 months or shorter period if required by law. If we delay payment or transfer for 30 days or more, we will pay interest as required by law. Any interest would be payable from the date we receive the withdrawal request to the date we make the payment or transfer.

20 PROSPECTUS

SYSTEMATIC WITHDRAWAL PROGRAM

 You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. The minimum amount of each systematic withdrawal is $50. At our discretion, systematic withdrawals may not be offered in conjunction with the Dollar Cost Averaging or Automatic Fund Rebalancing Programs.

Depending on fluctuations in the accumulation unit value of the Variable Sub-Accounts and the value of the Fixed Account, systematic withdrawals may reduce or even exhaust the Contract Value. Systematic withdrawal payments are subject to any applicable withdrawal charges and market value adjustments. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

MINIMUM CONTRACT VALUE

 If your request for a partial withdrawal would reduce the Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. Before terminating any Contract whose value has been reduced by withdrawals to less than $1,000, we would inform you in writing of our intention to terminate your Contract and give you at least 30 days in which to make an additional Purchase Payment to restore your Contract's value to the contractual minimum of $1,000. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges, and taxes.

INCOME PAYMENTS

PAYOUT START DATE

 You select the Payout Start Date in your application. The Payout Start Date is the day that we apply your Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, to an Income Plan. The Payout Start Date must be no later than the Annuitant's 90th birthday, or the 10th Contract Anniversary, if later.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.

INCOME PLANS

 An "Income Plan" is a series of payments on a scheduled basis to you or to another person designated by you. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years. After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plan.

Three Income Plans are available under the Contract. Each is available to provide:

. fixed income payments;

. variable income payments; or

. a combination of the two.

A portion of each payment will be considered taxable and the remaining portion will be a non-taxable return of your investment in the Contract, which is also called the "basis". Once the basis in the Contract is depleted, all remaining payments will be fully taxable. If the Contract is tax-qualified, generally, all payments will be fully taxable. Taxable payments taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

The three Income Plans are:

INCOME PLAN 1 - LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 3 - GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD (5 YEARS TO 30 YEARS). Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. Income payments for less than 120 months may be subject to a withdrawal charge. We will deduct the mortality and expense risk charge from the Variable Sub-Account assets which support variable income payments even though we do not bear any mortality risk.

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The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.

If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment.

Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

Generally, you may not make withdrawals after the Payout Start Date. One exception to this rule applies if you are receiving variable income payments that do not depend on the life of the Annuitant (such as under Income Plan 3). In that case you may terminate all or a portion of the Variable Account portion of the income payments at any time and receive a lump sum equal to the present value of the remaining variable payments associated with the amount withdrawn. To determine the present value of any remaining variable income payments being withdrawn, we use a discount rate equal to the assumed annual investment rate that we use to compute such variable income payments. The minimum amount you may withdraw under this feature is $1,000. A withdrawal charge may apply. We also deduct applicable premium taxes from the Contract Value at the Payout Start Date.

We may make other Income Plans available. You may obtain information about them by writing or calling us.

You may apply all or part of your Contract Value to an Income Plan. If you elected the Enhanced Death and Income Benefit Combination Rider, you may be able to apply an amount greater than your Contract Value. You must apply at least the Contract Value in the Fixed Account Options on the Payout Start Date to fixed income payments. If you wish to apply any portion of your Fixed Account Option balance to provide variable income payments, you should plan ahead and transfer that amount to the Variable Sub-Accounts prior to the Payout Start Date. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable Account to variable income payments and your Contract Value in the Fixed Account Options to fixed income payments. We will apply your Contract Value, adjusted by any applicable Market Value Adjustment, less applicable taxes to your Income Plan on the Payout Start Date. If the Contract Value is less than $2,000 or not enough to provide an initial payment of at least $20, and state law permits, we may:

. pay you the Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

. reduce the frequency of your payments so that each payment will be at least $20.

VARIABLE INCOME PAYMENTS

 The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) actual mortality experience and (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments. Your variable income payments may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Funds and (b) the Annuitant could live longer or shorter than we expect based on the tables we use.

In calculating the amount of the periodic payments in the annuity tables in the Contract, we assumed an annual investment rate of 3%. If the actual net investment return of the Variable Sub-Accounts you choose is less than this assumed investment rate, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the assumed investment rate. The dollar amount of the variable income payments stays level if the net investment return equals the assumed investment rate.

Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments. We reserve the right to make other assumed investments rates available under this contract.

FIXED INCOME PAYMENTS

 We guarantee income payment amounts derived from any Fixed Account Option for the duration of the Income Plan. We calculate the fixed income payments by:

1) adjusting the portion of the Contract Value in any Fixed Account Option on the Payout Start Date by any applicable Market Value Adjustment;

2) deducting any applicable premium tax; and

3) applying the resulting amount to the greater of (a) the appropriate value from the income payment

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table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to 6 months or such shorter times as state law may require. If we defer payments for 30 days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

CERTAIN EMPLOYEE BENEFIT PLANS

 The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate.

DEATH BENEFITS

We will pay a death benefit if, prior to the Payout Start Date:

1. any Contract Owner dies or,

2. the Annuitant dies, if the Contract is owned by a company or other non-living Owner.

We will pay the death benefit to the new Contract Owner who is determined immediately after the death. The new Contract Owner would be a surviving Contract Owner or, if none, the Beneficiary(ies). In the case of the death of the Annuitant, we will pay the death benefit to the current Contract Owner. A claim for a distribution on death must include "DUE PROOF OF DEATH." We will accept the following documentation as Due Proof of Death:

. a certified copy of a death certificate; or

. a certified copy of a decree of a court of competent jurisdiction as to a finding of death; or

. any other proof acceptable to us.

We will determine the value of the death benefit as of the end of the Valuation Date on which we receive a complete request for payment of the death benefit. If we receive a request after 3:00 p.m. Central Time on a Valuation Date, we will process the request as of the end of the following Valuation Date.

Where there are multiple beneficiaries, we will only value the death benefit at the time the first beneficiary submits the necessary documentation in good order. Any death benefit amounts attributable to any beneficiary which remain in the investment alternatives are subject to investment risk.

DEATH BENEFIT AMOUNT

 Prior to the Payout Start Date, if we receive a complete request for payment of the death benefit within 180 days of the date of death, the death benefit is equal to the greatest of:

1) the Contract Value as of the date we determine the death benefit, or

2) the SETTLEMENT VALUE (that is, the amount payable on a full withdrawal of Contract Value) on the date we determine the death benefit, or

3) the sum of all Purchase Payments reduced by a withdrawal adjustment, as defined below, or

4) the greatest of the Contract Values on each DEATH BENEFIT ANNIVERSARY prior to the date we determine the death benefit, increased by Purchase Payments made since that Death Benefit Anniversary and reduced by a withdrawal adjustment as defined below.

In calculating the Settlement Value, the amount in each individual Guarantee Period may be subject to a Market Value Adjustment. A Market Value Adjustment will apply to amounts in a Guarantee Period, unless we calculate the Settlement Value during the 30-day period after the expiration of the Guarantee Period. Also, the Settlement Value will reflect deduction of any applicable Withdrawal Charges, contract maintenance charges, and premium taxes.

A Death Benefit Anniversary is every seventh Contract Anniversary during the Accumulation Phase. For example, the 7th, 14th, and 21st Contract Anniversaries are the first three Death Benefit Anniversaries.

The "withdrawal adjustment" is equal to (a) divided by (b), with the result multiplied by (c), where:

(a) is the withdrawal amount;

(b) is the Contract Value immediately prior to the withdrawal; and

(c) is the value of the applicable death benefit alternative immediately prior to the withdrawal.

If we do not receive a complete request for payment of the death benefit within 180 days of the date of death, the death benefit is equal to the greater of;

1) the Contract Value as of the date we determine the death benefit, or

2) the Settlement Value.

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We reserve the right to extend, on a non-discriminatory basis, the 180 day period in which the death proceeds will equal the death benefit as described above. This right applies only to the amount payable as death proceeds and in no way restricts when a claim may be filed.

A Market Value Adjustment, if any, made upon payment of a death benefit would be positive.

ENHANCED DEATH BENEFIT RIDER

 If the oldest Contract Owner, or Annuitant if the Contract Owner is a non-living person, is less than or equal to age 80 as of the date we receive the completed application, the Enhanced Death Benefit Rider is an optional benefit that you may elect. If you elect the rider, the death benefit will be the greater of the death benefit alternatives (1) through (4) listed above, or

(5) the enhanced death benefit.

If the Contract Owner is a living individual, the enhanced death benefit applies only for the death of the Contract Owner. If the Contract Owner is not a living individual, the enhanced death benefit applies only for the death of the Annuitant. The enhanced death benefit is equal to the greater of Enhanced Death Benefit A or Enhanced Death Benefit B. Enhanced Death Benefit B may not be available in all states.

The enhanced death benefit will never be greater than the maximum death benefit allowed by any nonforfeiture laws which govern the Contract.

The Enhanced Death Benefit Rider benefit is not available under a contract that is continued by a surviving spouse. After the death of the Contract Owner, if the surviving spouse elects to continue the Contract in the Accumulation Phase, then the mortality and expense risk charge will be 1.00% from the date we determine the value of the death benefit through the remainder of the life of the continued Contract, and any death benefit paid under a continued Contract will not include the enhanced death benefit.

ENHANCED DEATH BENEFIT A. The Enhanced Death Benefit A on the Issue Date is equal to the initial Purchase Payment. On each Contract Anniversary, we will recalculate your Enhanced Death Benefit A to equal the greater of your Contract Value on that date, or the most recently calculated Enhanced Death Benefit A. We also will recalculate your Enhanced Death Benefit A whenever you make an additional Purchase Payment or a partial withdrawal. Additional Purchase Payments will increase the Enhanced Death Benefit A dollar-for-dollar.

Withdrawals will reduce the Enhanced Death Benefit A by an amount equal to a withdrawal adjustment computed in the manner described above under "Death Benefit Amount."

In the absence of any withdrawals or Purchase Payments, the Enhanced Death Benefit A will be the greatest of all Contract Anniversary Contract Values on or before the date we calculate the death benefit.

We will calculate Anniversary Values for each Contract Anniversary prior to the oldest Contract Owner's or, if the Contract owner is not a living person, the oldest Annuitant's, 85th birthday. After age 85, we will recalculate the Enhanced Death Benefit A only for Purchase Payments and withdrawals. The Enhanced Death Benefit A will never be greater than the maximum death benefit allowed by any non-forfeiture laws which govern the Contract.

ENHANCED DEATH BENEFIT B. The Enhanced Death Benefit B is equal to total Purchase Payments made reduced by a withdrawal adjustment computed in the manner described above under "Death Benefit Amount." Each Purchase Payment and each withdrawal adjustment will accumulate daily at a rate equivalent to 5% per year until the earlier of the date

. we determine the death benefit, or

. the first day of the month following the oldest Contract Owner's or, if the Contract Owner is not a living person, the Annuitant's, 85th birthday.

The Enhanced Death Benefit B will never be greater than the maximum death benefit allowed by any non-forfeiture laws which govern the Contract.

ENHANCED DEATH AND INCOME BENEFIT COMBINATION RIDER (available with Contracts issued before July 27, 2000. For Contracts issued on or after July 27, 2000, see the next section titled "Enhanced Death and Income Benefit Combination Rider II")

If the oldest Contract Owner, or Annuitant if the Owner is a non-living person, is less than or equal to age 80 as of the date we receive the completed application, the Enhanced Death and Income Benefit Combination Rider is an optional benefit that you may elect, instead of the Enhanced Death Benefit Rider.

The enhanced death benefit portion of the Enhanced Death and Income Benefit Combination Rider is the same as that described above under "Enhanced Death Benefit Rider."

The enhanced income benefit defines a minimum amount applied to the Payout Phase. This minimum amount is equal to what the value of the enhanced death benefit would be on the Payout Start Date. In some states, the calculation of the enhanced income benefit will not include the value of the Enhanced Death Benefit B. Please consult with your sales representative for information.

The enhanced income benefit will apply if the Contract Owner elects a Payout Start Date that:

. is on or after the tenth Contract Anniversary, and

. is prior to the Annuitant's age 90.

On the Payout Start Date, you may apply the greater of the Contract Value or the enhanced income benefit to the Payout Phase of the Contract. No Market Value Adjustment will be applied to the enhanced income

24 PROSPECTUS

benefit amount. The enhanced income benefit will only apply if the Income Plan selected provides payments guaranteed for either single or joint life with a period certain of at least:

. 10 years, if the youngest Annuitant's age is 80 or less on the date the amount is applied; or

. 5 years, if the youngest Annuitant's age is greater than 80 on the date the amount is applied.

ENHANCED DEATH AND INCOME BENEFIT COMBINATION RIDER II (available with

Contracts issued on or after July 27, 2000)

If the oldest Contract Owner is less than or equal to age 80 as of the date we receive the completed application, the Enhanced Death and Income Benefit Combination Rider II is an optional benefit that you may elect, instead of the Enhanced Death Benefit Rider.

The enhanced death benefit portion of the Enhanced Death and Income Benefit Combination Rider II is the same as that described above under "Enhanced Death Benefit Rider."

The enhanced income benefit guarantees that the minimum amount of income payments you receive will not be less than those determined by applying the Income Base on Payout Start Date, to the minimum guaranteed Income Payment Tables shown in the Contract (rather than to any current rates we may be offering) for the Income Plan you select ("Guaranteed Income Benefit"). In some states, the calculation of the enhanced income benefit will not include the value of Income Base B. Please consult with your sales representative for more information.

The Income Base is the greater of Income Base A and Income Base B. We determine each Income Base as follows:

INCOME BASE A. On the Rider Date, Income Base A is equal to the Contract Value. After the Rider Date, we recalculate Income Base A as follows on the Contract Anniversary and when a Purchase Payment or withdrawal is made:

. For Purchase Payments, Income Base A is equal to the most recently calculated Income Base plus the Purchase Payment. For withdrawals, Income Base A is equal to the most recently calculated Income Base reduced by a withdrawal adjustment.

. On each Contract Anniversary, Income Base A is equal to the greater of the Contract Value on that date or the most recently calculated Income Base A.

In the absence of any withdrawals or Purchase Payments, Income Base A will be the greatest of all the Contract Anniversary Contract Values between the Rider Date and the Payout Start Date. We will recalculate Income Base A for Purchase Payments, for withdrawals and on Contract Anniversaries until the first Contract Anniversary on or after the 85th birthday of the oldest Contract Owner or, if no Owner is a living individual, the oldest Annuitant. After that date, we will recalculate Income Base A for Purchase Payments and withdrawals.

INCOME BASE B. On the Rider Date, Income Base B is equal to the Contract Value. After the Rider Date, Income Base B, plus any subsequent Purchase Payments and less a withdrawal adjustment for any subsequent withdrawals, will accumulate daily at a rate equal to 5% per year until the first day of the month following the oldest Contract Owner's or, if the Contract Owner is not a living individual, the Annuitant's 85th birthday. After this date, Income Base B will be recalculated only for Purchase Payments and withdrawals.

For purposes of computing Income Base A or B, the withdrawal adjustment is equal to (1) divided by (2), with the result multiplied by (3), where:

1) = withdrawal amount,

2) = the Contract Value immediately prior to the withdrawal, and

3) = the most recently calculated Income Base.

Please consult with your sales representative for information.

The income base is used solely for the purpose of calculating the guaranteed income benefit under this Rider ("guaranteed income benefit") and does not provide a Contract Value or guarantee performance of any investment option.

The guaranteed income benefit amount is determined by applying the enhanced income benefit amount less any applicable taxes to the guaranteed rates for the Income Plan you elect. The Income Plan you elect must satisfy the conditions described below.

The enhanced income benefit will apply if the Contract Owner elects a Payout Start Date that:

. is on or after the tenth Contract Anniversary,

. is during the 30-day period following the Contract Anniversary.

. is prior to the Annuitant's 90th birthday.

The enhanced income benefit will only apply if you elect to receive fixed amount income payments. These fixed income payments will be calculated using the appropriate Guaranteed Income Payment Tables provided in your Contract.

If, however, you apply the Contract Value and not the enhanced income benefit to the Income Plan, then you may select any Income Plan we offer at that time.

IF YOU EXPECT TO APPLY YOUR CONTRACT VALUE TO VARIABLE INCOME PAYMENT OPTIONS OR TO CURRENT ANNUITY PAYMENT RATES THEN IN EFFECT, ELECTING THE ENHANCED INCOME BENEFIT MAY NOT BE APPROPRIATE.

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No Market Value Adjustment will be applied to the enhanced income benefit amount. The enhanced income benefit will only apply if the Income Plan selected provides payments guaranteed for either single or joint life with a period certain of at least:

. 10 years, if the youngest Annuitant's age is 80 or less on the date the amount is applied; or

. 5 years, if the youngest Annuitant's age is greater than 80 on the date the amount is applied.

Neither of the Enhanced Death and Income Benefit Combination Rider's benefits are available under a Contract that is continued by a surviving spouse.

After the death of the Contract Owner, if the surviving spouse elects to continue the Contract in the Accumulation Phase, then the mortality and expense risk charge will be 1.00% from the date we determine the value of the death benefit through the remainder of the life of the continued Contract. Any death benefit paid under a continued Contract will not include the enhanced death benefit. Any calculation of amount to be applied to an Income Plan upon annuitization under a continued Contract will not include the enhanced income benefit.

We may discontinue offering these options at any time.

If your Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any Purchase Payments or the Contract Value.

DEATH BENEFIT PAYMENTS

IF THE NEW OWNER IS YOUR SPOUSE, THE NEW OWNER MAY:

1. elect to receive the death benefit in a lump sum, or

2. elect to apply the death benefit to an Income Plan. Payments from the Income Plan must begin within 1 year of the date of death and must be payable throughout:

. The life of the new Owner; or

. for a guaranteed number of payments from 5 to 50 years, but not to exceed the life expectancy of the new Owner; or

. over the life of the new Owner with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the new Owner.

If your spouse does not elect one of the above options, the Contract will continue in the Accumulation Phase as if the death had not occurred. If the Contract is continued in the Accumulation Phase, the following restrictions apply:

. On the date the Contract is continued, the Contract Value will equal the amount of the Death Benefit as determined as of the Valuation Date on which we received the completed request for settlement of the death benefit (the next Valuation Date, if we receive the completed request for settlement of the death benefit after 3 p.m. Central Time). Unless otherwise instructed by the continuing spouse, the excess, if any, of the death benefit over the Contract Value will be allocated to the Variable Sub-Accounts. This excess will be allocated in proportion to your Contract Value in those Variable Sub-Accounts as of the end of the Valuation Period during which we receive the completed request for settlement of the death benefit, except that any portion of this excess attributable to the Fixed Account Options will be allocated to the Money Market Variable Sub-Account. Within 30 days of the date the Contract is continued, your surviving spouse may choose one of the following transfer alternatives without incurring a transfer fee:

. transfer all or a portion of the excess among the Variable Sub-Accounts;

. transfer all or a portion of the excess into the Guaranteed Maturity Fixed Account and begin a new Guarantee Period; or

. transfer all or a portion of the excess into a combination of Variable Sub-Accounts and the Guaranteed Maturity Fixed Account.

Any such transfer does not count as one of the free transfers allowed each Contract Year and is subject to any minimum allocation amount specified in your Contract.

The surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a Withdrawal Charge.

Only one spousal continuation is allowed under this Contract.

IF THE NEW OWNER IS NOT YOUR SPOUSE BUT IS A LIVING PERSON, THE NEW OWNER MAY:

1) elect to receive the death benefit in a lump sum, or

2) elect to apply the death benefit to an Income Plan. Payments from the Income Plan must begin within 1 year of the date of death and must be payable throughout:

. the life of the new Owner; or

. for a guaranteed number of payments from 5 to 50 years, but not to exceed the life expectancy of the new Owner; or

. over the life of the new Owner with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the new Owner.

If the new Owner does not elect one of the above options then the new Owner must receive the Contract Value payable within 5 years of your date of death. The Contract Value will equal the amount of the death benefit as determined as of the Valuation Date on which we received a completed request for settlement of the death benefit (the next Valuation Date, if we receive a

26 PROSPECTUS

completed request for settlement of the death benefit after 3 p.m. Central Time). Unless otherwise instructed by the new Owner, the excess, if any, of the death benefit over the Contract Value will be allocated to the Money Market Variable Sub-Account. The new Owner may exercise all rights as set forth in the TRANSFERS section during this 5 year period.

No additional Purchase Payments may be added to the Contract under this election. Withdrawal Charges will be waived for any withdrawals made during this 5 year period.

If the new Owner dies prior to receiving all of the Contract Value, then the new Owner's named Beneficiary(ies) will receive the greater of the Settlement Value or the remaining Contract Value. This amount must be received as a lump sum within 5 years of the date of the original Owner's death.

We reserve the right to offer additional options upon Death of Owner.

IF THE NEW OWNER IS A CORPORATION, TRUST, OR OTHER NON-LIVING PERSON:

(a) The new Owner may elect to receive the death benefit in a lump sum; or

(b) If the new Owner does not elect the option above, then the new Owner must receive the Contract Value payable within 5 years of your date of death. On the date we receive the complete request for settlement of the Death Benefit, the Contract Value under this option will be the death benefit. Unless otherwise instructed by the new Owner, the excess, if any of the death benefit over the Contract Value will be allocated to the Money Market Variable Sub-Account. The new Owner may exercise all rights set forth in the TRANSFERS provision during this 5 year period. No additional Purchase Payments may be added to the Contract under this election. Withdrawal Charges will be waived during this 5 year period.

We reserve the right to offer additional options upon Death of Owner.

If any new Owner is a non-living person, all new Owners will be considered to be non-living persons for the above purposes.

Under any of these options, all ownership rights, subject to any restrictions previously placed upon the Beneficiary, are available to the new Owner from the date of your death to the date on which the death proceeds are paid.

DEATH OF ANNUITANT

If the Annuitant who is not also the Contract Owner dies prior to the Payout Start Date and the Contract Owner is a living person, then the Contract will continue with a new Annuitant as designated by the Contract Owner.

If the Annuitant who is not also the Contract Owner dies prior to the Payout Start Date and the Contract Owner is a non-living person, the following apply:

(a) The Contract Owner may elect to receive the death benefit in a lump sum; or

(b) If the new Owner does not elect the option above, then the Owner must receive the Contract Value payable within 5 years of the Annuitant's date of death. On the date we receive the complete request for settlement of the death benefit, the Contract Value under this option will be the death benefit. Unless otherwise instructed by the Contract Owner, the excess, if any, of the death benefit over the Contract Value will be allocated to the Money Market Variable Sub-Account. The Contract Owner may then exercise all rights set forth in the TRANSFERS provision during this 5 year period. No additional Purchase Payments may be added to the Contract under this election. Withdrawal Charges will be waived during this 5 year period.

We reserve the right to offer additional options upon Death of Owner.

MORE INFORMATION

ALLSTATE LIFE

 Allstate Life is the issuer of the Contract. Allstate Life was organized in 1957 as a stock life insurance company under the laws of the state of Illinois. Prior to January 1, 2005, Glenbrook Life and Annuity Company ("Glenbrook") issued the Contract. Effective January 1, 2005, Glenbrook merged with Allstate Life ("Merger"). On the date of the Merger, Allstate Life acquired from Glenbrook all of Glenbrook's assets and became directly liable for Glenbrook's liabilities and obligations with respect to all contracts issued by Glenbrook.

Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company organized under the laws of the state of Illinois. All of the capital stock issued and outstanding of Allstate Insurance Company is owned by Allstate Insurance Holdings, LLC, which is wholly owned by The Allstate Corporation.

Allstate Life is licensed to operate in the District of Columbia, Puerto Rico, and all jurisdictions except the state of New York. We intend to offer the Contract in those jurisdictions in which we are licensed. Our home office is located at 3100 Sanders Road, Northbrook, Illinois 60062.

Effective June 1, 2006, Allstate Life entered into an agreement ("the Agreement") with Prudential Financial, Inc. and its subsidiary, The Prudential Insurance Company of America ("PICA") pursuant to which Allstate

27 PROSPECTUS

Life sold, through a combination of coinsurance and modified coinsurance reinsurance, substantially all of its variable annuity business. Pursuant to the Agreement Allstate Life and PICA also entered into an administrative services agreement which provides that PICA or an affiliate administer the Variable Account and the Contracts. The benefits and provisions of the Contracts have not been changed by these transactions and agreements. None of the transactions or agreements have changed the fact that we are primarily liable to you under your Contract.

THE VARIABLE ACCOUNT

 Allstate Life established the Allstate Financial Advisors Separate Account I in 1999. The Contracts were previously issued through the Glenbrook Life and Annuity Company Separate Account A. Effective January 1, 2005, Glenbrook Life Multi-Manager Variable Account and Glenbrook Life and Annuity Company Separate Account A combined with Allstate Financial Advisors Separate Account I and consolidated duplicative Variable Sub-Accounts that invest in the same Funds (the "Consolidation"). The Accumulation Unit Values for the Variable Sub-Accounts in which you invest did not change as a result of the Consolidation, and your Contract Value immediately after the Consolidation was the same as the value immediately before the Consolidation. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable Account or Allstate Life.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under Illinois insurance law. That means we account for the Variable Account's income, gains, and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations. Our obligations arising under the Contracts are general corporate obligations of Allstate Life.

The Variable Account consists of multiple Variable Sub-Accounts, each of which are available under the Contract. We may add new Variable Sub-Accounts, or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Funds . We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.

THE FUNDS

 DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS. We automatically reinvest all dividends and capital gains distributions from the Funds in shares of the distributing Funds at their net asset value.

VOTING PRIVILEGES. As a general matter, you do not have a direct right to vote the shares of the Funds held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Funds that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract Owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Fund as of the record date of the meeting. After the Payout Start Date, the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding eligible Fund. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted upon on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Fund shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

CHANGES IN FUNDS. If the shares of any of the Funds are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Fund and substitute shares of another eligible investment fund. Any substitution of securities will comply with the requirements of the Investment Company Act of 1940. We also may add new Variable Sub-Accounts that invest in underlying funds. We will notify you in advance of any change.

CONFLICTS OF INTEREST. The Funds sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate

28 PROSPECTUS

accounts to invest in the same Fund. The board of trustees of the Funds monitors for possible conflicts among separate accounts buying shares of the Funds. Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a separate account to comply with such laws could cause a conflict. To eliminate a conflict, the Funds' board of trustees may require a separate account to withdraw its participation in a Fund. A Fund's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a separate account withdrawing because of a conflict.

THE CONTRACT

 DISTRIBUTION. Contingent on regulatory approval, ALFS, Inc ("ALFS") is expected to merge into Allstate Distributors, LLC ("ADLLC"), effective April 29, 2011. At that time, ALFS will assign its rights and delegate its duties as principal underwriter to ADLLC. This change will have no effect on Allstate Life's obligations to you under your Contract.

ADLLC located at 3100 Sanders Road, Northbrook, Illinois 60062-7154, serves as principal underwriter of the Contracts. ADLLC is a wholly owned subsidiary of Allstate Life.

ADLLC is a registered broker dealer under the Securities and Exchange Act of 1934, as amended ("Exchange Act"), and is a member of the Financial Industry Regulatory Authority (FINRA).

We will pay commissions to broker-dealers who sell the Contracts. Commissions paid may vary, but we estimate that the total commissions paid on all Contract sales will not exceed 8.5% of all purchase payments (on a present value basis).

Sometimes, we also pay the broker-dealer a persistency bonus in addition to the standard commissions. A persistency bonus is not expected to exceed 1.20%, on an annual basis, of the Contract Values considered in connection with the bonus. Sale of the Contracts may also count toward incentive program awards for the registered representative. In some states, Contracts may be sold by representatives or employees of banks which may be acting as broker-dealers without separate registration under the Exchange Act, pursuant to legal and regulatory exceptions.

Allstate Life does not pay ADLLC a commission for distribution of the Contracts. The underwriting agreement with ADLLC provides that we will reimburse ADLLC for any liability to Contract owners arising out of services rendered or Contracts issued.

ADMINISTRATION. We have primary responsibility for all administration of the Contracts and the Variable Account. We entered into an administrative services agreement with The Prudential Insurance Company of America ("PICA") whereby, PICA or an affiliate provides administrative services to the Variable Account and the Contracts on our behalf. In addition, PICA entered into a master services agreement with se/2/, inc., of 5801 SW 6/th/ Avenue, Topeka, Kansas 66636, whereby se/2/, inc. provides certain business process outsourcing services with respect to the Contracts. se/2/, inc. may engage other service providers to provide certain administrative functions. These service providers may change over time, and as of December 31, 2010, consisted of the following:

Keane BPO, LLC. (administrative services) located at 625 North Michigan Avenue, Suite 1100, Chicago, IL 60611; RR Donnelly Global Investment Markets (compliance printing and mailing) located at 111 South Wacker Drive, Chicago, IL 60606; Jayhawk File Express, LLC (file storage and document destruction) located at 601 E. 5/th/ Street, Topeka, KS 66601-2596; Co-Sentry.net, LLC (back-up printing and disaster recovery) located at 9394 West Dodge Rd, Suite 100, Omaha, NE 68114; Convey Compliance Systems, Inc. (withholding calculations and tax statement mailing) located at 3650 Annapolis Lane, Suite 190, Plymouth, MN 55447; Spangler Graphics, LLC (compliance mailings) located at 29305 44/th/ Street, Kansas City, KS 66106; Veritas Document Solutions, LLC (compliance mailings) located at 913 Commerce Ct, Buffalo Grove, IL 60089; Records Center of Topeka, a division of Underground Vaults & Storage, Inc. (back-up tapes storage) located at 1540 NW Gage Blvd. #6, Topeka, KS 66618; EquiSearch Services, Inc. (lost shareholder search) located at 11 Martime Avenue, Suite 665, White Plains, NY 10606; ZixCorp Systems, Inc. (email encryption) located at 2711 N. Haskell Ave., Suite 2300, Dallas, TX 75204; DST Systems, Inc. (FAN mail, positions, prices) located at 333 West 11 Street, 5/th/ Floor, Kansas City, MO 64105.

In administering the Contracts, the following services are provided, among others:

. maintenance of Contract Owner records;

. Contract Owner services;

. calculation of unit values;

. maintenance of the Variable Account; and

. preparation of Contract Owner reports.

We will send you Contract statements at least annually. We will also send you transaction confirmations. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement or a confirmation. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

We will also provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

29 PROSPECTUS

NON-QUALIFIED ANNUITIES HELD WITHIN A QUALIFIED PLAN

If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information. Allstate Life no longer issues deferred annuities to employer sponsored qualified retirement plans.

LEGAL MATTERS

 All matters of state law pertaining to the Contracts, including the validity of the Contracts and Allstate Life's right to issue such Contracts under state insurance law, have been passed upon by Susan L. Lees, General Counsel of Allstate Life.

TAXES

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. ALLSTATE LIFE MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

TAXATION OF ALLSTATE LIFE INSURANCE COMPANY

 Allstate Life is taxed as a life insurance company under Part I of Subchapter L of the Code. Since the Variable Account is not an entity separate from Allstate Life, and its operations form a part of Allstate Life, it will not be taxed separately. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, Allstate Life believes that the Variable Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Allstate Life does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore Allstate Life does not intend to make provisions for any such taxes. If Allstate Life is taxed on investment income or capital gains of the Variable Account, then Allstate Life may impose a charge against the Variable Account in order to make provision for such taxes.

TAXATION OF VARIABLE ANNUITIES IN GENERAL

 TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

. the Contract Owner is a natural person,

. the investments of the Variable Account are "adequately diversified" according to Treasury Department regulations, and

. Allstate Life is considered the owner of the Variable Account assets for federal income tax purposes.

NON-NATURAL OWNERS. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.

EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain Qualified Plans; (4) certain contracts used in connection with structured settlement agreements; and

(5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

GRANTOR TRUST OWNED ANNUITY. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section. In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the surviving Contract Owner. Since the trust will be the surviving Contract Owner in all cases, the Death Benefit will be payable to the trust notwithstanding any beneficiary designation on the annuity contract. A trust, including a grantor trust, has two options for receiving any death benefits: 1) a lump

30 PROSPECTUS

sum payment; or 2) payment deferred up to five years from date of death.

DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be "adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Allstate Life does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

OWNERSHIP TREATMENT. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a Contract owner to be treated as the owner of the separate account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Allstate Life does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a Non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a competent tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

PARTIAL ANNUITIZATION. Effective January 1, 2011, an individual may partially annuitize their non-qualified annuity if the contract so permits. The Small Business Jobs Act of 2010 included a provision which allows for a portion of a non-qualified annuity, endowment or life insurance contract to be annuitized while the balance is not annuitized. The annuitized portion must be paid out over 10 or more years or over the lives of one or more individuals. The annuitized portion of the contract is treated as a separate contract for purposes of determining taxability of the payments under IRC section 72. We do not currently permit partial annuitization.

WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

. if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining

31 PROSPECTUS

portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

. if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner;

. if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

We administer certain spousal rights under the Contract and related tax reporting in accordance with our understanding of the Defense of Marriage Act (which defines a "marriage" as a legal union between a man and a woman and a "spouse" as a person of the opposite sex). Depending on the state in which your Contract is issued, we may offer certain spousal benefits to civil union couples or same-sex marriage spouses. You should be aware, however, that federal tax law does not recognize civil unions or same-sex marriages. Therefore, we cannot permit a civil union partner or same-sex spouse to continue the Contract within the meaning of the tax law upon the death of the first partner under the Contract's "spousal continuance" provision. Please note there may be federal tax consequences at the death of the first civil union or same-sex marriage partner. Civil union couples and same-sex marriage spouses should consider that limitation before selecting a spousal benefit under the Contract.

TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

. if distributed in a lump sum, the amounts are taxed in the same manner as a total withdrawal, or

. if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

. made on or after the date the Contract Owner attains age 59 1/2,

. made as a result of the Contract Owner's death or becoming totally disabled,

. made in substantially equal periodic payments (as defined by the Code) over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

. made under an immediate annuity, or

. attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

TAX FREE EXCHANGES UNDER INTERNAL REVENUE CODE SECTION 1035. A 1035 exchange is a tax-free exchange of a non-Qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

PARTIAL EXCHANGES. The IRS has issued rulings that permit partial exchanges of annuity contracts. Effective June 30, 2008, a partial exchange, of a deferred annuity contract for another deferred annuity contract, will qualify for tax-deferral only if no amount is withdrawn or

32 PROSPECTUS

surrendered from either contract for a period of 12 months. The 12 month period begins on the date when exchange proceeds are treated as premiums paid for the recipient contract. Withdrawals from, annuitizations, taxable Owner or Annuitant changes, or surrenders of either contract within the 12 month period will retroactively negate the partial exchange, unless one of the following applies:

. the contract owner is at least 591/2 or dies; or becomes totally disabled or obtains a divorce or suffers a loss of employment after the partial exchange was completed and prior to the withdrawal, annuitization, Owner or Annuitant change, or surrender;

. if the annuity is owned by an entity, the annuitant dies after the partial exchange was completed and prior to the withdrawal, annuitization, Owner or Annuitant change or surrender;

. the withdrawal is allocable to investment in the Contract before August 14, 1982; or,

. the annuity is a qualified funding asset within the meaning of Code section 130(d).

If a partial exchange is retroactively negated, the amount originally transferred to the recipient contract is treated as a withdrawal from the source contract, taxable to the extent of any gain in that contract on the date of the exchange. An additional 10% tax penalty may also apply if the Contract Owner is under age 59 1/2. Your Contract may not permit partial exchanges.

TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.

AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-Qualified deferred annuity contracts issued by Allstate Life (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

INCOME TAX WITHHOLDING

 Generally, Allstate Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made or no U.S. taxpayer identification number is provided we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Allstate Life is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Allstate Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. We require an original IRS Form W-8BEN at issue to certify the owners' foreign status. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

TAX QUALIFIED CONTRACTS

 The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA. Tax Qualified Contracts are contracts purchased as or in connection with:

. Individual Retirement Annuities (IRAs) under Code Section 408(b);

. Roth IRAs under Code Section 408A;

. Simplified Employee Pension (SEP IRA) under Code Section 408(k);

. Savings Incentive Match Plans for Employees (SIMPLE IRA) under Code

Section 408(p);

. Tax Sheltered Annuities under Code Section 403(b);

. Corporate and Self Employed Pension and Profit Sharing Plans under Code

Section 401; and

. State and Local Government and Tax-Exempt Organization Deferred Compensation Plans under Code Section 457.

Allstate Life reserves the right to limit the availability of the Contract for use with any of the retirement plans

33 PROSPECTUS

listed above or to modify the Contract to conform with tax requirements. If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waiver of charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if Qualified Plan limits on distributions and other conditions are not met. Please consult your Qualified Plan administrator for more information. Allstate Life no longer issues deferred annuities to employer sponsored qualified retirement plans.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Allstate Life can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent's IRA, TSA, or employer sponsored retirement plan under which the decedent's surviving spouse is the beneficiary. Allstate Life does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent's IRA, TSA, or employer sponsored qualified retirement plan.

Please refer to your Endorsement for IRAs or 403(b) plans, if applicable, for additional information on your death settlement options. In the case of certain Qualified Plans, the terms of the Qualified Plan Endorsement and the plans may govern the right to benefits, regardless of the terms of the Contract.

TAXATION OF WITHDRAWALS FROM AN INDIVIDUALLY OWNED TAX QUALIFIED CONTRACT. If you make a partial withdrawal under a Tax Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and generally all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

. made on or after the date the Contract Owner attains age 59 1/2,

. made to a beneficiary after the Contract Owner's death,

. attributable to the Contract Owner being disabled, or

. made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions.

REQUIRED MINIMUM DISTRIBUTIONS. Generally, Tax Qualified Contracts (excluding Roth IRAs) require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Effective December 31, 2005, the IRS requires annuity contracts to include the actuarial present value of other benefits for purposes of calculating the required minimum distribution amount. These other benefits may include accumulation, income, or death benefits. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.

THE DEATH BENEFIT AND TAX QUALIFIED CONTRACTS. Pursuant to the Code and IRS regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the Death Benefits offered by your Contract do not constitute life insurance under these regulations.

It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under Qualified Plans, such as in connection with a TSA or employer sponsored qualified retirement plan.

Allstate Life reserves the right to limit the availability of the Contract for use with any of the Qualified Plans listed above.

PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM TAX QUALIFIED CONTRACTS. A 10% penalty tax applies to the taxable amount of any premature distribution from a Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

. made on or after the date the Contract Owner attains age 59 1/2,

. made as a result of the Contract Owner's death or total disability,

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. made in substantially equal periodic payments (as defined by the Code) over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

. made after separation from service after age 55 (does not apply to IRAs),

. made pursuant to an IRS levy,

. made for certain medical expenses,

. made to pay for health insurance premiums while unemployed (applies only for IRAs),

. made for qualified higher education expenses (applies only for IRAs)

. made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs), and

. from an IRA or attributable to elective deferrals under a 401(k) plan, 403(b) annuity, or certain similar arrangements made to individuals who (because of their being members of a reserve component) are ordered or called to active duty after Sept. 11, 2001, for a period of more than 179 days or for an indefinite period; and made during the period beginning on the date of the order or call to duty and ending at the close of the active duty period.

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON TAX QUALIFIED CONTRACTS. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

INCOME TAX WITHHOLDING ON TAX QUALIFIED CONTRACTS. Generally, Allstate Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, or if no U.S. taxpayer identification number is provided, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Allstate Life is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Tax Qualified Contracts, including TSAs but excluding IRAs, with the exception of:

. required minimum distributions, or,

. a series of substantially equal periodic payments made over a period of at least 10 years, or,

. a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

. hardship distributions.

With respect to any Contract held under a Section 457 plan or by the trustee of a Section 401 Pension or Profit Sharing Plan, we will not issue payments directly to a plan participant or beneficiary. Consequently, the obligation to comply with the withholding requirements described above will be the responsibility of the plan.

For all annuitized distributions that are not subject to the 20% withholding requirement, Allstate Life is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Allstate Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. We require an original IRS Form W-8BEN at issue to certify the owners' foreign status. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN. A U.S. taxpayer identification number is a

35 PROSPECTUS

social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

CHARITABLE IRA DISTRIBUTIONS. The Pension Protection Act of 2006 included a charitable giving incentive permitting tax-free IRA distributions for charitable purposes. The Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010 extended this provision until the end of 2011.

For distributions in tax years beginning after 2005 and before 2012, the Act provides an exclusion from gross income, up to $100,000, for otherwise taxable IRA distributions from a traditional or Roth IRA that are qualified charitable distributions. To constitute a qualified charitable distribution, the distribution must be made (1) directly by the IRA trustee to certain qualified charitable organizations and (2) on or after the date the IRA owner attains age 70 1/2. Distributions that are excluded from income under this provision are not taken into account in determining the individual's deduction, if any, for charitable contributions.

The IRS has indicated that an IRA trustee is not responsible for determining whether a distribution to a charity is one that satisfies the requirements for the new income tax exclusion added by the Pension Protection Act. As a result the general rules for reporting IRA distributions apply.

INDIVIDUAL RETIREMENT ANNUITIES. Code Section 408(b) permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified retirement plans may be "rolled over" on a tax-deferred basis into an Individual Retirement Annuity.

ROTH INDIVIDUAL RETIREMENT ANNUITIES. Code Section 408A permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

A traditional Individual Retirement Account or Annuity may be converted or "rolled over" to a Roth Individual Retirement Annuity. For distributions after 2007, the Pension Protection Act of 2006 allows distributions from qualified retirement plans including tax sheltered annuities and governmental Section 457 plans to be rolled over directly into a Roth IRA, subject to the usual rules that apply to conversions from a traditional IRA into a Roth IRA. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions. Prior to January 1, 2010, income and filing status limitations applied to rollovers from non-Roth accounts to a Roth IRA. Effective January 1, 2005, the IRS requires conversions of annuity contracts to include the actuarial present value of other benefits for purposes of valuing the taxable amount of the conversion.

ANNUITIES HELD BY INDIVIDUAL RETIREMENT ACCOUNTS (COMMONLY KNOWN AS CUSTODIAL IRAS). Code Section 408 permits a custodian or trustee of an Individual Retirement Account to purchase an annuity as an investment of the Individual Retirement Account. If an annuity is purchased inside of an Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

If you have a contract issued as an IRA under Code Section 408(b) and request to change the ownership to an IRA custodian permitted under Section 408, we will treat a request to change ownership from an individual to a custodian as an indirect rollover. We will send a Form 1099R to report the distribution and the custodian should issue a Form 5498 for the contract value contribution.

Generally, the death benefit of an annuity held in an Individual Retirement Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement Account to continue the Contract in the accumulation phase, with the Annuitant's surviving spouse as the new Annuitant, if the following conditions are met:

1) The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the Contract;

2) The deceased Annuitant was the beneficial owner of the Individual Retirement Account;

3) We receive a complete request for settlement for the death of the Annuitant; and

4) The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

(a) The Annuitant's surviving spouse is the sole beneficiary of the Individual Retirement Account;

(b) The Annuitant's surviving spouse has elected to continue the Individual Retirement Account as his or her own Individual Retirement Account; and

(c) The custodian or trustee of the Individual Retirement Account has continued the Individual Retirement Account pursuant to the surviving spouse's election.

36 PROSPECTUS

SIMPLIFIED EMPLOYEE PENSION IRA (SEP IRA). Code Section 408(k) allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE IRA). Code Section 408(p) allows eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice. SIMPLE IRA plans must include the provisions of the Economic Growth and Tax Relief Reconciliation Act of 2007 (EGTRRA) to avoid adverse tax consequences. If your current SIMPLE IRA plan uses IRS Model Form 5304-SIMPLE with a revision date of March 2002 or later, then your plan is up to date. If your plan has a revision date prior to March 2002, please consult with your tax or legal advisor to determine the action you need to take in order to comply with this requirement.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS (TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND YOUR COMPETENT TAX ADVISOR.

TAX SHELTERED ANNUITIES. Code Section 403(b) provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

. attains age 59 1/2,

. severs employment,

. dies,

. becomes disabled, or

. incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Allstate Life is directed to transfer some or all of the Contract Value to another 403(b) plan. Generally, we do not accept funds in 403(b) contracts that are subject to the Employee Retirement Income Security Act of 1974 (ERISA).

CAUTION: Under IRS regulations we can accept contributions, transfers and rollovers only if we have entered into an information-sharing agreement, or its functional equivalent, with the applicable employer or its plan administrator. Unless your contract is grandfathered from certain provisions in these regulations, we will only process certain transactions (e.g, transfers, withdrawals, hardship distributions and, if applicable, loans) with employer approval. This means that if you request one of these transactions we will not consider your request to be in good order, and will not therefore process the transaction, until we receive the employer's approval in written or electronic form.

CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS. Section 401(a) of the Code permits corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees (commonly referred to as "H.R.10" or "Keogh"). Such retirement plans may permit the purchase of annuity contracts. Allstate Life no longer issues annuity contracts to employer sponsored qualified retirement plans.

There are two owner types for contracts intended to qualify under

Section 401(a): a qualified plan fiduciary or an annuitant owner.

. A qualified plan fiduciary exists when a qualified plan trust that is intended to qualify under Section 401(a) of the Code is the owner. The qualified plan trust must have its own tax identification number and a named trustee acting as a fiduciary on behalf of the plan. The annuitant should be the person for whose benefit the contract was purchased.

. An annuitant owner exists when the tax identification number of the owner and annuitant are the same, or the annuity contract is not owned by a qualified plan trust. The annuitant should be the person for whose benefit the contract was purchased.

If a qualified plan fiduciary is the owner of the contract, the qualified plan must be the beneficiary so that death benefits from the annuity are distributed in accordance with the terms of the qualified plan. Annuitant owned contracts require that the beneficiary be the annuitant's spouse (if applicable), which is consistent with the required IRS language for qualified plans under

Section 401(a). A completed Annuitant Owned Qualified Plan Designation of Beneficiary form is required in order to change the beneficiary of an annuitant owned Qualified Plan contract.

STATE AND LOCAL GOVERNMENT AND TAX-EXEMPT ORGANIZATION DEFERRED COMPENSATION PLANS. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In

37 PROSPECTUS

eligible governmental plans, all assets and income must be held in a trust/custodial account/annuity contract for the exclusive benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees' gross income until distributed from the plan. Allstate Life no longer issues annuity contracts to 457 plans.

ANNUAL REPORTS AND OTHER DOCUMENTS

Allstate Life's annual report on Form 10-K for the year ended December 31, 2010, is incorporated herein by reference, which means that it is legally a part of this prospectus.

All other reports filed with the SEC under the Exchange Act since the Form 10-K Annual Report, including filings made on Form 10-Q and Form 8-K, and all documents or reports we file with the SEC under the Exchange Act after the date of this prospectus and before we terminate the offering of the securities under this prospectus are also incorporated herein by reference, which means that they are legally a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000352736. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 100 F Street NE, Room 1580, Washington, DC 20549-2001. For more information on the operations of SEC's Public Reference Room, call 1-202-551-8090.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at P.O. Box 758567, Topeka, KS 66675-8565 (telephone:

1-800-457-7617).

38 PROSPECTUS

STATEMENT OF ADDITIONAL INFORMATION

ADDITIONS, DELETIONS OR SUBSTITUTIONS OF INVESTMENTS
-------------------------------------------------------------------
THE CONTRACT
-------------------------------------------------------------------
   Purchase of Contracts
-------------------------------------------------------------------
   Tax-free Exchanges (1035 Exchanges, Rollovers and Transfers)
-------------------------------------------------------------------
CALCULATION OF ACCUMULATION UNIT VALUES
-------------------------------------------------------------------
NET INVESTMENT FACTOR
-------------------------------------------------------------------
CALCULATION OF VARIABLE INCOME PAYMENTS
-------------------------------------------------------------------
CALCULATION OF ANNUITY UNIT VALUES
-------------------------------------------------------------------

GENERAL MATTERS
---------------------------------------------------
   Incontestability
---------------------------------------------------
   Settlements
---------------------------------------------------
   Safekeeping of the Variable Account's Assets
---------------------------------------------------
   Premium Taxes
---------------------------------------------------
   Tax Reserves
---------------------------------------------------
EXPERTS
---------------------------------------------------
FINANCIAL STATEMENTS
---------------------------------------------------
APPENDIX A - ACCUMULATION UNIT VALUES
---------------------------------------------------

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

39 PROSPECTUS

APPENDIX A ACCUMULATION UNIT VALUES

Appendix A presents the Accumulation Unit Values and number of Accumulation Units outstanding for each Sub-Account since the Sub-Accounts were first offered under the Contracts. This Appendix includes Accumulation Unit Values representing the highest and lowest available combinations of Contract charges that affect Accumulation Unit Values for each Contract. The Statement of Additional Information, which is available upon request without charge, contains the Accumulation Unit Values for all other available combinations of Contract charges that affect Accumulation Unit Values for each Contract. Please contact us at 1-800-457-7617 to obtain a copy of the Statement of Additional Information.

All of the Variable Sub-Accounts were first offered under the Contracts on June 2, 1998, except the Invesco V.I. Basic Value Fund--Series I and Invesco V.I. Mid Cap Core Equity Fund--Series I, which commenced operations on October 1, 2001, and the Invesco V.I. Technology Fund--Series I and the Invesco V.I. Utilities Fund--Series I, which were first offered on October 15, 2004 and the Invesco V.I. Large Cap Growth Fund--Series I, which was first offered on June 12, 2006.

The names of the following Sub-Accounts changed since December 31, 2010. The names shown in the tables of Accumulation Units correspond to the name of the Sub-Account as of December 31, 2010:

SUB-ACCOUNT NAME AS OF DECEMBER 31,
2010 (AS APPEARS IN THE FOLLOWING
 TABLES OF ACCUMULATION UNIT VALUES) SUB-ACCOUNT NAME AS OF MAY 1, 2011
 Invesco V.I. Basic Balanced - Series I Invesco Van Kampen V.I. Equity and
Income - Series I Invesco V.I. Large Cap Growth - Invesco Van Kampen V.I. Capital Series I Growth - Series I -----------------------------------------------------------------------------

AIM LIFETIME PLUS II VARIABLE ANNUITY--PROSPECTUS

ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH

VARIABLE SUB-ACCOUNT*

BASIC POLICY

MORTALITY & EXPENSE = 1.0

                                                                                           Number of
                                                                Accumulation Accumulation    Units
                                                   For the Year  Unit Value   Unit Value  Outstanding
                                                      Ending    at Beginning    at End      at End
Sub-Accounts                                       December 31   of Period    of Period    of Period
-----------------------------------------------------------------------------------------------------
INVESCO V.I. BASIC BALANCED FUND--SERIES I
 FORMERLY, AIM V.I. BASIC BALANCED FUND--SERIES I
                                                       2001       $12.633      $11.067     1,806,943
                                                       2002       $11.067       $9.074     1,574,876
                                                       2003        $9.074      $10.443     1,397,078
                                                       2004       $10.443      $11.106     1,284,761
                                                       2005       $11.106      $11.565     1,072,218
                                                       2006       $11.565      $12.646       882,310
                                                       2007       $12.646      $12.783       642,359
                                                       2008       $12.783       $7.798       419,104
                                                       2009        $7.798      $10.323       337,202
                                                       2010       $10.323      $11.033       234,270
-----------------------------------------------------------------------------------------------------
INVESCO V.I. BASIC VALUE FUND--SERIES I
 FORMERLY, AIM V.I. BASIC VALUE FUND--SERIES I
                                                       2001       $10.000      $11.210        79,352
                                                       2002       $11.210       $8.632       307,935
                                                       2003        $8.632      $11.408       392,258
                                                       2004       $11.408      $12.532       519,801
                                                       2005       $12.532      $13.107       456,851
                                                       2006       $13.107      $14.675       385,756
                                                       2007       $14.675      $14.738       271,318
                                                       2008       $14.738       $7.030       177,453
                                                       2009        $7.030      $10.291       120,929
                                                       2010       $10.291      $10.927        92,822

40 PROSPECTUS

AIM LIFETIME PLUS II VARIABLE ANNUITY--PROSPECTUS

ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH

VARIABLE SUB-ACCOUNT*

BASIC POLICY

MORTALITY & EXPENSE = 1.0

                                                                                                 Number of
                                                                      Accumulation Accumulation    Units
                                                         For the Year  Unit Value   Unit Value  Outstanding
                                                            Ending    at Beginning    at End      at End
Sub-Accounts                                             December 31   of Period    of Period    of Period
-----------------------------------------------------------------------------------------------------------
INVESCO V.I. CAPITAL APPRECIATION FUND--SERIES I
 FORMERLY, AIM V.I. CAPITAL APPRECIATION FUND--SERIES I
                                                             2001       $13.912      $10.556     1,944,975
                                                             2002       $10.556       $7.897     1,572,649
                                                             2003        $7.897      $10.117     1,380,870
                                                             2004       $10.117      $10.669     1,241,884
                                                             2005       $10.669      $11.485     1,084,264
                                                             2006       $11.485      $12.075     2,395,599
                                                             2007       $12.075      $13.377     1,648,376
                                                             2008       $13.377       $7.609     1,205,363
                                                             2009        $7.609       $9.112       979,716
                                                             2010        $9.112      $10.408       725,970
-----------------------------------------------------------------------------------------------------------
INVESCO V.I. CAPITAL DEVELOPMENT FUND--SERIES I
 FORMERLY, AIM V.I. CAPITAL DEVELOPMENT FUND--SERIES I
                                                             2001       $13.680      $12.435       350,500
                                                             2002       $12.435       $9.672       380,059
                                                             2003        $9.672      $12.949       351,237
                                                             2004       $12.949      $14.793       358,244
                                                             2005       $14.793      $16.037       351,705
                                                             2006       $16.037      $18.482       239,739
                                                             2007       $18.482      $20.261       170,673
                                                             2008       $20.261      $10.615       109,986
                                                             2009       $10.615      $14.948        83,857
                                                             2010       $14.948      $17.561        69,147
-----------------------------------------------------------------------------------------------------------
INVESCO V.I. CORE EQUITY--SERIES I
 FORMERLY, AIM V.I. CORE EQUITY FUND--SERIES I
                                                             2001       $13.112      $10.007     3,007,927
                                                             2002       $10.007       $8.355     2,525,150
                                                             2003        $8.355      $10.281     2,240,797
                                                             2004       $10.281      $11.081     1,988,707
                                                             2005       $11.081      $11.542     1,704,027
                                                             2006       $11.542      $13.323     2,636,111
                                                             2007       $13.323      $14.246     1,783,042
                                                             2008       $14.246       $9.843     1,246,840
                                                             2009        $9.843      $12.490     1,040,842
                                                             2010       $12.490      $13.534       774,244
-----------------------------------------------------------------------------------------------------------
INVESCO V.I. DIVERSIFIED INCOME FUND--SERIES I
 FORMERLY, AIM V.I. DIVERSIFIED INCOME FUND--SERIES I
                                                             2001        $9.539       $9.772       559,447
                                                             2002        $9.772       $9.888       578,362
                                                             2003        $9.888      $10.683       562,274
                                                             2004       $10.683      $11.098       555,636
                                                             2005       $11.098      $11.295       482,427
                                                             2006       $11.295      $11.673       356,109
                                                             2007       $11.673      $11.744       249,578
                                                             2008       $11.744       $9.788       117,899
                                                             2009        $9.788      $10.753       107,717
                                                             2010       $10.753      $11.704        87,964

41 PROSPECTUS

AIM LIFETIME PLUS II VARIABLE ANNUITY--PROSPECTUS

ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH

VARIABLE SUB-ACCOUNT*

BASIC POLICY

MORTALITY & EXPENSE = 1.0

                                                                                                  Number of
                                                                       Accumulation Accumulation    Units
                                                          For the Year  Unit Value   Unit Value  Outstanding
                                                             Ending    at Beginning    at End      at End
Sub-Accounts                                              December 31   of Period    of Period    of Period
------------------------------------------------------------------------------------------------------------
INVESCO V.I. GOVERNMENT SECURITIES FUND--SERIES I
 FORMERLY, AIM V.I. GOVERNMENT SECURITIES FUND--SERIES I
                                                              2001       $11.069      $11.650       923,877
                                                              2002       $11.650      $12.628     1,307,844
                                                              2003       $12.628      $12.623       964,941
                                                              2004       $12.623      $12.805       845,252
                                                              2005       $12.805      $12.876       602,889
                                                              2006       $12.876      $13.188       448,274
                                                              2007       $13.188      $13.869       355,471
                                                              2008       $13.869      $15.406       235,349
                                                              2009       $15.406      $15.236       162,638
                                                              2010       $15.236      $15.883       108,452
------------------------------------------------------------------------------------------------------------
INVESCO V.I. HIGH YIELD--SERIES I
 FORMERLY, AIM V.I. HIGH YIELD FUND--SERIES I
                                                              2001        $7.968       $7.487       633,394
                                                              2002        $7.487       $6.972       546,204
                                                              2003        $6.972       $8.830       592,881
                                                              2004        $8.830       $9.716       499,973
                                                              2005        $9.716       $9.871       411,984
                                                              2006        $9.871      $10.811       304,403
                                                              2007       $10.811      $10.825       213,717
                                                              2008       $10.825       $7.956       153,141
                                                              2009        $7.956      $12.023       130,914
                                                              2010       $12.023      $13.505        86,926
------------------------------------------------------------------------------------------------------------
INVESCO V.I. INTERNATIONAL GROWTH FUND--SERIES I
 FORMERLY, AIM V.I. INTERNATIONAL GROWTH FUND--SERIES I
                                                              2001       $10.799      $11.980     2,619,796
                                                              2002       $11.980       $6.811       774,028
                                                              2003        $6.811       $8.695       681,112
                                                              2004        $8.695      $10.664       683,565
                                                              2005       $10.664      $12.439       729,280
                                                              2006       $12.439      $15.777       708,276
                                                              2007       $15.777      $17.900       461,067
                                                              2008       $17.900      $10.555       327,818
                                                              2009       $10.555      $14.119       234,493
                                                              2010       $14.119      $15.761       173,806
------------------------------------------------------------------------------------------------------------
INVESCO V.I. LARGE CAP GROWTH FUND--SERIES I
 FORMERLY, AIM V.I. LARGE CAP GROWTH FUND--SERIES I
                                                              2006       $10.000      $11.106       385,691
                                                              2007       $11.106      $12.702       305,945
                                                              2008       $12.702       $7.753       194,973
                                                              2009        $7.753       $9.661       160,457
                                                              2010        $9.661      $11.204       109,491

42 PROSPECTUS

AIM LIFETIME PLUS II VARIABLE ANNUITY--PROSPECTUS

ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH

VARIABLE SUB-ACCOUNT*

BASIC POLICY

MORTALITY & EXPENSE = 1.0

                                                                                                Number of
                                                                     Accumulation Accumulation    Units
                                                        For the Year  Unit Value   Unit Value  Outstanding
                                                           Ending    at Beginning    at End      at End
Sub-Accounts                                            December 31   of Period    of Period    of Period
----------------------------------------------------------------------------------------------------------
INVESCO V.I. MID CAP CORE EQUITY FUND--SERIES I
 FORMERLY, AIM V.I. MID CAP CORE EQUITY FUND--SERIES I
                                                            2001       $10.000      $11.367        40,509
                                                            2002       $11.367       $9.994       172,842
                                                            2003        $9.994      $12.585       229,298
                                                            2004       $12.585      $14.167       292,391
                                                            2005       $14.167      $15.080       288,902
                                                            2006       $15.080      $16.592       219,087
                                                            2007       $16.592      $17.976       141,038
                                                            2008       $17.976      $12.709        83,473
                                                            2009       $12.709      $16.368        68,285
                                                            2010       $16.368      $18.473        49,519
----------------------------------------------------------------------------------------------------------
INVESCO V.I. MONEY MARKET FUND--SERIES I
 FORMERLY, AIM V.I. MONEY MARKET FUND--SERIES I
                                                            2001       $11.080      $11.355     1,207,045
                                                            2002       $11.355      $11.364     1,163,652
                                                            2003       $11.364      $11.305       741,684
                                                            2004       $11.305      $11.258       542,161
                                                            2005       $11.258      $11.416       401,143
                                                            2006       $11.416      $11.774       417,780
                                                            2007       $11.774      $12.173       408,636
                                                            2008       $12.173      $12.286       338,250
                                                            2009       $12.286      $12.165       269,926
                                                            2010       $12.165      $12.053       234,888
----------------------------------------------------------------------------------------------------------
INVESCO V.I. TECHNOLOGY FUND--SERIES I
 FORMERLY, AIM V.I. TECHNOLOGY FUND--SERIES I
                                                            2004       $10.000      $11.117       173,906
                                                            2005       $11.117      $11.235       150,751
                                                            2006       $11.235      $12.277       128,758
                                                            2007       $12.277      $13.077        80,917
                                                            2008       $13.077       $7.178        51,185
                                                            2009        $7.178      $11.174        41,211
                                                            2010       $11.174      $13.407        31,743
----------------------------------------------------------------------------------------------------------
INVESCO V.I. UTILITIES FUND--SERIES I
 FORMERLY, AIM V.I. UTILITIES FUND--SERIES I
                                                            2004       $10.000      $12.259       189,209
                                                            2005       $12.259      $14.167       190,493
                                                            2006       $14.167      $17.580       146,298
                                                            2007       $17.580      $20.976        92,963
                                                            2008       $20.976      $14.034        65,898
                                                            2009       $14.034      $15.952        53,281
                                                            2010       $15.952      $16.772        42,793

* The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.00% and an administrative expense charge of 0.10%.

43 PROSPECTUS

AIM LIFETIME PLUS II VARIABLE ANNUITY--PROSPECTUS

ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH

VARIABLE SUB-ACCOUNT*

BASIC POLICY PLUS ENHANCED DEATH AND INCOME BENEFIT COMBINATION I

RIDER (AVAILABLE WITH CONTRACTS PURCHASED BEFORE JULY 27, 2000)

MORTALITY & EXPENSE = 1.4

                                                                                                 Number of
                                                                      Accumulation Accumulation    Units
                                                         For the Year  Unit Value   Unit Value  Outstanding
                                                            Ending    at Beginning    at End      at End
Sub-Accounts                                             December 31   of Period    of Period    of Period
-----------------------------------------------------------------------------------------------------------
INVESCO V.I. BALANCED FUND--SERIES I
 FORMERLY, AIM V.I. BASIC BALANCED FUND--SERIES I
                                                             2001       $12.504      $10.909       966,876
                                                             2002       $10.909       $8.909       850,588
                                                             2003        $8.909      $10.213       808,466
                                                             2004       $10.213      $10.817       810,346
                                                             2005       $10.817      $11.220       673,654
                                                             2006       $11.220      $12.220       498,575
                                                             2007       $12.220      $12.302       399,753
                                                             2008       $12.302       $7.475       364,067
                                                             2009        $7.475       $9.855       260,773
                                                             2010        $9.855      $10.492       209,959
-----------------------------------------------------------------------------------------------------------
INVESCO V.I. BASIC VALUE FUND--SERIES I
 FORMERLY, AIM V.I. BASIC VALUE FUND--SERIES I
                                                             2001       $10.000      $11.198        55,720
                                                             2002       $11.198       $8.589       238,757
                                                             2003        $8.589      $11.306       290,207
                                                             2004       $11.306      $12.370       369,715
                                                             2005       $12.370      $12.886       376,235
                                                             2006       $12.886      $14.371       349,928
                                                             2007       $14.371      $14.374       277,562
                                                             2008       $14.374       $6.829       235,907
                                                             2009        $6.829       $9.957       170,060
                                                             2010        $9.957      $10.530       118,098
-----------------------------------------------------------------------------------------------------------
INVESCO V.I. CAPITAL APPRECIATION FUND--SERIES I
 FORMERLY, AIM V.I. CAPITAL APPRECIATION FUND--SERIES I
                                                             2001       $13.769      $10.405     1,078,153
                                                             2002       $10.405       $7.754       898,571
                                                             2003        $7.754       $9.893       862,957
                                                             2004        $9.893      $10.392       793,187
                                                             2005       $10.392      $11.142       703,768
                                                             2006       $11.142      $11.668     1,730,792
                                                             2007       $11.668      $12.874     1,436,819
                                                             2008       $12.874       $7.293     1,210,839
                                                             2009        $7.293       $8.699       939,352
                                                             2010        $8.699       $9.897       707,921
-----------------------------------------------------------------------------------------------------------
INVESCO V.I. CAPITAL DEVELOPMENT FUND--SERIES I
 FORMERLY, AIM V.I. CAPITAL DEVELOPMENT FUND--SERIES I
                                                             2001       $13.539      $12.258       277,266
                                                             2002       $13.539       $9.497       252,444
                                                             2003        $9.497      $12.663       242,117
                                                             2004       $12.663      $14.408       253,641
                                                             2005       $14.408      $15.558       255,869
                                                             2006       $15.558      $17.859       220,177
                                                             2007       $17.859      $19.499       170,744
                                                             2008       $19.499      $10.175       156,807
                                                             2009       $10.175      $14.271       105,585
                                                             2010       $14.271      $16.699        91,423

44 PROSPECTUS

AIM LIFETIME PLUS II VARIABLE ANNUITY--PROSPECTUS

ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH

VARIABLE SUB-ACCOUNT*

BASIC POLICY PLUS ENHANCED DEATH AND INCOME BENEFIT COMBINATION I

RIDER (AVAILABLE WITH CONTRACTS PURCHASED BEFORE JULY 27, 2000)

MORTALITY & EXPENSE = 1.4

                                                                                                  Number of
                                                                       Accumulation Accumulation    Units
                                                          For the Year  Unit Value   Unit Value  Outstanding
                                                             Ending    at Beginning    at End      at End
Sub-Accounts                                              December 31   of Period    of Period    of Period
------------------------------------------------------------------------------------------------------------
INVESCO V.I. CORE EQUITY--SERIES I
 FORMERLY, AIM V.I. CORE EQUITY FUND--SERIES I
                                                              2001       $12.977       $9.864     1,885,723
                                                              2002        $9.864       $8.203     1,587,376
                                                              2003        $8.203      $10.054     1,471,099
                                                              2004       $10.054      $10.793     1,311,302
                                                              2005       $10.793      $11.198     1,179,994
                                                              2006       $11.198      $12.874     2,072,171
                                                              2007       $12.874      $13.710     1,710,892
                                                              2008       $13.710       $9.435     1,466,301
                                                              2009        $9.435      $11.925     1,159,539
                                                              2010       $11.925      $12.870       884,198
------------------------------------------------------------------------------------------------------------
INVESCO V.I. DIVERSIFIED INCOME FUND--SERIES I
 FORMERLY, AIM V.I. DIVERSIFIED INCOME FUND--SERIES I
                                                              2001        $9.441       $9.633       281,446
                                                              2002        $9.633       $9.708       242,789
                                                              2003        $9.708      $10.447       264,387
                                                              2004       $10.447      $10.810       240,610
                                                              2005       $10.810      $10.958       263,336
                                                              2006       $10.958      $11.279       240,601
                                                              2007       $11.279      $11.302       231,003
                                                              2008       $11.302       $9.382       193,554
                                                              2009        $9.382      $10.267       166,253
                                                              2010       $10.267      $11.130       117,914
------------------------------------------------------------------------------------------------------------
INVESCO V.I. GOVERNMENT SECURITIES FUND--SERIES I
 FORMERLY, AIM V.I. GOVERNMENT SECURITIES FUND--SERIES I
                                                              2001       $10.956      $11.484       418,516
                                                              2002       $11.484      $12.399       612,080
                                                              2003       $12.399      $12.345       395,131
                                                              2004       $12.345      $12.473       306,873
                                                              2005       $12.473      $12.491       282,669
                                                              2006       $12.491      $12.743       215,434
                                                              2007       $12.743      $13.348       195,175
                                                              2008       $13.348      $14.768       194,032
                                                              2009       $14.768      $14.546       153,129
                                                              2010       $14.546      $15.104       106,174
------------------------------------------------------------------------------------------------------------
INVESCO V.I. HIGH YIELD--SERIES I
 FORMERLY, AIM V.I. HIGH YIELD FUND--SERIES I
                                                              2001        $7.886       $7.380       324,351
                                                              2002        $7.380       $6.846       237,879
                                                              2003        $6.846       $8.635       298,143
                                                              2004        $8.635       $9.463       235,453
                                                              2005        $9.463       $9.576       190,590
                                                              2006        $9.576      $10.447       139,194
                                                              2007       $10.447      $10.418       114,677
                                                              2008       $10.418       $7.626        96,571
                                                              2009        $7.626      $11.478        80,005
                                                              2010       $11.478      $12.842        63,993

45 PROSPECTUS

AIM LIFETIME PLUS II VARIABLE ANNUITY--PROSPECTUS

ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH

VARIABLE SUB-ACCOUNT*

BASIC POLICY PLUS ENHANCED DEATH AND INCOME BENEFIT COMBINATION I

RIDER (AVAILABLE WITH CONTRACTS PURCHASED BEFORE JULY 27, 2000)

MORTALITY & EXPENSE = 1.4

                                                                                                 Number of
                                                                      Accumulation Accumulation    Units
                                                         For the Year  Unit Value   Unit Value  Outstanding
                                                            Ending    at Beginning    at End      at End
Sub-Accounts                                             December 31   of Period    of Period    of Period
-----------------------------------------------------------------------------------------------------------
INVESCO V.I. INTERNATIONAL GROWTH FUND--SERIES I
 FORMERLY, AIM V.I. INTERNATIONAL GROWTH FUND--SERIES I
                                                             2001       $10.689       $8.051      606,349
                                                             2002        $8.051       $6.688      513,715
                                                             2003        $6.688       $8.503      514,481
                                                             2004        $8.503      $10.387      494,074
                                                             2005       $10.387      $12.067      568,943
                                                             2006       $12.067      $15.245      555,339
                                                             2007       $15.245      $17.227      455,810
                                                             2008       $17.227      $10.118      386,904
                                                             2009       $10.118      $13.480      306,544
                                                             2010       $13.480      $14.987      250,558
-----------------------------------------------------------------------------------------------------------
INVESCO V.I. LARGE CAP GROWTH FUND--SERIES I
 FORMERLY, AIM V.I. LARGE CAP GROWTH FUND--SERIES I
                                                             2006       $10.000      $11.081      165,273
                                                             2007       $11.081      $12.623      139,664
                                                             2008       $12.623       $7.674      111,266
                                                             2009        $7.674       $9.524      100,613
                                                             2010        $9.524      $11.002       80,890
-----------------------------------------------------------------------------------------------------------
INVESCO V.I. MID CAP CORE EQUITY FUND--SERIES I
 FORMERLY, AIM V.I. MID CAP CORE EQUITY FUND--SERIES I
                                                             2001       $10.000      $11.355        8,009
                                                             2002       $11.355       $9.944      149,049
                                                             2003        $9.944      $12.472      194,957
                                                             2004       $12.472      $13.984      276,329
                                                             2005       $13.984      $14.826      280,970
                                                             2006       $14.826      $16.248      262,112
                                                             2007       $16.248      $17.533      197,833
                                                             2008       $17.533      $12.346      165,965
                                                             2009       $12.346      $15.836      119,257
                                                             2010       $15.836      $17.802       99,457
-----------------------------------------------------------------------------------------------------------
INVESCO V.I. MONEY MARKET FUND--SERIES I
 FORMERLY, AIM V.I. MONEY MARKET FUND--SERIES I
                                                             2001       $10.966      $11.193      426,565
                                                             2002       $11.193      $11.158      442,758
                                                             2003       $11.158      $11.055      325,682
                                                             2004       $11.055      $10.966      220,394
                                                             2005       $10.966      $11.075      177,600
                                                             2006       $11.075      $11.377      234,745
                                                             2007       $11.377      $11.715      140,819
                                                             2008       $11.715      $11.777      267,223
                                                             2009       $11.777      $11.614      211,099
                                                             2010       $11.614      $11.461      181,261

46 PROSPECTUS

AIM LIFETIME PLUS II VARIABLE ANNUITY--PROSPECTUS

ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH

VARIABLE SUB-ACCOUNT*

BASIC POLICY PLUS ENHANCED DEATH AND INCOME BENEFIT COMBINATION I

RIDER (AVAILABLE WITH CONTRACTS PURCHASED BEFORE JULY 27, 2000)

MORTALITY & EXPENSE = 1.4

                                                                                       Number of
                                                            Accumulation Accumulation    Units
                                               For the Year  Unit Value   Unit Value  Outstanding
                                                  Ending    at Beginning    at End      at End
Sub-Accounts                                   December 31   of Period    of Period    of Period
-------------------------------------------------------------------------------------------------
INVESCO V.I. TECHNOLOGY FUND--SERIES I
 FORMERLY, AIM V.I. TECHNOLOGY FUND--SERIES I
                                                   2004       $10.000      $11.087       99,713
                                                   2005       $11.087      $11.160       92,930
                                                   2006       $11.160      $12.146       87,504
                                                   2007       $12.146      $12.886       74,922
                                                   2008       $12.886       $7.045       76,321
                                                   2009        $7.045      $10.923       69,059
                                                   2010       $10.923      $13.053       55,809
-------------------------------------------------------------------------------------------------
INVESCO V.I. UTILITIES FUND--SERIES I
 FORMERLY, AIM V.I. UTILITIES FUND--SERIES I
                                                   2004       $10.000      $12.226      107,780
                                                   2005       $12.226      $14.072      131,478
                                                   2006       $14.072      $17.393      121,958
                                                   2007       $17.393      $20.670      103,445
                                                   2008       $20.670      $13.774       97,124
                                                   2009       $13.774      $15.594       81,145
                                                   2010       $15.594      $16.330       65,214

* The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.40% and an administrative expense charge of 0.10%.

47 PROSPECTUS

AIM LIFETIME PLUS II VARIABLE ANNUITY--PROSPECTUS

ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH

VARIABLE SUB-ACCOUNT*

BASIC POLICY PLUS ENHANCED DEATH AND INCOME BENEFIT COMBINATION RIDER

II (AVAILABLE WITH CONTRACTS PURCHASED ON OR AFTER JULY 27, 2000)

MORTALITY & EXPENSE = 1.5

                                                                                                 Number of
                                                                      Accumulation Accumulation    Units
                                                         For the Year  Unit Value   Unit Value  Outstanding
                                                            Ending    at Beginning    at End      at End
Sub-Accounts                                             December 31   of Period    of Period    of Period
-----------------------------------------------------------------------------------------------------------
AIM V.I. DEMOGRAPHIC TRENDS--SERIES I
                                                             2003        $3.524       $4.767      185,086
                                                             2004        $4.767       $5.078      175,774
                                                             2005        $5.078       $5.308      144,730
-----------------------------------------------------------------------------------------------------------
INVESCO V.I. BALANCED FUND--SERIES I
 FORMERLY, AIM V.I. BASIC BALANCED FUND--SERIES I
                                                             2001       $12.499      $10.894      390,625
                                                             2002       $10.894       $8.888      545,469
                                                             2003        $8.888      $10.178      496,420
                                                             2004       $10.178      $10.770      442,118
                                                             2005       $10.770      $11.160      424,593
                                                             2006       $11.160      $12.142      382,834
                                                             2007       $12.142      $12.211      307,472
                                                             2008       $12.211       $7.412      214,660
                                                             2009        $7.412       $9.763      192,840
                                                             2010        $9.763      $10.383      189,610
-----------------------------------------------------------------------------------------------------------
INVESCO V.I. BASIC VALUE FUND--SERIES I
 FORMERLY, AIM V.I. BASIC VALUE FUND--SERIES I
                                                             2001       $10.000      $11.196       21,253
                                                             2002       $11.196       $8.578      191,075
                                                             2003        $8.578      $11.280      238,751
                                                             2004       $11.280      $12.330      238,240
                                                             2005       $12.330      $12.831      254,469
                                                             2006       $12.831      $14.296      234,826
                                                             2007       $14.296      $14.285      213,774
                                                             2008       $14.285       $6.780      135,804
                                                             2009        $6.780       $9.875       91,192
                                                             2010        $9.875      $10.433       83,844
-----------------------------------------------------------------------------------------------------------
INVESCO V.I. CAPITAL APPRECIATION FUND--SERIES I
 FORMERLY, AIM V.I. CAPITAL APPRECIATION FUND--SERIES I
                                                             2001       $13.764      $10.391      240,280
                                                             2002       $10.391       $7.735      336,184
                                                             2003        $7.735       $9.860      321,586
                                                             2004        $9.860      $10.346      316,063
                                                             2005       $10.346      $11.082      293,856
                                                             2006       $11.082      $11.594      669,380
                                                             2007       $11.594      $12.779      539,761
                                                             2008       $12.779       $7.232      353,594
                                                             2009        $7.232       $8.618      314,616
                                                             2010        $8.618       $9.794      268,635

48 PROSPECTUS

AIM LIFETIME PLUS II VARIABLE ANNUITY--PROSPECTUS

ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH

VARIABLE SUB-ACCOUNT*

BASIC POLICY PLUS ENHANCED DEATH AND INCOME BENEFIT COMBINATION RIDER

II (AVAILABLE WITH CONTRACTS PURCHASED ON OR AFTER JULY 27, 2000)

MORTALITY & EXPENSE = 1.5

                                                                                                  Number of
                                                                       Accumulation Accumulation    Units
                                                          For the Year  Unit Value   Unit Value  Outstanding
                                                             Ending    at Beginning    at End      at End
Sub-Accounts                                              December 31   of Period    of Period    of Period
------------------------------------------------------------------------------------------------------------
INVESCO V.I. CAPITAL DEVELOPMENT FUND--SERIES I
 FORMERLY, AIM V.I. CAPITAL DEVELOPMENT FUND--SERIES I
                                                              2001       $13.534      $12.241       50,592
                                                              2002       $12.241       $9.474       70,690
                                                              2003        $9.474      $12.620       70,110
                                                              2004       $12.620      $14.345       73,430
                                                              2005       $14.345      $15.474       76,828
                                                              2006       $15.474      $17.745       77,294
                                                              2007       $17.745      $19.356       73,178
                                                              2008       $19.356      $10.090       45,866
                                                              2009       $10.090      $14.138       39,911
                                                              2010       $14.138      $16.526       29,286
------------------------------------------------------------------------------------------------------------
INVESCO V.I. CORE EQUITY--SERIES I
 FORMERLY, AIM V.I. CORE EQUITY FUND--SERIES I
                                                              2001       $12.972       $9.850      403,761
                                                              2002        $9.850       $8.183      521,657
                                                              2003        $8.183      $10.020      460,499
                                                              2004       $10.020      $10.746      436,060
                                                              2005       $10.746      $11.137      386,265
                                                              2006       $11.137      $12.792      636,605
                                                              2007       $12.792      $13.609      552,522
                                                              2008       $13.609       $9.356      353,103
                                                              2009        $9.356      $11.813      305,370
                                                              2010       $11.813      $12.737      260,106
------------------------------------------------------------------------------------------------------------
INVESCO V.I. DIVERSIFIED INCOME FUND--SERIES I
 FORMERLY, AIM V.I. DIVERSIFIED INCOME FUND--SERIES I
                                                              2001        $9.437       $9.620       78,566
                                                              2002        $9.620       $9.685      126,243
                                                              2003        $9.685      $10.412      117,914
                                                              2004       $10.412      $10.763      105,612
                                                              2005       $10.763      $10.899      104,295
                                                              2006       $10.899      $11.207       86,956
                                                              2007       $11.207      $11.219       83,912
                                                              2008       $11.219       $9.304       53,838
                                                              2009        $9.304      $10.171       51,685
                                                              2010       $10.171      $11.015       51,626
------------------------------------------------------------------------------------------------------------
INVESCO V.I. GOVERNMENT SECURITIES FUND--SERIES I
 FORMERLY, AIM V.I. GOVERNMENT SECURITIES FUND--SERIES I
                                                              2001       $10.952      $11.468      132,501
                                                              2002       $11.468      $12.369      316,400
                                                              2003       $12.369      $12.303      258,222
                                                              2004       $12.303      $12.418      219,643
                                                              2005       $12.418      $12.424      198,890
                                                              2006       $12.424      $12.662      168,011
                                                              2007       $12.662      $13.250      140,146
                                                              2008       $13.250      $14.644      221,935
                                                              2009       $14.644      $14.410       77,038
                                                              2010       $14.410      $14.948       59,334

49 PROSPECTUS

AIM LIFETIME PLUS II VARIABLE ANNUITY--PROSPECTUS

ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH

VARIABLE SUB-ACCOUNT*

BASIC POLICY PLUS ENHANCED DEATH AND INCOME BENEFIT COMBINATION RIDER

II (AVAILABLE WITH CONTRACTS PURCHASED ON OR AFTER JULY 27, 2000)

MORTALITY & EXPENSE = 1.5

                                                                                                 Number of
                                                                      Accumulation Accumulation    Units
                                                         For the Year  Unit Value   Unit Value  Outstanding
                                                            Ending    at Beginning    at End      at End
Sub-Accounts                                             December 31   of Period    of Period    of Period
-----------------------------------------------------------------------------------------------------------
INVESCO V.I. HIGH YIELD--SERIES I
 FORMERLY, AIM V.I. HIGH YIELD FUND--SERIES I
                                                             2001        $7.883       $7.370       79,439
                                                             2002        $7.370       $6.829      147,899
                                                             2003        $6.829       $8.606      155,233
                                                             2004        $8.606       $9.422      133,215
                                                             2005        $9.422       $9.524      108,796
                                                             2006        $9.524      $10.380       83,373
                                                             2007       $10.380      $10.342       67,932
                                                             2008       $10.342       $7.562       43,026
                                                             2009        $7.562      $11.371       42,742
                                                             2010       $11.371      $12.710       32,400
-----------------------------------------------------------------------------------------------------------
INVESCO V.I. INTERNATIONAL GROWTH FUND--SERIES I
 FORMERLY, AIM V.I. INTERNATIONAL GROWTH FUND--SERIES I
                                                             2001       $10.684       $8.040       71,881
                                                             2002        $8.040       $6.672      119,575
                                                             2003        $6.672       $8.474      129,179
                                                             2004        $8.474      $10.341      155,299
                                                             2005       $10.341      $12.003      172,420
                                                             2006       $12.003      $15.148      181,290
                                                             2007       $15.148      $17.100      180,308
                                                             2008       $17.100      $10.033       97,042
                                                             2009       $10.033      $13.353       86,531
                                                             2010       $13.353      $14.832       76,256
-----------------------------------------------------------------------------------------------------------
INVESCO V.I. LARGE CAP GROWTH FUND--SERIES I
 FORMERLY, AIM V.I. LARGE CAP GROWTH FUND--SERIES I
                                                             2006       $10.000      $11.075      259,226
                                                             2007       $11.075      $12.603      239,109
                                                             2008       $12.603       $7.654      152,922
                                                             2009        $7.654       $9.491      123,936
                                                             2010        $9.491      $10.952      107,603
-----------------------------------------------------------------------------------------------------------
INVESCO V.I. MID CAP CORE EQUITY FUND--SERIES I
 FORMERLY, AIM V.I. MID CAP CORE EQUITY FUND--SERIES I
                                                             2001       $10.000      $11.352        4,363
                                                             2002       $11.352       $9.932       66,093
                                                             2003        $9.932      $12.444       76,512
                                                             2004       $12.444      $13.939       86,991
                                                             2005       $13.939      $14.763       88,365
                                                             2006       $14.763      $16.163       85,889
                                                             2007       $16.163      $17.424       75,900
                                                             2008       $17.424      $12.257       46,432
                                                             2009       $12.257      $15.706       38,963
                                                             2010       $15.706      $17.638       32,425

50 PROSPECTUS

AIM LIFETIME PLUS II VARIABLE ANNUITY--PROSPECTUS

ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH

VARIABLE SUB-ACCOUNT*

BASIC POLICY PLUS ENHANCED DEATH AND INCOME BENEFIT COMBINATION RIDER

II (AVAILABLE WITH CONTRACTS PURCHASED ON OR AFTER JULY 27, 2000)

MORTALITY & EXPENSE = 1.5

                                                                                         Number of
                                                              Accumulation Accumulation    Units
                                                 For the Year  Unit Value   Unit Value  Outstanding
                                                    Ending    at Beginning    at End      at End
Sub-Accounts                                     December 31   of Period    of Period    of Period
---------------------------------------------------------------------------------------------------
INVESCO V.I. MONEY MARKET FUND--SERIES I
 FORMERLY, AIM V.I. MONEY MARKET FUND--SERIES I
                                                     2001       $10.962      $11.178       89,517
                                                     2002       $11.178      $11.131      194,545
                                                     2003       $11.131      $11.018       12,531
                                                     2004       $11.018      $10.918       90,282
                                                     2005       $10.918      $11.015       84,492
                                                     2006       $11.015      $11.304       99,903
                                                     2007       $11.304      $11.629      141,851
                                                     2008       $11.629      $11.679      135,380
                                                     2009       $11.679      $11.506       67,297
                                                     2010       $11.506      $11.343       80,818
---------------------------------------------------------------------------------------------------
INVESCO V.I. TECHNOLOGY FUND--SERIES I
 FORMERLY, AIM V.I. TECHNOLOGY FUND--SERIES I
                                                     2004       $10.000      $11.079       55,654
                                                     2005       $11.079      $11.142       45,313
                                                     2006       $11.142      $12.115       40,293
                                                     2007       $12.115      $12.840       33,313
                                                     2008       $12.840       $7.012       20,192
                                                     2009        $7.012      $10.862       39,055
                                                     2010       $10.862      $12.967       16,053
---------------------------------------------------------------------------------------------------
INVESCO V.I. UTILITIES FUND--SERIES I
 FORMERLY, AIM V.I. UTILITIES FUND--SERIES I
                                                     2004       $10.000      $12.217       40,488
                                                     2005       $12.217      $14.048       60,635
                                                     2006       $14.048      $17.346       45,037
                                                     2007       $17.346      $20.593       45,971
                                                     2008       $20.593      $13.709       25,791
                                                     2009       $13.709      $15.505       20,580
                                                     2010       $15.505      $16.220       16,369

* The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.50% and an administrative expense charge of 0.10%.

51 PROSPECTUS

APPENDIX B MARKET VALUE ADJUSTMENT

The Market Value Adjustment is based on the following:

I   =   the Treasury Rate for a maturity equal to the applicable Guarantee
        Period for the week preceding the establishment of the Guarantee Period.

N   =   the number of whole and partial years from the date we receive the withdrawal, transfer, or death benefit request, or from the Payout
        Start Date, to the end of the Guarantee Period.

J   =   the Treasury Rate for a maturity equal to the Guarantee Period for the week preceding the receipt of the withdrawal, transfer, death benefit, or income payment request. "Treasury Rate" means the U.S. Treasury Note
        Constant Maturity Yield as reported in Federal Reserve Board
        Statistical Release H.15.

The Market Value Adjustment factor is determined from the following formula:

.9 X (I - J) X N

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transferred, withdrawn (in excess of the Free Withdrawal Amount), paid as a death benefit, or applied to an Income Plan, from a Guarantee Period at any time other than during the 30 day period after such Guarantee Period expires.

52 PROSPECTUS

EXAMPLES OF MARKET VALUE ADJUSTMENT

Purchase Payment:             $10,000 allocated to a Guarantee Period
Guarantee Period:             5 years
Guaranteed Interest Rate:     4.50%
5 Year Treasury Rate (at the
time the Guarantee Period
was established):             4.50%
Full Surrender:               End of Contract Year 3

NOTE: These examples assume that premium taxes are not applicable.

                              EXAMPLE 1 (ASSUME DECLINING INTEREST RATES)
Step 1. Calculate Contract Value at End of
 Contract Year 3:                                  $10,000.00 X (1.04) X (1.045)/3 /= $11,411.66
Step 2. Calculate the Free Withdrawal Amount:      .15% X $10,000.00 X (1.045)/2/ = $1,638.04
Step 3. Calculate the Withdrawal Charge:           .06 X ($10,000.00 - $1,638.04) = $501.72
Step 4. Calculate the Market Value Adjustment:     I       =       4.50%
                                                   J       =       4.20%
                                                                   730 DAYS
                                                   N       =       _________  = 2
                                                                   365 DAYS
                                                   Market Value Adjustment Factor: .9 X (I - J) X N
                                                   =       .9 X (.045 - .042) X (2) = .0054
                                                   Market Value Adjustment = Market Value Adjustment Factor X Amount
                                                   Subject to Market Value Adjustment:
                                                   =       .0054 X ($11,411.66 - $1,638.04) = $52.78
Step 5. Calculate the amount received by a                 $11,411.66 - $501.72 + $52.78 = $10,962.72
    Contract Owner as a result  of full
    withdrawal at the end of Contract Year 3:

                               EXAMPLE 2: (ASSUMES RISING INTEREST RATES)
Step 1. Calculate Contract Value at End of
 Contract Year 3:                                  $10,000.00 X (1.045)/3 /= $11,411.66
Step 2. Calculate the Free Withdrawal Amount:      15% X $10,000.00 X (1.045)/2/ = $1,638.04
Step 3. Calculate the Withdrawal Charge:           .06 X ($10,000.00 - $1,638.04) = $501.72
Step 4. Calculate the Market Value Adjustment:     I       =       4.50%
                                                   J       =       4.80%
                                                                   730 DAYS
                                                   N       =       _________  = 2
                                                                   365 DAYS
                                                   Market Value Adjustment Factor: .9 X (I - J) X N
                                                   =       .9 X (.045 - .048) X (2) = -.0054
                                                   Market Value Adjustment = Market Value Adjustment Factor X Amount
                                                   Subject to Market Value Adjustment:
                                                   =       -.0054 X ($11,411.66 - $1,638.04) = -$52.78
Step 5. Calculate the amount received by a                 $11,411.66 - $501.72 - $52.78 = $10,857.16
    Contract Owner as a result  of full
    withdrawal at the end of Contract Year 3:

53 PROSPECTUS

LIF2-PRO-2

[LOGO]

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

Registration fees................ $916.80 Cost of printing and engraving... $____ Legal fees....................... $0 Accounting fees.................. $6,600 Mailing fees..................... $___

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The By-laws of Allstate Life Insurance Company ("Registrant") provide that Registrant will indemnify all of its directors, former directors, officers and former officers, to the fullest extent permitted under law, who were or are a party or are threatened to be made a party to any proceeding by reason of the fact that such persons were or are directors or officers of Registrant, against liabilities, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them. The indemnity shall not be deemed exclusive of any other rights to which directors or officers may be entitled by law or under any articles of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the indemnity shall inure to the benefit of the legal representatives of directors and officers or of their estates, whether such representatives are court appointed or otherwise designated, and to the benefit of the heirs of such directors and officers. The indemnity shall extend to and include claims for such payments arising out of any proceeding commenced or based on actions of such directors and officers taken prior to the effectiveness of this indemnity; provided that payment of such claims had not been agreed to or denied by Registrant before such date.

The directors and officers of Registrant have been provided liability insurance for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of Registrant.

ITEM 16. EXHIBITS.

 (1)(a) Form of Underwriting Agreement (Incorporated herein by reference to Post-Effective Amendment No. 1 to Form S-1 Registration Statement (File No. 033-62193) dated March 22, 1996).

(1)(b)  Assignment & Delegation of Administrative Services Agreements, Underwriting Agreements, and Selling Agreements between ALFS, Inc. and Allstate Life Insurance Company, Allstate Life Insurance Company of New York, Charter National Life Insurance Company, Intramerica Life Insurance Company, Allstate Distributors, LLC, Allstate Financial Services, LLC & Lincoln Benefit Life Company (Incorporated herein by reference to Registrant’s Current Report on Form 8-K (File No. 0-31248) dated September 1, 2011.)

 (4)(a) Form of Flexible Premium Deferred Variable Annuity Contract and Application (Incorporated herein by reference to initial Form S-1 Registration Statement (File No. 333-50873) dated April 23, 1998).

(b) Form of Contract Endorsement (reflecting Allstate Life Insurance Company as issuer) (Incorporated herein by reference to Registration Statement (File No. 333-121811) dated December 29, 2004).

 (5) Opinion and Consent of General Counsel re: Legality. Filed herewith.

 (15) Letter Re: Unaudited Interim Financial Information from Independent Registered Public Accounting Firm. Filed herewith.

(23) Consent of Independent Registered Public Accounting Firm. Filed herewith.

(24) Powers of Attorney for Robert K. Becker, David A. Bird, Anurag Chandra, Don Civgin, Matthew S. Easley,
     Mark A. Green, Judith P. Greffin, Mark R. LaNeve, Susan L. Lees, Samuel H. Pilch, John C. Pintozzi,
     Steven E. Shebik, Thomas J. Wilson, and Matthew E. Winter.  Filed herewith.

 (99) (a) Merger Agreement and Articles of Merger Between Glenbrook Life and Annuity Company and Allstate Life Insurance Company (Incorporated herein by reference to Registration Statement (File No. 333-121811) dated December 29, 2004).

(99) (b) Experts. Filed herewith.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(3) That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Northfield, State of Illinois, on the 21st day of October, 2011.

ALLSTATE LIFE INSURANCE COMPANY

 (REGISTRANT)

By: /s/ SUSAN L. LEES ------------------------------------ Susan L. Lees Director, Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 21st day of October, 2011.

*MATTHEW E. WINTER                                                                Director, President and Chief Executive Officer
------------------------------------                                                                (Principal Executive Officer)
Matthew E. Winter

*/JOHN C. PINTOZZI                                                                        Director, Senior Vice President and Chief Financial
------------------------------------                                                                Officer
John C. Pintozzi                                                                                  (Principal Financial Officer)

*/THOMAS J. WILSON                                                                   Director and Chairman of the Board
------------------------------------
Thomas J. Wilson

*/ROBERT K. BECKER                                                                     Director
------------------------------------
Robert K. Becker

*/DAVID A. BIRD                                                                            Director
------------------------------------
David A. Bird

*/ANURAG CHANDRA                                                                Director
------------------------------------
Anurag Chandra

*/DON CIVGIN                                                                                Director
------------------------------------
Don Civgin

*/MATTHEW S. EASLEY                                                              Director
------------------------------------
Matthew S. Easley

*/MARK A. GREEN                                                                        Director
------------------------------------
Mark A. Green

*/JUDITH P. GREFFIN                                                                  Director
------------------------------------
Judith P. Greffin

*/MARK R. LANEVE                                                                   Director
------------------------------------
Mark R. LaNeve

/s/SUSAN L. LEES                                                                        Director
------------------------------------
Susan L. Lees

*/SAMUEL H. PILCH                                                                Director and Controller
------------------------------------                                                                (Principal Accounting Officer)
Samuel H. Pilch

*/STEVEN E. SHEBIK                                                                Director
------------------------------------
Steven E. Shebik

*/By:  Susan L. Lees, pursuant to Power of Attorney, filed herewith.

.

EXHIBIT LIST

Exhibit No.   Description
-----------   ------------------------------------------------------------------
(5)           Opinion of General Counsel re: Legality of securities being registered.

(15)          Letter Re: Unaudited Interim Financial Information from Registered
              Public Accounting Firm.

(23)          Consent of Independent Registered Public Accounting Firm.

(24)          Powers of Attorney for Robert K. Becker, David A. Bird,
              Anurag Chandra, Don Civgin, Matthew S. Easley, Mark A. Green,
              Judith P. Greffin, Mark R. LaNeve, Susan L. Lees, Samuel H. Pilch,
              John C. Pintozzi, Steven E. Shebik, Thomas J. Wilson, and Matthew E. Winter

(99)(b)       Experts